EXECUTION VERSION SHARE PURCHASE AGREEMENT by and among TAURUS ACQUISITION INC., SELLERS (as identified herein), TAZAPAY PTE. LTD., FORTIS ADVISORS LLC, AS SELLERS’ REPRESENTATIVE, and, SOLELY FOR PURPOSES OF ARTICLE V, SECTION 8.7, ARTICLE IX, SECTION 10.3(E) AND SECTION 13.15, CIRCLE INTERNET GROUP, INC. Dated as of September 4, 2026

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS .............................................................................................................................................. 6 SECTION 1.1. Certain Definitions ............................................................................................ 6 Section 1.2. Certain Other Definitions ................................................................................ 24 ARTICLE II PURCHASE AND SALE OF THE SHARES ............................................................................................. 27 Section 2.1. Purchase and Sale of the Purchased Shares .................................................... 27 Section 2.2. Consideration. ................................................................................................. 27 Section 2.3. Purchase Price Adjustments. ........................................................................... 28 Section 2.4. Closing ............................................................................................................ 30 Section 2.5. Closing Deliveries ........................................................................................... 31 Section 2.6. Required Withholdings ................................................................................... 34 Section 2.7. Consent and Waivers of Pre-emption Rights of Sellers; Termination of Company Shareholders’ Agreement ............................................................... 34 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS ........................................................... 34 Section 3.1. Authority ......................................................................................................... 34 Section 3.2. Ownership of Shares ....................................................................................... 35 Section 3.3. Title to Shares ................................................................................................. 35 Section 3.4. Conflicts .......................................................................................................... 35 Section 3.5. Accredited Investors ........................................................................................ 35 Section 3.6. Regulation S (non-U.S. Persons) .................................................................... 35 Section 3.7. Sophistication .................................................................................................. 36 Section 3.8. Investment Intent ............................................................................................. 36 Section 3.9. No Registration; Restricted Securities; Legends ............................................. 36 Section 3.10. Access to Information ..................................................................................... 36 Section 3.11. No General Solicitation ................................................................................... 37 Section 3.12. No Reliance ..................................................................................................... 37 Section 3.13. Reliance by Purchaser ..................................................................................... 37 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY ....................................................... 37 Section 4.1. Organization .................................................................................................... 37 Section 4.2. Authorization; Enforceability .......................................................................... 38 Section 4.3. Capitalization; Title to Shares ......................................................................... 38 Section 4.4. Subsidiaries ..................................................................................................... 39 Section 4.5. Consents and Approvals; No Violations. ........................................................ 39

ii Section 4.6. Financial Statements; Accounts Receivable; Bank Accounts ......................... 40 Section 4.7. No Undisclosed Liabilities; Indebtedness ....................................................... 41 Section 4.8. Absence of Certain Changes ........................................................................... 41 Section 4.9. Real Property. .................................................................................................. 41 Section 4.10. Intellectual Property. ....................................................................................... 43 Section 4.11. Litigation ......................................................................................................... 46 Section 4.12. Company Material Contracts. ......................................................................... 47 Section 4.13. Tax Returns; Taxes ......................................................................................... 49 Section 4.14. Environmental Matters .................................................................................... 51 Section 4.15. Compliance with Laws; Licenses and Permits. ............................................... 52 Section 4.16. Employee Benefit Plans. ................................................................................. 55 Section 4.17. Employees; Labor Relationships. .................................................................... 57 Section 4.18. Privacy and Data Security. .............................................................................. 60 Section 4.19. Data Security Program .................................................................................... 61 Section 4.20. Certain Fees ..................................................................................................... 61 Section 4.21. Insurance Policies ............................................................................................ 61 Section 4.22. Title to Assets .................................................................................................. 62 Section 4.23. Affiliate Transactions ...................................................................................... 62 Section 4.24. Customers and Suppliers. ................................................................................ 62 Section 4.25. Company Constitution; Company Records ..................................................... 63 Section 4.26. Accounts .......................................................................................................... 63 Section 4.27. Absence of Released Claims ........................................................................... 63 Section 4.28. Accredited Investors ........................................................................................ 63 Section 4.29. HSR Act Reportability .................................................................................... 63 Section 4.30. No Other Representations or Warranties ........................................................ 64 ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER AND GUARANTOR ......................... 64 Section 5.1. Organization and Qualification ....................................................................... 64 Section 5.2. Authority ......................................................................................................... 64 Section 5.3. Consents and Approvals; No Violations. ........................................................ 65 Section 5.4. Broker’s Fees .................................................................................................. 65 Section 5.5. Issuance of Circle Common Stock .................................................................. 65 Section 5.6. Compliance with Laws .................................................................................... 66 Section 5.7. No Proceedings ............................................................................................... 66 Section 5.8. S-3 Eligibility .................................................................................................. 66 Section 5.9. No Other Representations or Warranties ........................................................ 66 ARTICLE VI PRE-CLOSING COVENANTS .................................................................................................................. 66

iii Section 6.1. Conduct of Business. ....................................................................................... 66 Section 6.2. Reasonable Efforts; Regulatory Approvals; Notices and Consents. ............... 71 Section 6.3. Access to Information. .................................................................................... 73 Section 6.4. Notice of Certain Events ................................................................................. 74 Section 6.5. Purchaser Notification Obligations ................................................................. 74 Section 6.6. Exclusive Dealing ........................................................................................... 75 Section 6.7. Termination of Affiliate Agreements .............................................................. 75 Section 6.8. Equity Awards. ................................................................................................ 76 Section 6.9. Company Employee Documents ..................................................................... 76 Section 6.10. Responsibility of Satisfaction of Conditions ................................................... 76 Section 6.11. RWI Policy ...................................................................................................... 76 Section 6.12. Cash Sweep. .................................................................................................... 77 Section 6.13. Remediation Matters ....................................................................................... 77 Section 6.14. Additional Remediation Matters ..................................................................... 77 ARTICLE VII POST-CLOSING COVENANTS ................................................................................................................ 78 Section 7.1. Further Assurances .......................................................................................... 78 Section 7.2. Post-Closing Confidentiality. .......................................................................... 78 Section 7.3. No Solicitation or Hiring of Employees .......................................................... 79 Section 7.4. Non-Disparagement ........................................................................................ 79 Section 7.5. Injunctive Relief .............................................................................................. 79 Section 7.6. General Release. .............................................................................................. 80 Section 7.7. Mutual Release of Covered Employees. ......................................................... 81 Section 7.8. Drag Documents; Deemed Execution of Releases. ......................................... 82 Section 7.9. Use of Names .................................................................................................. 83 Section 7.10. Incentive RSUs ................................................................................................ 83 ARTICLE VIII TAX MATTERS ......................................................................................................................................... 83 Section 8.1. Transfer Taxes ................................................................................................. 83 Section 8.2. Cooperation on Tax Matters ............................................................................ 84 Section 8.3. Tax Contests .................................................................................................... 84 Section 8.4. Tax Returns. .................................................................................................... 85 Section 8.5. Post-Closing Tax Actions ............................................................................... 86 Section 8.6. Section 338(g) Election ................................................................................... 86 Section 8.7. Tax Treatment ................................................................................................. 86 Section 8.8. Covenant in Relation to Employer Remuneration Reporting ......................... 87 Section 8.9. Conflict ............................................................................................................ 87

iv ARTICLE IX PRIVATE PLACEMENT; LEGENDS; REGISTRATION STATEMENT ............................................... 87 Section 9.1. Private Placement. ........................................................................................... 87 Section 9.2. Legends; Stop-Transfer Instructions ............................................................... 88 Section 9.3. Registration Statement and Prospectus ........................................................... 88 Section 9.4. Registration Suspension .................................................................................. 89 Section 9.5. Obligations of Purchaser and Guarantor ......................................................... 89 Section 9.6. Information ...................................................................................................... 90 Section 9.7. Registration Expenses ..................................................................................... 91 Section 9.8. Indemnification for Registration Matters ........................................................ 91 Section 9.9. Termination of Purchaser’s and Guarantor’s Obligations ............................... 92 ARTICLE X CONDITIONS TO CLOSING .................................................................................................................... 93 Section 10.1. Conditions to Obligations of Purchaser and the Sellers .................................. 93 Section 10.2. Conditions to Obligations of Purchaser .......................................................... 93 Section 10.3. Conditions to Obligation of the Sellers ........................................................... 95 ARTICLE XI SURVIVAL AND INDEMNIFICATION .................................................................................................. 95 Section 11.1. Survival of Representations and Covenants. ................................................... 95 Section 11.2. Indemnification by the Company, Sellers and Equity Award Holders. .......... 97 Section 11.3. Limitations. ..................................................................................................... 98 Section 11.4. No Contribution ............................................................................................ 100 Section 11.5. Defense of Third Party Claims. ..................................................................... 101 Section 11.6. Indemnification Claim Procedure. ................................................................ 102 Section 11.7. Indemnity Holdback and Indemnity Additional Holdback Arrangements. .. 105 Section 11.8. Exclusive Remedy ......................................................................................... 106 Section 11.9. Tax Treatment of Indemnification ................................................................ 106 ARTICLE XII TERMINATION ........................................................................................................................................ 106 Section 12.1. Termination ................................................................................................... 106 Section 12.2. Effect of Termination .................................................................................... 108 ARTICLE XIII MISCELLANEOUS .................................................................................................................................. 108 Section 13.1. Publicity ........................................................................................................ 108 Section 13.2. Amendment and Modification ...................................................................... 108 Section 13.3. Extension; Waiver ......................................................................................... 109 Section 13.4. Notices ........................................................................................................... 109 Section 13.5. Counterparts .................................................................................................. 110

v Section 13.6. Entire Agreement; Third Party Beneficiaries ................................................ 110 Section 13.7. Severability ................................................................................................... 111 Section 13.8. Governing Law .............................................................................................. 111 Section 13.9. Assignment .................................................................................................... 111 Section 13.10. Expenses ........................................................................................................ 111 Section 13.11. Arbitration; Venue. ....................................................................................... 111 Section 13.12. Construction of Agreement. .......................................................................... 113 Section 13.13. Specific Performance and Other Remedies ................................................... 114 Section 13.14. Sellers’ Representative. ................................................................................. 114 Section 13.15. Guaranty; Guarantor as Beneficiary .............................................................. 117 EXHIBITS Exhibit A: Form of Restricted Stock Agreement Exhibit B: Form of Joinder Exhibit C: Form of RWI Policy

SHARE PURCHASE AGREEMENT This SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of September 4, 2026, is made and entered into by and among Taurus Acquisition Inc., a Delaware corporation (“Purchaser”), each of the Persons identified as a Seller on the signature pages hereto (together with each such Person who signs, by itself or through a power of attorney, a Joinder (as defined below) as a Seller following the execution hereof (such Persons, the “Dragged Sellers”), collectively, the “Sellers” and, each, a “Seller”), Tazapay Pte. Ltd., a private company incorporated under the laws of Singapore (the “Company”), Fortis Advisors LLC, a Delaware limited liability company, in its capacity as Sellers’ Representative (as hereinafter defined) and, solely for purposes of Article V, Section 8.7, Article IX, Section 10.3(e) and Section 13.15, Circle Internet Group, Inc., a Delaware corporation and indirect owner of Purchaser (the “Guarantor”). RECITALS WHEREAS, the Sellers own all of the issued and outstanding Company Shares (as defined below) other than those Company Shares held by Purchaser or its Affiliates (the “Purchased Shares”); WHEREAS, subject to the terms and conditions of this Agreement, Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to Purchaser, all of the issued and outstanding Purchased Shares; WHEREAS, concurrently with or prior to the Closing, (i) each holder of Equity Awards as of immediately prior to the Closing (collectively, the “Equity Award Holders”) and (ii) each Seller who is a member of the Company’s management team or is otherwise employed by the Company or its Subsidiaries, as set forth on Schedule A (as adjusted pursuant to Section 2.5(a)(x)) (clauses (i) and (ii), collectively, “Restricted Stock Recipients”) will enter into a restricted stock agreement in substantially the form attached hereto as Exhibit A (each, a “Restricted Stock Agreement”), in each case as a material inducement to the willingness of Purchaser to consummate the Transactions; WHEREAS, concurrently with or prior to the Closing, each Dragged Seller will deliver to Purchaser a joinder in substantially the form attached hereto as Exhibit B (each, a “Joinder”), in each case as a material inducement to the willingness of Purchaser to consummate the Transactions; and WHEREAS, each of Purchaser and the Sellers desire to make certain warranties, covenants and agreements in connection with the Transactions (as hereinafter defined). NOW, THEREFORE, in consideration of the foregoing and the warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows: ARTICLE I DEFINITIONS Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the following meanings: “Acquisition Transaction” means any transaction or series of transactions involving: (a) the sale, lease, license, sublicense or disposition of all or a material portion of the Company’s or any of its Subsidiaries’ business or assets; (b) the issuance, disposition or acquisition of: (i) any Company Shares or other Equity Interests or securities of the Company or any of its Subsidiaries; (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any Company Shares or other Equity Interests

7 of the Company or any of its Subsidiaries (other than the Equity Awards); or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any Company Shares or other Equity Interests of the Company or any of its Subsidiaries (other than Equity Awards); or (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company or any of its Subsidiaries. “Adverse Disclosure” means public disclosure of material non-public information that: (a) would be required to be made in the Resale Registration Statement by Guarantor so that such registration statement, from and after its effective date and at the time of any sale thereunder, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) would not be required to be made at such time under the Securities Act, the Exchange Act, applicable stock exchange rules, or any other applicable Law but for the filing, effectiveness or continued use of such registration statement, and (c) in the good faith judgment of Guarantor, after consultation with external counsel, Guarantor has a bona fide business purpose for not disclosing publicly. “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the first-mentioned Person. For purposes of this definition, “control” (including the terms “controls,” “controlled by” and “under common control with”), when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by Contract or otherwise. For the purpose of this definition, in relation to each holder of Ordinary Shares, Series Seed Preference Shares, Series A Preferred Shares or Series B Preferred Shares, an Affiliate shall include (a) any general partner, managing member or trustee of such Person; and (b) any investment fund or special purpose vehicle now or hereafter existing that Controls, is Controlled by or is under common Control with such Person (as the case may be), or shares the same investment manager and/or the same investment advisor (such investment advisor being a corporate entity). In addition, for purposes of this definition, (i) Guarantor, Purchaser, any of their respective Subsidiaries, and any director or officer of any of the foregoing, shall not be an Affiliate of the Company, and (ii) Jeremy Allaire, in his capacity as a holder of Circle Common Stock, shall not be an Affiliate of Purchaser or Guarantor. “Affiliate Agreement” or “Affiliate Agreements” means any agreement, arrangement or understanding between the Company or any of its Subsidiaries, on the one hand, and an Affiliate, on the other hand. “AI Tool” means any artificial intelligence, machine learning, large language model, generative, or similar technology, tool, system or service (including any AI‑assisted coding, code‑generation or code‑completion tool). “Allocation Schedule” means a spreadsheet in form and substance reasonably satisfactory to Purchaser, prepared in accordance with the definitions set forth in this Agreement, of: (a) the allocable portion of the Closing Equity Purchase Price to be issued to each Seller and each Equity Award Holder in accordance with this Agreement, the Ancillary Agreements and the organization and governance documents of the Company; (b) the maximum allocable portion of the Indemnity Holdback Shares that may be transferred to each Seller and each Equity Award Holder in accordance with this Agreement, the Ancillary Agreements and the organization and governance documents of the Company, and the anticipated schedule of such transfers in accordance with each such Person’s Indemnity Holdback Release Date(s); (c) the maximum allocable portion of the Indemnity Additional Holdback Shares that may be transferred to each Seller and each Equity Award Holder in accordance with this Agreement, the Ancillary Agreements and the organization and governance documents of the Company, and the anticipated schedule of such transfers

8 in accordance with each such Person’s Indemnity Additional Holdback Release Date(s); (d) the Pro Rata Share of each Seller and each Equity Award Holder; (e) if applicable, the respective vesting schedule as set forth in such Seller or Equity Award Holder’s Restricted Stock Agreement, (f) with respect to each Seller, (i) such Seller’s address, email address and bank account details as maintained in the Company’s records, (ii) the number, series and class of the Company Shares held by such Seller, (iii) with respect to any Option, the respective exercise price per share of such Option and the number of Ordinary Shares issuable upon exercise of such Option, (iv) the respective certificate number(s) representing such Company Shares or a notation that such shares are not certificated; and (g) with respect to each Equity Award Holder, (i) such holder’s address and email address as maintained in the Company’s records, (ii) the number and type of each Equity Award granted, outstanding, vested, unvested, and cancelled in respect of such holder, (iii) whether such holder is an Employee or a Non-Employee, and (iv) any amount required to be withheld in accordance with Section 2.6. For the avoidance of doubt, the allocable portion of the Closing Equity Purchase Price, the Indemnity Holdback Shares and the Indemnity Additional Holdback Shares payable to any Equity Award Holder on account of an Option shall be calculated taking into account the applicable exercise price of such Option. “AML/CTF Act” has the meaning set forth within the definition of Australian Regulatory Filings. “Ancillary Agreement” means the Seller Deliverables and any other agreement, document, certificate or instrument entered into or delivered in connection with this Agreement or in connection with the Transactions. “Anti-Money Laundering Laws” means all Laws applicable to the Company or its Subsidiaries that relate to financial reporting or recordkeeping in connection with anti-money laundering and countering terrorist financing, including, if applicable to the business of the Company or its Subsidiaries, the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, any other Laws implementing the “Forty Recommendations” published by the Financial Action Task Force on Money Laundering, and any implementing regulations or rules promulgated under any such Laws, including those issued by the United States Department of the Treasury’s Financial Crimes Enforcement Network or any other Governmental Entity with jurisdiction over the Company or its Subsidiaries, and any prohibitions on attempting to conceal, disguise the identity of, or transact in, illegally obtained proceeds, or otherwise launder money, including, if applicable, 18 U.S.C. §§ 1956-1957. “Antitrust Law” means any Law applicable to the business of the Company or its Subsidiaries that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition. “Base Purchase Price” means $400,000,000. “Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and each other benefit or compensation plan, program, policy, practice, agreement, or arrangement, whether written or unwritten, including any plan, program, policy, practice, agreement, or arrangement providing: (i) bonus, incentive, commission, fee, director compensation, stock option, stock purchase, stock appreciation right, equity interest or “phantom equity” interest in the Company or its Subsidiaries, incentive compensation, deferred compensation, vacation entitlement, holiday, sick leave, personal leave, employment, consultant, change-in-control, retention, severance, unemployment compensation or other similar compensation or benefits; (ii) retirement, profit-sharing, supplementary retirement, excess benefit, savings, or similar benefits; or (iii) life insurance, accident insurance, workers’ compensation, health, welfare, cafeteria, disability, travel, hospitalization, medical, dental, dependent care, long-term nursing care, legal, counseling, eye care, fringe benefits, tuition benefits, employee assistance or other similar benefits, in each case that is sponsored, maintained, administered or contributed to by the

9 Company or any of its Subsidiaries (or in respect of which the Company or any of its Subsidiaries are required to contribute) in respect of any current or former employees, officers, directors or individual independent contractors of the Company or its Subsidiaries (or any of their beneficiaries) or for which the Company or any of its Subsidiaries have or are reasonably expected to have any liability. “Business Day” means any day other than Saturday, Sunday or any other day on which banks in New York City, New York or Singapore are required or permitted to be closed. “Canadian Securities Regulator” means any securities regulatory authority in each of the provinces and territories of Canada, including the Alberta Securities Commission, the British Columbia Securities Commission and the Ontario Securities Commission. “Change of Control Payments” means any amounts (including severance, termination, “golden parachute,” Tax gross-up, transaction bonus, retention bonus or other similar payments) which are created, accelerated, accrued or which become payable by the Company or any of its Subsidiaries and which are owing to any current or former employees, officers, directors, consultants, independent contractors or equity holders of the Company or any of its Subsidiaries, including pursuant to employment agreements, Contracts, Benefit Plans or other arrangements, including the Company’s or the applicable Subsidiary’s share of Taxes payable with respect to all such amounts as well as any employer contributions to retirement plans payable by the Company or any of its Subsidiaries with respect to all such amounts, in each case, as a result of, based upon, or in connection with, the execution and delivery of this Agreement or any Ancillary Agreement or the consummation of the Transactions (either alone or in connection with any other event, whether contingent or otherwise). “Circle Common Stock” means the Class A common stock, par value $0.0001 per share, of Circle Internet Group, Inc., a Delaware corporation. “Circle SEC Documents” means registration statements, proxy statements, certifications and other statements, reports, schedules, forms and other documents filed by Guarantor with the SEC. “Closing Company Cash Adjustment” means, subject to adjustment in accordance with Section 2.3, (a) if the Company Cash as of immediately prior to the Closing is less than the Lower Ceiling Amount, an amount of cash equal to (i) the Lower Ceiling Amount minus (ii) such amount of Company Cash (“Downward Closing Company Cash Adjustment”) or (b) if the Company Cash as of immediately prior to the Closing exceeds the Upper Ceiling Amount, an amount of cash equal to (i) such amount of Company Cash minus (ii) the Upper Ceiling Amount (“Upward Closing Company Cash Adjustment”). “Closing Equity Purchase Price” means a number of shares of Circle Common Stock equal to (a) the Estimated Closing Purchase Price divided by (b) the Closing Stock Price, rounded down to the nearest whole share. “Closing Stock Price” means the volume-weighted average closing price per share of Circle Common Stock as reported on the New York Stock Exchange (NYSE) for the 20 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Closing Date. “COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, or similar state or local Law. “Code” means the Internal Revenue Code of 1986, as amended. “Company Board” means the board of directors of the Company.

10 “Company Cash” means, without duplication, all cash and cash equivalents of the Company and its Subsidiaries (including marketable securities and short-term investments), in each case determined in accordance with GAAP. Company Cash (a) shall be calculated net of issued but uncleared checks, wires and drafts, (b) shall include (i) checks, in-process cash settlements, other wire transfers and drafts deposited for the account of the Company or any of its Subsidiaries; (ii) the Company and its Subsidiaries’ regulatory capital whether in the Group’s bank account or Governmental Entities’ bank account; and (iii) reserves and deposits with vendors and payments partners and (c) shall exclude safeguarded client money, settlement balances and funds held for merchants and/or customers of the Company and any of its Subsidiaries. In connection with the calculation of the Purchase Price, the Estimated Purchase Price, and the definitions used therein, any Company Cash that is held in a currency other than U.S. dollars shall be converted to U.S. dollars based on the Then-Applicable FX Rate as of the Closing. “Company Constitution” means that certain Amended and Restated Constitution of the Company, adopted on March 26, 2026. “Company Data” means all data and information (including Personal Information) Processed by or for the Company. “Company Shareholders’ Agreement” means that certain Amended & Restated Shareholders’ Agreement of the Company, dated as of March 18, 2026, between the Company and the Persons listed therein. “Company Software” means all software and programs owned or used by the Company and its Subsidiaries in connection with the conduct of its business, including all such computer software, electronic delivery platforms and databases operated by the Company and its Subsidiaries on or for its websites or used by the Company in connection with processing customer orders, storing customer information, or storing or archiving data. “Company Transaction Expenses” means all fees, costs, expenses and other similar obligations of, or amounts incurred or payable by or on behalf of the Company or any of its Subsidiaries that have not been paid in full prior to the Closing, in each case in connection with the preparation, negotiation, execution or performance of this Agreement, the Ancillary Agreements or the consummation of the Transactions, or in connection with or in anticipation of any alternative transactions considered by the Company to the extent such costs, fees and expenses are payable or reimbursable by the Company or any of its Subsidiaries, including the following: (a) the fees and disbursements of, or other similar amounts charged by, counsel retained by the Company or any of its Subsidiaries or retained by the Sellers and payable by the Company; (b) the fees and expenses of, or other similar amounts charged by, any accountants, agents, financial advisors, consultants and experts retained by the Company or any of its Subsidiaries or retained by the Sellers and payable by the Company; (c) any investment banking, brokerage or finder’s fees, commissions and related expenses; (d) all Change of Control Payments; (e) the costs, fees and expenses of the Sellers’ Representative; (f) the costs, fees and expenses of the D&O Tail Policy; (g) the Sellers’ share of the Shared RWI Policy Costs as set forth in Section 6.11; and (h) the other out-of-pocket expenses, if any, of the Company and any of its Subsidiaries; provided that Company Transaction Expenses shall exclude any Permitted Remediation Costs. “Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement, dated as of April 17, 2026 and its associated addendum dated June 11, 2026, in each case, between Purchaser and the Company. “Consent” means any approval, consent, ratification, permission, waiver, Order, Permit or authorization.

11 “Contract” means any written or oral contract, lease, license, deed, mortgage, indenture, accepted sales order, accepted purchase order, note or other legally binding agreement, instrument, arrangement, promise, obligation, understanding, undertaking or commitment, whether express or implied. “Control” (including its correlative meanings “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by Contract or otherwise). “Customer Funds” means all client, customer or merchant money, settlement balances and other funds held by the Company or any of its Subsidiaries for the account of, or on behalf of, customers, merchants or other third parties (including reserves and deposits with payment processors), being the same categories of amounts excluded from the definition of “Company Cash.” “Damages” includes any actual, direct loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees and accounting fees), charge, cost or expense of any nature; provided, however, that Damages shall not include any lost business opportunity, indirect, special, exemplary or punitive damages, except in the case of Fraud. “Data Security Requirements” means any law, statute, subordinate legislation, regulation, order, mandatory guidance, code of practice, contractual obligations, judgment of a relevant court of law, or directives or requirements of any regulatory body which relates to the protection or safeguarding of Company Data, Business Systems, and individuals with regard to the processing of Personal Information or cybersecurity to which the Company is subject. “Designated Employees” means the individuals identified on Schedule 1.1(a), as may be updated from time to time subject to Purchaser’s approval. “Drag Along” means the right of the Drag Shareholders (as defined in, and exercisable pursuant to, Regulation 22(A) of the Company Constitution and the corresponding provisions of the Company Shareholders’ Agreement) to require the conducting of a Drag Event (as defined in the Company Shareholders’ Agreement) in accordance with the Company Constitution and the Company Shareholders’ Agreement. “Drag Along Notice” has the meaning set forth in the Company Shareholders’ Agreement. “EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System. “Effect” has the meaning set forth within the definition of Material Adverse Effect. “Electronic Data Room” means the virtual data room hosted by Box for Project Taurus on behalf of the Company in connection with the Transactions. “Employee” means a Person that is employed by the Company or any of its Subsidiaries immediately prior to the Closing. “Environment” means the indoor and outdoor environment and all media, including ambient air, surface water, groundwater, land surface or subsurface strata, and natural resources. “Environmental Law” means any Law or other legal requirement pertaining to pollution, protection of health, safety or the Environment or exposure of Persons to Hazardous Materials.

12 “Equity Awards” means the equity awards granted under any Stock Incentive Plan or any other equity incentive plan of the Company. “Equity Interests” means (a) capital stock, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and/or losses of, or distribution of assets of, the issuing entity, (b) subscriptions, calls, warrants, options or commitments of any kind or character entitling any Person to acquire, any equity interests referred to in subsection (a) above, and (c) securities convertible into or exercisable or exchangeable for equity interests referred to in subsection (a) above. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” means any trade or business (whether or not incorporated) which together with the Company or any of its Subsidiaries would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA. “Estimated Closing Purchase Price” means an amount in cash equal to (i) the Estimated Purchase Price minus (ii) the Indemnity Holdback Amount minus (iii) the Indemnity Additional Holdback Amount. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Final Tranche Shares” with respect to each Equity Award Holder, means the final vested shares as set forth in his or her Restricted Stock Agreement. “FINRA” means the Financial Industry Regulatory Authority, Inc. “Foreign Direct Investment Law” means any Law applicable to the business of the Company or its Subsidiaries that is designed or intended to screen, prohibit, restrict or regulate investments on public order or national security grounds. “Fraud” means, with respect to any party to this Agreement, the actual and intentional misrepresentation with respect to the making of representations and warranties in this Agreement or any of the Ancillary Agreements. “Fraud” will be found to exist if a representation or warranty in Article III or IV or any of the Ancillary Agreements is found to constitute a false statement or omission regarding a material fact (a) made by such Person with knowledge of its falsity or reckless indifference to its veracity, (b) intended to induce a Person to act or refrain from acting and (c) such Person claiming Fraud reasonably relied on the representation or warranty made and (d) suffered Damages as a result thereof, and specifically excluding constructive fraud, equitable fraud, statutory fraud or unfair dealings fraud. The Person claiming Fraud hereunder has the burden of proving Fraud. A claim for Fraud may only be made against the party committing such Fraud. “Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Authority), Section 3.2 (Ownership of Shares), Section 3.3 (Title to Shares), Section 4.1 (Organization), Section 4.2 (Authorization; Enforceability), Section 4.3 (Capitalization; Title to Shares), Section 4.4 (Subsidiaries), Section 4.13 (Tax Returns; Taxes), and Section 4.20 (Certain Fees). “GAAP” means generally accepted accounting principles in the United States as in effect from time to time and applied consistently throughout the periods involved.

13 “Governmental Entity” means any federal, national, provincial, state, municipal, local or foreign court or tribunal, administrative, tax or regulatory body, agency or commission, or any other governmental authority or instrumentality. “Hazardous Material” means any substance, material, chemical, odor, heat, sound, vibration, radiation, or waste, or any combination of any of them that is regulated or defined by, or with respect to which liability or standards of conduct are imposed under, any Environmental Law, including any material, substance or waste which is defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “contaminant,” “pollutant,” “toxic waste,” or “toxic substance” under any provision of applicable Environmental Law, and including petroleum, petroleum products and byproducts, asbestos, presumed asbestos-containing-material or asbestos- containing-material, toxic molds, mycotoxins, urea formaldehyde, radioactive materials and polychlorinated biphenyls. “Holder” means any holder of Registrable Shares. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. “Indebtedness” means, as of any time and without duplication under any calculation or adjustment under this Agreement, the following obligations of the Company or any of its Subsidiaries (whether or not then due and payable): (a) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) for the repayment of money borrowed; (b) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) evidenced by notes, bonds, debentures or similar instruments (whether or not convertible); (c) all obligations to pay the deferred purchase price of property, assets or services purchased (including purchase price adjustments, “holdback” or similar payments, and the maximum amount of any potential earn-out payments); (d) all obligations to pay rent or other payment amounts under a lease which currently is classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP or conditional sales Contracts or similar title retention instruments; (e) all reimbursement, payment or similar obligations, contingent or otherwise, under any letter of credit or letter of guaranty, bankers’ acceptance or similar instrument issued or created for the account of the Company or any of its Subsidiaries; (f) all obligations to pay any amounts to a third party under any Contract pursuant to which the Company or any of its Subsidiaries sold any of its businesses, assets, or properties outside the Ordinary Course, (g) all obligations secured by any lien, pledge, encumbrance, or other security interest (other than applicable Permitted Liens); (h) all guaranties, sureties, assumptions and other contingent obligations in respect of, or to purchase or to otherwise acquire, Indebtedness or indebtedness of others; (i) all obligations under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks; (j) the Tax Liability Amount; (k) any accrued or incurred but unpaid severance obligations (including severance payable to an employee who has received or provided notice of his or her termination of employment on or prior to the Closing), commissions, bonuses, incentive, or deferred compensation, and any unfunded or underfunded liabilities with respect to any accrued, incurred or earned benefits under any Benefit Plans providing retirement benefits or post-termination welfare benefits, including the Company’s or the applicable Subsidiary’s share of Taxes payable with respect to all such amounts as well as any employer contributions to retirement plans payable by the Company or any of its Subsidiaries with respect to all such amounts; (l) all outstanding or accrued obligations, whether interest- bearing or otherwise, owed to any Seller and/or any Affiliate of any such Seller as a result of such Seller’s share ownership (excluding any amounts declared and actually paid prior to the Closing in connection with a Cash Sweep Distribution, if any), other than obligations arising under this Agreement or the Ancillary Agreements; and (m) all obligations in respect of premiums, penalties, “make whole amounts,” breakage

14 costs, change of control payments, costs, expenses and other payment obligations owing in respect of the items described in the foregoing clauses (a) through (l). Notwithstanding anything to the contrary herein, Indebtedness shall not include (i) any item included in the calculation of Company Transaction Expenses or Company Cash, (ii) any contingent liability that is not accrued on the Company’s balance sheet in accordance with GAAP if it is not otherwise payable in connection with the Transactions, (iii) operating lease liabilities, deferred revenue, customer deposits or trade payables, or (iv) any liability arising solely as a result of actions taken by Purchaser or its Affiliates following Closing. “Indemnitees” means Purchaser and its Affiliates (including the Company and its Subsidiaries following the Closing) and its and their respective successors and assigns; provided, however, that the Sellers and Equity Award Holders shall not be deemed to be Indemnitees. “Indemnity Additional Holdback Amount” means an amount in cash equal to (i) the Estimated Purchase Price multiplied by (ii) three percent. “Indemnity Additional Holdback Cancelation VWAP” means, with respect to any cancellation or transfer of Indemnity Additional Holdback Shares in satisfaction of an indemnification claim pursuant to Section 11.6, the volume-weighted average closing price per share of Circle Common Stock as reported on the New York Stock Exchange (NYSE) for the 20 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the applicable date on which either (a) such Notice of Claim was received (for purposes of any Pending Indemnity Additional Holdback Claims) or (b) such cancellation or transfer occurs. “Indemnity Additional Holdback Release Dates” means, in each case subject to Section 11.7: (a) the date that is 12 months after the Closing Date (“First Indemnity Additional Holdback Release Date”), on which such number of Indemnity Additional Holdback Shares of an aggregate value (valued at the volume-weighted average closing price per share of Circle Common Stock as reported on the New York Stock Exchange (NYSE) for the 20 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the First Indemnity Additional Holdback Release Date) equal to one-quarter of the Indemnity Additional Holdback Amount shall be released; (b) the date that is 24 months after the Closing Date (“Second Indemnity Additional Holdback Release Date”), on which such number of Indemnity Additional Holdback Shares of an aggregate value (valued at the volume-weighted average closing price per share of Circle Common Stock as reported on the New York Stock Exchange (NYSE) for the 20 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Second Indemnity Additional Holdback Release Date) equal to one-quarter of the Indemnity Additional Holdback Amount shall be released; (c) the date that is 36 months after the Closing Date (“Third Indemnity Additional Holdback Release Date”), on which such number of Indemnity Additional Holdback Shares of an aggregate value (valued at the volume-weighted average closing price per share of Circle Common Stock as reported on the New York Stock Exchange (NYSE) for the 20 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Third Indemnity Additional Holdback Release Date) equal to one-quarter of the Indemnity Additional Holdback Amount shall be released; and (d) the date that is 48 months after the Closing Date (“Final Indemnity Additional Holdback Release Date”), on which any remaining Indemnity Additional Holdback Shares shall be released. “Indemnity Additional Holdback Reserve” means the reserve established by the Transfer Agent on or prior to Closing to hold the Indemnity Additional Holdback Shares. “Indemnity Additional Holdback Shares” means a number of shares of Circle Common Stock equal to (i) the Indemnity Additional Holdback Amount divided by (ii) the Closing Stock Price, rounded to the nearest whole share, as adjusted pursuant to Section 11.6 and Section 11.7; provided, that with respect to

15 the Restricted Stock Recipients, the portion and details of the Indemnity Additional Holdback Shares that shall be held back shall be set forth in such Restricted Stock Recipient’s Restricted Stock Agreement. “Indemnity Holdback Amount” means an amount in cash equal to (i) the Estimated Purchase Price multiplied by (ii) five percent. “Indemnity Holdback Cancelation VWAP” means, with respect to any cancellation or transfer of Indemnity Holdback Shares either in connection with the Purchase Price adjustment contemplated in Section 2.3 or in satisfaction of an indemnification claim pursuant to Section 11.6, (a) in the case of the Purchase Price adjustment and/or an indemnification claim for which the Notice of Claim is issued prior to the First Indemnity Holdback Release Date, the Closing Stock Price, and (b) in the case of an indemnification claim for which the Notice of Claim is issued after the First Indemnity Holdback Release Date, the volume-weighted average closing price per share of Circle Common Stock as reported on the New York Stock Exchange (NYSE) for the 20 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the applicable date on which either (i) such Notice of Claim was received (for purposes of any Pending Indemnity Holdback Claims) or (ii) such cancellation or transfer occurs. “Indemnity Holdback Release Dates” means, in each case subject to Section 11.7: (i) the date that is six months after the Closing Date (“First Indemnity Holdback Release Date”), on which such number of Indemnity Holdback Shares of an aggregate value (valued at the volume-weighted average closing price per share of Circle Common Stock as reported on the New York Stock Exchange (NYSE) for the 20 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the First Indemnity Holdback Release Date) equal to one-third of the Indemnity Holdback Amount shall be released; (ii) the date that is 12 months after the Closing Date (“Second Indemnity Holdback Release Date”), on which such number of Indemnity Holdback Shares of an aggregate value (valued at the volume-weighted average closing price per share of Circle Common Stock as reported on the New York Stock Exchange (NYSE) for the 20 consecutive Trading Days ending on (and including) the Trading Day immediately preceding the Second Indemnity Holdback Release Date) equal to one-third of the Indemnity Holdback Amount shall be released; and (iii) the date that is 18 months after the Closing Date (“Final Indemnity Holdback Release Date”), on which any remaining Indemnity Holdback Shares shall be released. “Indemnity Holdback Reserve” means the reserve established by the Transfer Agent on or prior to Closing to hold the Indemnity Holdback Shares. “Indemnity Holdback Shares” means a number of shares of Circle Common Stock equal to (i) the Indemnity Holdback Amount divided by (ii) the Closing Stock Price, rounded to the nearest whole share, as adjusted pursuant to Section 2.3, Section 11.6 and Section 11.7; provided, that with respect to the Restricted Stock Recipients, the portion of the Indemnity Holdback Shares that shall be held back from such Restricted Stock Recipient’s Estimated Closing Purchase Price and from its Final Tranche Shares shall be set forth in such Restricted Stock Recipient’s Restricted Stock Agreement. “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) patents and patent applications, including reissues, divisionals, continuations, continuations-in-part, extensions and reexaminations thereof; (b) works of authorship and copyrights, and registrations and applications for registration thereof; (c) trademarks, service marks, trade dress, logos, trade names and other source identifiers, and registrations and applications for registration thereof (“Trademarks”); (d) trade secrets, business, technical and know-how information, including inventions, whether patentable or unpatentable, and confidential information; (e) rights of publicity and privacy; (f) computer software and firmware, including source code, object code, files, documentation and other materials related thereto; (g)

16 proprietary databases and data compilations; (h) domain names and registrations and applications for registration thereof; and (i) any other intellectual property. “International Plan” means a Benefit Plan that is not a Singapore Plan. “Knowledge of the Company” means the actual knowledge of the individuals set forth on Schedule 1.1(b) after reasonable inquiry with, and of, the Persons that are their respective direct reports or having primary responsibility for such matters. “Law” means any Federal, national, state, local, foreign, international or multinational law (including common law), statute, code, ordinance, treaty, constitution, rule, regulation, Order, charge, notice, guidelines or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (including under the authority of NYSE or FINRA). “Lien” means any lien, pledge, mortgage, deed of trust, encumbrance, claim or security interest, hypothecation, deposit, equitable interest, option, charge, judgment, attachment, right of way, encroachment, easement, servitude, restriction on transfer, restriction on voting, preferential arrangement or preemptive right, right of first refusal or negotiation or restriction of any kind. “Lower Ceiling Amount” means $21,500,000 less the aggregate amount of Permitted Remediation Costs paid on or prior to the Closing. “Material Adverse Effect” means the occurrence of any of the following: (a) any change, effect, event, occurrence, development, matter, state of facts, series of events, or circumstance (any such item, an “Effect”) that, individually or in the aggregate with all other Effects, has had or would reasonably be expected to have or result in a material adverse effect on: (i) the results of operations or the condition (financial or otherwise) of the business, assets, properties, liabilities or cash flows of the Company and its Subsidiaries, taken as a whole, or (ii) the Company’s, the Company’s Subsidiaries’ or Sellers’ ability to perform their obligations under this Agreement or to timely consummate the Transactions; (b) the permanent revocation or suspension of any Material License by a Governmental Entity with immediate effect or the interim suspension of a Material License for a period of over 45 consecutive days; (c) the modification or proposed modification of any term and condition in a Material License by a Governmental Entity which materially and adversely impacts the Company and its Subsidiaries’ (taken as a whole) ability to continue operating its business in the relevant jurisdiction in the Ordinary Course; (d) the receipt by the Company or any of its Subsidiaries of written notice from any Governmental Entity that such Governmental Entity responsible for the laws stated in this sub-clause (d) has commenced, or intends to commence, an enforcement action or disciplinary proceeding against the Company, its Subsidiaries and/or their respective directors and/or senior officers (in each case, relating to actions taken by such individuals for and behalf of the relevant entity) relating to any violation of any applicable anti-corruption, or anti-bribery Laws or Anti- Money Laundering Laws, Trade Control Laws and/or data privacy Laws, in each case where the matters set forth therein, if determined adversely to the recipient, would reasonably be expected to result in the revocation, suspension or material adverse modification of a Material License; provided that no routine or periodic examination, inspection, audit, review or request for information conducted by a Governmental Entity in the ordinary course shall constitute such a notice; (e) a reduction of 40% or more of the average monthly revenue of the Company and its Subsidiaries (taken as a whole) for any consecutive rolling six calendar month period as compared to the average monthly revenue of the Company and its Subsidiaries (taken as a whole) for the corresponding six calendar month period occurring twelve months prior; provided, however, that in the case of clause (a)(i) only, any Effect attributable to any of the following (either alone or in combination) shall not be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect: (i) (1) United States or global (or any region

17 or jurisdiction thereof) (A) economic, credit, financial or securities market conditions, including prevailing interest rates or currency rates or (B) regulatory or political conditions, or (2) acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war), man-made disasters, natural disasters (including hurricanes) or acts of god; (ii) factors, conditions, trends or other circumstances generally affecting the industries in which the Company and its Subsidiaries operate; (iii) any change in Law, GAAP, SFRS, regulatory accounting requirements or interpretations thereof that apply to the Company and its Subsidiaries, (iv) any epidemic, pandemic or disease outbreak or any worsening of the foregoing or (v) any actions required to be taken (or not taken) under this Agreement; except, in the case of sub-clauses (i), (ii), (iii), and (iv), to the extent that such Effect has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to the adverse impact such Effect has on other Persons operating in the industries in which the Company and its Subsidiaries operate, (vi) the announcement, execution, or pendency of this Agreement or the transactions contemplated hereby, including any loss of, or adverse change in the relationship with, any Governmental Entities, customers, suppliers, employees, or other commercial or contractual counterparties to the extent resulting therefrom; (vii) any failure by the Company or any of its Subsidiaries to meet any internal or external projections, forecasts, budgets, or estimates of revenue, earnings, or other financial or operating metrics for any period, provided that the underlying cause of such failure may be taken into account in determining whether a Material Adverse Effect has occurred, unless otherwise excluded pursuant to this definition; or (viii) any action taken or omitted to be taken by the Company or any of its Subsidiaries at the request or with the prior consent of Purchaser or its Representatives or where Purchaser’s consent is required under this Agreement or any Ancillary Agreements but is not provided thereunder, including under Section 6.1. “Material License” means the licenses set forth on Schedule 1.1(c). “Money Transmitter Application” means each application that the Company or any of its Subsidiaries has pending as of the date hereof (or that is filed after the date hereof) for any Money Transmitter License. “Money Transmitter License” means any license or similar authorization of a Governmental Entity required under any Money Transmitter Requirement to conduct the business of the Company or its Subsidiaries as currently conducted. “Money Transmitter Requirement Consents” means the Consents of any Governmental Entities required to be obtained or made under any applicable Money Transmitter Requirements with respect to the Money Transmitter Licenses of the Company or any of its Subsidiaries. “Money Transmitter Requirements” means any and all Laws applicable to the Company and its Subsidiaries insofar as they conduct (a) the business of transmitting or remitting money or items of monetary value, (b) issuing or selling payment instruments/accounts, (c) issuing or selling stored value, (d) the custody, transfer, or exchange of money or monetary value, (e) the dealing in, custody, transfer, or exchange of virtual currency or digital assets, (f) merchant acquisition service, or (g) any similar payment or money services, including those under money transmitter and money services Laws or virtual currency/digital asset business activity licensing Laws, to the extent applicable to such activities of the Company or its Subsidiaries. “Non-Employee” means a Person that is not employed by the Company or any of its Subsidiaries immediately prior to the Closing. “NYSE” means The New York Stock Exchange.

18 “Option” means any Equity Award that is an option to purchase Ordinary Shares. “Order” means any order, writ, injunction, stipulation, judgment, ruling, assessment, arbitration award, plan or decree. “Ordinary Course” means the ordinary course of business and practice of the Company and its Subsidiaries consistent with their past practice for the 12 month period prior to the date of this Agreement. “Owned Intellectual Property” means all Intellectual Property in which the Company or any of its Subsidiaries has (or purports to have) an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise). “Permits” means all authorizations, licenses, variances, exemptions, orders, permits and approvals granted by or obtained from any Governmental Entity. “Permitted Liens” means (a) Liens for Taxes or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (b) mechanics’, carriers’, workers’, repairers’, and similar Liens arising or incurred in the Ordinary Course and related to amounts that are not yet delinquent, provided an adequate reserve, determined in accordance with GAAP, has been established therefor on the Company’s Financial Statements; (c) pledges or deposits made in the Ordinary Course to secure obligations under workers’ compensation, unemployment insurance, social security or similar programs mandated by applicable legislation; (d) with respect to real property only, zoning restrictions, building codes and other land use Laws regulating the use or occupancy of property which are not material in amount or do not, individually or in the aggregate, materially detract from the value of or materially impair the existing use of the property affected by such Law (to the extent there are no violations of the same); and (e) transfer restrictions of general applicability under applicable federal and state securities Laws. “Permitted Remediation Costs” means the reasonable and documented out-of-pocket fees, costs and expenses payable to third parties and incurred by the Company or any of its Subsidiaries in connection with the Schedule 6.13 Remediation Covenants, in each case in accordance with Section 6.13 and Schedule 6.13, and in an aggregate amount not to exceed $150,000. “Person” shall be construed as broadly as possible and shall include an individual or natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, any other business entity and any Governmental Entity. “Personal Information” has the same meaning as the term “personal data,” “personal information,” “protected health information” or the equivalent under applicable Data Security Requirement, including an individual’s health related information and any other specific and unique information relating to an identified or identifiable natural person. “Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending on (and including) the Closing Date. “Privacy Policies” means all published, posted, and internal agreements and policies relating to the Company’s or its Subsidiaries’ Processing of Personal Information. “Pro Rata Share” means, with respect to each Seller and Equity Award Holder, their ‘Pro Rata Share’ set forth on the Allocation Schedule.

19 “Proceeding” means any action, charge, claim, complaint, demand, grievance, arbitration, audit, assessment, hearing, investigation, inquiry, legal proceeding, administrative enforcement proceeding, litigation, suit or other proceeding (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced or brought by any Person, or conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel. “Process” or “Processing” means, with respect to data, the access, use, collection, creation, treatment, processing, storage, hosting, recording, organization, adaption, alteration, transfer, retrieval, transmittal, consultation, disclosure, disposal, dissemination or other activity regarding data, including Personal Information. “Public Official” means (a) any officer, employee or representative of any Governmental Entity; (b) any officer, employee or representative of any commercial enterprise that is owned or Controlled by a Governmental Entity; (c) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; (d) any Person acting in an official capacity for any Governmental Entity, enterprise, or organization identified above; and (e) any political party, party official or candidate for political office. “Public Software” means any Software that is licensed or distributed as free software, open source software, or similar “copyleft” licensing or distribution models that require, restrict, limit or otherwise condition the right and ability to use, license or distribute any such Software. “Purchase Price” means, subject to adjustment in accordance with Section 2.3, the Base Purchase Price, minus (i) the amount of any Indebtedness that remains unpaid as of immediately prior to the Closing, minus (ii) the amount of any Company Transaction Expenses, minus (iii) the amount of the Downward Closing Company Cash Adjustment (if applicable), plus (iv) the amount of the Upward Closing Company Cash Adjustment (if applicable), in each case, without duplication thereof. “Purchaser Board Consent” means the written consent of the board of directors of Purchaser (or an authorized committee thereof), approving: (a) the execution, delivery and performance of this Agreement and each Ancillary Agreement to which Purchaser is or will be a party; (b) the consummation of the Transactions, including the purchase and acquisition of the Purchased Shares; and (c) the issuance of the Circle Common Stock as Aggregate Consideration pursuant to this Agreement, in each case, in form and substance reasonably satisfactory to the Company. “Purchaser Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects, has had or would reasonably be expected to have or result in a material adverse effect on the results of operations or the condition (financial or otherwise) of the business, assets, properties, liabilities or cash flows of the Guarantor and its Subsidiaries, taken as a whole; provided, however, that any Effect attributable to any of the following (either alone or in combination) shall not be taken into account in determining whether there has been, or would reasonably be expected to be, a Purchaser Material Adverse Effect: (i) (1) United States or global (or any region or jurisdiction thereof) (A) economic, credit, financial or securities market conditions, including prevailing interest rates or currency rates or (B) regulatory or political conditions, or (2) acts of terrorism or sabotage, the outbreak, escalation or worsening of hostilities (whether or not pursuant to the declaration of a national emergency or war), man-made disasters, natural disasters (including hurricanes) or acts of god; (ii) factors, conditions, trends or other circumstances generally affecting the industries in which the Guarantor and its Subsidiaries operate; (iii) any change in Law, GAAP, regulatory accounting requirements or interpretations thereof that apply to the Guarantor and its Subsidiaries; (iv) any epidemic, pandemic or disease outbreak or any worsening of the foregoing; (v) any actions required to be taken (or not taken) under this Agreement; or (vi) fluctuations in the trading price

20 of Circle Common Stock; except, in the case of sub-clauses (i), (ii), (iii) and (iv), to the extent that such Effect has a disproportionate adverse effect on Guarantor as compared to the adverse impact such Effect has on other Persons operating in the industries in which Guarantor or its Subsidiaries operate, (vi) the announcement, execution, or pendency of this Agreement or the transactions contemplated hereby, including any loss of, or adverse change in the relationship with, any Governmental Entities, customers, suppliers, employees, or other commercial or contractual counterparties to the extent resulting therefrom; (vii) any failure by the Guarantor or any of its Subsidiaries to meet any internal or external projections, forecasts, budgets, or estimates of revenue, earnings, or other financial or operating metrics for any period, provided that the underlying cause of such failure may be taken into account in determining whether a Purchaser Material Adverse Effect has occurred, unless otherwise excluded pursuant to this definition; or (viii) any action taken or omitted to be taken by the Guarantor or any of its Subsidiaries at the request or with the prior consent of the Sellers, the Company, the Sellers’ Representative or their respective Representatives. “Registered Intellectual Property” means all Owned Intellectual Property that is registered, filed or issued under the authority of, with or by any Governmental Entity or Domain Name Registrar. “Registrable Shares” means the shares of Circle Common Stock issued to the Sellers and the Equity Award Holders as the Aggregate Consideration pursuant to the terms of this Agreement; provided, however, that a Registrable Share shall cease to be a Registrable Share upon the earliest to occur of the following: (i) the sale, transfer or other disposition of such Registrable Share to any Person other than a Holder or an Affiliate of a Holder, (ii) the sale, transfer or other disposition of such Registrable Share pursuant to and in a manner contemplated by the Resale Prospectus Supplement, and (iii) such time as (A) the restrictive legend has been removed from such Registrable Share and (B) the Holder thereof may sell such Registrable Share under Rule 144, or another similar exemption under the Securities Act, without being subject to the volume limitations or manner of sale restrictions thereunder. For the avoidance of doubt, any shares of Circle Common Stock issued in connection with the adjustment to the Purchase Price set forth in Section 2.3 will not be Registrable Shares. “Related Person” means, with respect to a particular Person, each past, present and future Affiliate, beneficiary and assign of such Person, any Representative of such Person, any Family Member of such Person, and any Affiliate of any of the foregoing. “Representatives” means, when used with respect to any Person, such Person’s officers, directors, managers, employees, agents, potential financing sources, advisors and other representatives (including any investment banker, financial advisor, attorney or accountant retained by or on behalf of such Person or any of the foregoing). “Resale Registration Statement” means the Shelf Registration Statement and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement. “Restricted Party List” means any list of Persons with whom transactions or dealings are restricted or prohibited under the Trade Control Laws of the United States, the European Union and each of its member states, the United Kingdom, the United Nations, or any other applicable jurisdiction (in all cases as supplemented, amended or substituted from time to time), including the Specially Designated Nationals and Blocked Persons List and Consolidated Sanctions List maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the Entity List maintained by the U.S. Department of Commerce’s Bureau of Industry and Security, the Consolidated List of Persons, Groups and Entities subject to EU Financial Sanctions maintained by the European Commission, the UK Sanctions List published by

21 the Foreign, Commonwealth and Development Office, the United Nations Security Council Consolidated List. “RWI Policy” means that certain buyer-side representations and warranties insurance policy (or policies) obtained by Purchaser in connection with the Transaction from an insurer (or insurers) reasonably acceptable to the Company, on terms and conditions customary for transactions of the type contemplated by this Agreement, naming the Indemnitees as insureds. “RWI Policy Costs” means all premiums, underwriting fees, broker fees, surplus line Taxes (if any) and other reasonable costs and expenses incurred in connection with the placement, binding and maintenance of the RWI Policy (but shall exclude Purchaser’s legal costs and expenses in connection therewith). “Safeguarding Requirements” means all applicable Laws and regulatory requirements relating to the safeguarding, segregation and protection of client, customer or merchant money or assets, including the requirements of the Monetary Authority of Singapore under the Payment Services Act 2019 of Singapore and any equivalent requirements of any Governmental Entity in each other jurisdiction in which the Company or any of its Subsidiaries operates or holds a license or registration. “Sanctioned Country” means any country or territory that is the subject or target of comprehensive country-wide or territory-wide Sanctions (currently Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine). “Sanctioned Person” means any Person: (a) listed on a Restricted Party List; (b) located in, ordinarily resident in, or organized under the Laws of a Sanctioned Country; (c) directly or indirectly owned or controlled by any of the foregoing; or (d) otherwise the target of Sanctions. “Sanctions” means any economic, financial, or trade sanctions Laws, embargoes, or restrictive measures administered, enacted or enforced by the United States, the European Union or its member states, the United Nations, or any other applicable Governmental Entity that administers, enacts, or enforces such Laws, embargoes, or restrictive measures. “SEC” means the United States Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Seller Deliverables” means the Restricted Stock Agreements and the Joinders and such other agreements, certificates, deeds, instruments and other documents reasonably required by Purchaser in connection the Transactions. “Selling Expenses” means all underwriting discounts or commissions, broker or similar commissions, stock transfer taxes applicable to the sale of Registrable Shares and fees and expenses of counsel, accountants and other professional advisors of any Holder. “Shared RWI Policy Costs” means $1,772,062; provided that if the Closing occurs after the date that is six months following the date hereof, such amount shall be increased by $30,000 for each additional 30-day period (or portion thereof) following such date, through the Closing Date. “Shelf Registration Statement” means that certain automatic shelf registration statement filed by Guarantor with the SEC on August 5, 2026, registering an unspecified amount of securities of Guarantor

22 for primary and/or secondary offerings on a delayed or continuous basis pursuant to Rule 415 and Rule 462(e) under the Securities Act. “Singapore Plan” means a Benefit Plan maintained primarily for current or former employees, officers, directors or individual independent contractors of the Company or any of its Subsidiaries located primarily within Singapore. “Software” means all software (including assemblers, applets, compilers, source code, object code, intermediate/byte code, executable code, systems, specifications, embodiments of algorithms, tools, user interfaces, data, databases (including scripts required to build and/or maintain such databases), firmware, models, and related documentation), together with any error corrections, updates, modifications or enhancements thereto, in both machine-readable form and human-readable form. “Software Product” means Company Software currently licensed, made available as a service, or otherwise provided or transferred by the Company and its Subsidiaries to any customer. “Specified Representations” means the representations and warranties set forth in Section 4.10 (Intellectual Property) and Section 4.15 (Compliance with Laws; License and Permits). “Stock Incentive Plan” means each equity incentive or stock option plan, program or arrangement of the Company, collectively (including the Tazapay Pte. Ltd. Share Option Plan, adopted with effect from July 6, 2020, and the Tazapay Pte. Ltd. Management Share Option Plan, adopted with effect from June 2024). “Straddle Period” means any Tax period beginning before or on and ending after the Closing Date. “Subsidiary” means, when used with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other ownership interests, having by their terms voting power to elect a majority of the board of directors, or others performing similar functions with respect to such corporation or other organization, is beneficially owned or controlled, directly or indirectly, by such Person or by any one or more of its Subsidiaries (as defined in the preceding clause), or by such Person and one or more of its Subsidiaries. “Tax” means any federal, state, local or non-U.S. income, alternative or add-on minimum tax, gross income, gross receipts, net receipts, sales, use, ad valorem, value added, transfer, registration, franchise, profits, gains, (including capital gains), license, capital stock, social security, withholding, payroll, employment, unemployment, disability, excise, severance, stamp, occupation, premium, real property, personal property, environmental or windfall profit tax, estimated or any other tax, customs duty, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Entity responsible for imposition of any such tax, together with any interest, penalty or addition to tax imposed with respect thereto (whether disputed or not). “Tax Liability Amount” means, without duplication, an amount equal to the sum of the unpaid income Taxes imposed on, incurred or payable by the Company and its Subsidiaries arising out of any Pre- Closing Tax Period as to which the relevant income Tax Return is not yet due (taking into account extensions validly obtained) or if the relevant income Tax Return for a Pre-Closing Tax Period is not yet due but has already been filed, the amount of unpaid income Taxes shown as due on such Tax Return, calculated (a) on a jurisdiction by jurisdiction basis and not less than zero with respect to any jurisdiction, (b) in accordance with the past practices of the Company and its Subsidiaries to the extent consistent with applicable Law, (c) in the case of any Straddle Period, in accordance with Section 8.4(d), (d) by excluding

23 all deferred Tax liabilities, deferred Tax assets, contingent Taxes, and any Taxes attributable to any action taken by Purchaser or any of Purchaser’s Affiliates (including Company and its Subsidiaries) after the Closing outside the Ordinary Course (including, for the avoidance of doubt, an election under Section 338(g) of the Code) and any financing or refinancing arrangements undertaken by Purchaser in connection with the transactions contemplated by this Agreement, (e) by taking into account offsets or reductions with respect to Tax estimated payments and overpayments of Tax to the extent such amounts actually reduce the applicable liability for Taxes of the Company and its Subsidiaries, (f) by taking into account all Transaction Tax Deductions in the Pre-Closing Tax Period, (g) with respect to only such jurisdictions where the Company and its Subsidiaries has historically filed Tax Returns and each jurisdiction in which the Company or a Subsidiary has commenced activities sufficient to create an income Tax filing obligation in such jurisdiction in the most recent Tax period, (h) by taking into account existing net operating losses, Tax credits, and other Tax attribute carryforwards to the extent consistent with applicable Law, and (i) by combining or netting the Taxes of each entity to the extent permitted under applicable Law. “Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, disclosure, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax, including any amendments. “Tax Sharing Arrangement” means any written agreement or arrangement providing for the allocation or payment of Tax liabilities or for Tax benefits between or among members of any group of corporations that files, will file, or has filed Tax Returns on a combined, consolidated, unitary or similar basis. “Tazapay Canada” means Tazapay Canada Corp, a company incorporated under the Business Corporations Act (British Columbia) (incorporation number BC1313641), and a Subsidiary of the Company. “Then-Applicable FX Rate” means, with respect to any non-U.S. cash currency and as of any given time, the exchange rate for conversion of such currency into U.S. dollars as reported in a publication or other reputable source agreed upon by Purchaser and (if before the Closing) the Company or (if after the Closing) the Sellers’ Representative on the second Business Day immediately prior to such time (or such other time as they may agree). “Trade Control Laws” shall mean all Laws relating to Sanctions, antiboycott measures, or the trade, export, re-export, transfer, release, import, customs clearance, or movement of goods, technology or services. “Trading Day” means any day on which NYSE is open for trading. “Transaction Tax Deductions” means without duplication and regardless of by whom paid, all items of loss or deduction of the Company or any of its Subsidiaries that are properly deductible in the taxable period (or portion thereof) ending on or prior to the Closing Date (using a “more-likely-than-not” standard) for Tax purposes under applicable provisions of U.S. federal, state, local or non-U.S. Tax Law resulting from or attributable to the Transactions, including: (a) any compensatory payments payable on, in connection with or before the Closing pursuant to this Agreement or contemplated as part of the Transactions, (b) all expenses and payments of Company Transaction Expenses, Selling Expenses and other fees and expenses of legal counsel, accountants and investment bankers, and (c) any fees, expenses,

24 premiums and penalties with respect to the prepayment of debt and the write-off or acceleration of the amortization of deferred financing in connection with the Transactions. “Transactions” means, collectively, the purchase and sale of the Purchased Shares and all of the other transactions contemplated by this Agreement and the Ancillary Agreements. “Transfer Agent” means the transfer agent of the Circle Common Stock. “Treasury Regulations” means the United States Treasury Regulations promulgated under the Code. “Upper Ceiling Amount” means $24,000,000 less the aggregate amount of Permitted Remediation Costs paid on or prior to the Closing. “Value-Referenced Crypto Asset” or “VRCA” means a crypto asset that is designed to maintain a stable value over time by referencing the value of a fiat currency or any other value or right, or combination thereof, within the meaning of CSA Staff Notice 21-333. Section 1.2. Certain Other Definitions. The following terms are defined in the respective Sections of this Agreement indicated: Accounting Firm Section 2.3(c)(ii) Accounting Firm Costs Section 2.3(c)(ii) Agreed Amount Section 11.6(b) Aggregate Consideration Section 2.2(a) Agreement Preamble Applicable Data Security Requirements Section 4.10(j) Audited Financial Statements Section 4.6 Basket Section 11.3(b)(i) Business Systems Section 4.10(j) Cash Sweep Distribution Section 6.12(a) CIT Section 8.8 Claim Dispute Period Section 11.6(b) Claimed Amount Section 11.6(a) Closing Section 2.4 Closing Date Section 2.4 Closing Date Statement Section 2.3(b) Company Preamble Company Board Consent Section 2.5(a)(iv) Company Confidential Information Section 7.2(a) Company Employees Section 4.17(a) Company Material Contracts Section 4.12(a) Company Shares Section 4.3 Company System Interruption Section 4.10(j) Conditions Satisfaction Date Section 2.4 Contested Amount Section 11.6(b) COTS Licenses Section 4.12(a)(vi) Covered Employee Section 7.7(a) Covered Person Section 7.3(a) Customer Liabilities Section 4.15(e) D&O Tail Policy Section 2.5(a)(xv)

25 De Minimis Threshold Section 11.3(b)(i) Defaulting Seller Section 13.14(f) Designated Affiliate Agreement Section 6.7 Disclosure Schedules Article IV Dispute Section 13.11(a) Dispute Notice Section 2.3(c)(i) Dispute Period Section 2.3(c)(i) Downward Adjustment Amount Section 2.3(d) Dragged Sellers Preamble Electronic Issuance Confirmation Section 2.2(b)(ii) Employee Released Claims Section 7.7(a) Employment and Services Agreement Section 4.17(b) Equity Award Holders Recitals Estimated Closing Date Statement Section 2.3(a) Estimated Purchase Price Section 2.3(a) Extended Outside Date Section 12.1(b) Filing Conditions Section 9.3 Financial Statements Section 4.6 FY2026 Unaudited Financial Statements Section 4.6 General Survival Date Section 11.1(a) Guarantor Preamble Incentive RSUs Section 7.10 Indemnifying Parties Section 11.2(a) Independent Contractors Section 4.17(a) Initial Outside Date Section 12.1(b) Intended Tax Treatment Section 8.7 Interim Balance Sheet Section 4.6 Interim Balance Sheet Date Section 4.6 Interim Financial Statements Section 4.6 Interim Period Section 6.1(a) Investor Questionnaire Section 9.1(b) IRAS Section 8.8 Joinder Recitals Key Employee Section 6.1(b)(x) Lead Investor and Founder Consent Section 2.5(a)(v) Lease Documents Section 4.9(c) Leased Real Properties Section 4.9(b) Leased Real Property Section 4.9(b) Malicious Code Section 4.10(k) Material Customers Section 4.24(a) Material Suppliers Section 4.24(b) Material Required Consents Section 2.5(a)(xvi) Misconduct Claim Section 4.17(g) Monthly Financial Statements Section 4.6 New York Convention Section 13.11(b) Non-Employee Seller Section 7.3(a) Notice of Claim Section 11.6(a) Ordinary Shares Section 4.3 Outside Date Section 12.1(b) Paying Seller Section 13.14(f) Pending Indemnity Holdback Claim Section 11.7(b)

26 Pending Indemnity Additional Holdback Claim Section 11.7(c) PFIC Section 8.6 PFIC Analysis Section 8.6 Pre-Closing Tax Matter Section 8.3 Pre-Closing Tax Return Section 8.4(a) Preference Shares Section 4.3 Prior Investment Agreement Disclosures Section 11.2(a)(ii) Purchased Shares Recitals Purchaser Preamble Purchaser Registration Expenses Section 9.7 Qualified Arbitrator Section 13.11(d) Regulatory Clearances Section 12.1(b) Released Claims Section 7.6(a) Released Parties Section 7.6(a) Releasing Party and Releasing Parties Section 7.6(a) Required Consents Section 4.5(a) Resale Prospectus Supplement Section 9.3 Resale Registration Period Section 9.5(a) Resale Registration Suspension Section 9.4 Response Notice Section 11.6(b) Restricted Period Section 7.3(a) Restricted Stock Section 6.8(a) Restricted Stock Agreement Recitals Restricted Stock Recipients Recitals Rules Section 13.11(a) RWI Exclusions Section 11.2(a)(iii) Schedule Supplement Section 11.3(l)(ii) Security Incident Section 4.18(e) Seller and Sellers Preamble Sellers’ Representative Section 13.14(a) Series A Preference Shares Section 4.3 Series B Preference Shares Section 4.3 Series B1 Preference Shares Section 4.3 Series B2 Preference Shares Section 4.3 Series B3 Preference Shares Section 4.3 Series B4 Preference Shares Section 4.3 Series Seed Preference Shares Section 4.3 Short Period Section 8.6 SIAC Section 13.11(a) SFRS Section 4.6 Specified Holdback-Only Indemnities Section 11.2(a)(ii) Specified Indemnities Section 11.2(a)(iv) Specified Indemnities Cap Section 11.3(d) Specified Interim Contract Section 6.1(b)(xx) Specified Survival Date Section 11.1(b) Stipulated Amount Section 11.6(e) Straddle Period Tax Return Section 8.4(a) Suspension Notice Section 9.4 Sweep Threshold Section 6.12(a) Tax Contest Section 8.3 Third Party Claim Section 11.5(a)

27 Transfer Agent Instruction Letter Section 2.2(a) Transfer Taxes Section 8.1 Upward Adjustment Amount Section 2.3(d)(ii) VRCA Activities Section 4.15(f) ARTICLE II PURCHASE AND SALE OF THE SHARES Section 2.1. Purchase and Sale of the Purchased Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall purchase and acquire the Purchased Shares from the Sellers, and the Sellers shall sell, assign, transfer, convey and deliver the Purchased Shares to Purchaser, free and clear of all Liens. Section 2.2. Consideration. (a) The aggregate consideration to be paid or that may become payable in accordance with the terms hereof by Purchaser to Sellers and Equity Award Holders for the Purchased Shares and the Equity Awards (the “Aggregate Consideration”) shall be equal to: (i) the Closing Equity Purchase Price; (ii) the Indemnity Holdback Shares; and (iii) the Indemnity Additional Holdback Shares. At least five Business Days prior to the Closing Date, the Company shall deliver to Purchaser the Allocation Schedule, including a calculation of the amounts payable to each Seller and Equity Award Holder pursuant to this Section 2.2(a) (assuming for the purposes of such calculation an estimated Closing Stock Price and that all Sellers and Equity Award Holders have timely delivered their Seller Deliverables). Purchaser shall cause to be submitted to the Transfer Agent, at least one Business Day prior to the Closing Date, a draft irrevocable instruction letter directing the Transfer Agent to (1) issue to each Seller and Equity Award Holder their allocable portion of the Closing Equity Purchase Price in accordance with the Allocation Schedule, (2) reflect such issuance effective as of the Closing Date, and (3) use commercially reasonable efforts to issue and deliver a DRS position statement (or equivalent written confirmation) to each registered holder as promptly as reasonably practicable following the Closing Date (whether in draft or final form, the “Transfer Agent Instruction Letter”), and provide a copy to the Company. Purchaser shall use commercially reasonable efforts to obtain prior to the Closing Transfer Agent’s confirmation of receipt of and the acceptability and completeness of the Transfer Agent Instruction Letter and that it will be processed promptly upon the Closing. (b) Closing Payments and Issuances. At the Closing, Purchaser shall pay or issue, or cause to be paid or issued, as applicable, the following amounts: (i) to each Person owed Company Transaction Expenses, by wire transfer of immediately available funds, an amount in cash set forth opposite such Person’s name in the Estimated Closing Date Statement to the account or accounts designated by such Person therein; (ii) to each Seller or Equity Award Holder, by instructing and causing the Transfer Agent at the Closing to issue and deliver to each Seller and Equity Award Holder, each in accordance with the Allocation Schedule, subject to the terms and conditions of such Seller’s or Equity Award Holder’s Seller Deliverables, and effective as of the Closing Date, their allocable portion of the

28 Closing Equity Purchase Price; provided, that Purchaser shall also instruct and cause the Transfer Agent, through delivery of the final Transfer Agent Instruction Letter to the Transfer Agent no later than 4:00 p.m. Eastern Time on the Closing Date, to deliver to each Seller or Equity Award Holder as reasonably practicable following the Closing Date an electronic confirmation of issuance (the “Electronic Issuance Confirmation”) confirming (i) the number of shares of Circle Common Stock recorded as issued to such Seller or Equity Award Holder as of the Closing Date, (ii) the registered holder name as it appears on the Transfer Agent’s records, and (iii) any applicable restrictive legend notation, by electronic means (including by email or transfer agent portal notification). The Electronic Issuance Confirmation may take the form of a system-generated position statement, portal notification, or other written electronic confirmation from the Transfer Agent; (iii) by instructing and causing the Transfer Agent to issue the Indemnity Holdback Shares into the Indemnity Holdback Reserve; and (iv) by instructing and causing the Transfer Agent to issue the Indemnity Additional Holdback Shares into the Indemnity Additional Holdback Reserve. Section 2.3. Purchase Price Adjustments. (a) Estimated Closing Adjustment. At least five Business Days prior to the Closing Date, the Company shall deliver to Purchaser a statement (the “Estimated Closing Date Statement”), prepared in accordance with GAAP and the definitions set forth in this Agreement, setting forth calculations, together with reasonably detailed supporting documentation, of: (i) the amount of any Indebtedness remaining unpaid as of immediately prior to the Closing, (ii) the amount of any Company Transaction Expenses, (iii) the Company Cash and the resulting Closing Company Cash Adjustment, and (iv) the resulting calculation of the Purchase Price (the “Estimated Purchase Price”). The Estimated Closing Date Statement and the calculations thereunder shall be prepared and calculated by the Company in good faith. The Company shall consider in good faith and use reasonable best efforts to incorporate all reasonable comments from Purchaser on the Estimated Closing Date Statement, including incorporating into the Estimated Closing Date Statement any such reasonable comments provided by Purchaser to the Company and agreed upon by both of them (with each acting reasonably and in good faith). All amounts required to be shown on the Estimated Closing Date Statement shall be in U.S. dollars and based upon, where applicable, the Then-Applicable FX Rate. (b) Closing Date Statement. No later than 90 days after the Closing Date (or such reasonable extension thereof as approved by the Sellers’ Representative), Purchaser shall deliver, or cause to be delivered, to the Sellers’ Representative a statement (the “Closing Date Statement”) setting forth, together with reasonably detailed supporting documentation, Purchaser’s calculations of (i) the amount of any Indebtedness remaining unpaid as of immediately prior to the Closing, (ii) the amount of any Company Transaction Expenses, (iii) the Company Cash and the resulting Closing Company Cash Adjustment, and (iv) the resulting calculation of the Purchase Price. The Closing Date Statement and the calculations thereunder shall be prepared and calculated by Purchaser in good faith. (c) Disputes. (i) If the Sellers’ Representative disputes any of Purchaser’s calculations in the Closing Date Statement, then, within 30 days after the delivery to the Sellers’ Representative of the Closing Date Statement (the “Dispute Period”), the Sellers’ Representative shall deliver to Purchaser a written notice (a “Dispute Notice”) describing in reasonable detail its dispute of any of Purchaser’s calculations set forth in such Closing Date Statement. Purchaser and its auditors shall have access to the working papers of the Sellers’ Representative and its auditors prepared in connection with the Dispute

29 Notice, and the Sellers’ Representative and its Representatives shall have access to the working papers of Purchaser and its auditor and applicable records of the Company in connection with the Closing Date Statement, and Purchaser shall cause its personnel to reasonably cooperate with the Sellers’ Representative in connection with its review of the Closing Date Statement. If the Sellers’ Representative does not deliver a Dispute Notice to Purchaser during the Dispute Period, then the amounts calculated by Purchaser as set forth in the Closing Date Statement shall be binding and conclusive on the parties hereto. (ii) If the Sellers’ Representative delivers a Dispute Notice, and if the Sellers’ Representative and Purchaser are unable to resolve the objections set forth in the Closing Date Statement within 60 days after such Dispute Notice is delivered to Purchaser, then Purchaser and Sellers’ Representative shall jointly engage a mutually agreed upon (with each such party acting reasonably) internationally recognized independent accounting firm with which none of Purchaser, the Company, the Lead Investors and the Founder (each as defined in the Company Shareholders’ Agreement), or any of their respective Affiliates have any material business relationship. In the event Purchaser and the Sellers’ Representative are unable to agree upon such a firm, each of them shall select an internationally recognized independent accounting firm with which the selecting party and its Affiliates do not have any material business relationship and instruct each of their respective selected firms to select and appoint jointly a nationally recognized independent accounting firm with which none of Purchaser, the Company, the Lead Investors and the Founder (each as defined in the Company Shareholders’ Agreement) or any of their respective Affiliates have any material business relationship. The independent accounting firm selected pursuant to the immediately preceding sentences is the “Accounting Firm”. Within ten days after the Accounting Firm is appointed, Purchaser shall forward a copy of the Closing Date Statement to the Accounting Firm, and the Sellers’ Representative shall forward a copy of the Dispute Notice to the Accounting Firm, together with, in each case, all relevant supporting documentation. The Accounting Firm’s role shall be limited to resolving such objections and determining the correct calculations to be used on only the disputed portions of the Closing Date Statement, and the Accounting Firm shall not make any other determination, including any determination as to whether any other items on the Closing Date Statement are correct. The Accounting Firm shall not assign a value to any item greater than the greatest value for such item claimed by the Sellers’ Representative or Purchaser or less than the smallest value for such item claimed the Sellers’ Representative or Purchaser and shall be limited to the selection of the Sellers’ Representative’s or Purchaser’s position on a disputed item (or a position in between those positions) based solely on presentations and supporting material provided by the parties and not pursuant to any independent review. In resolving such objections, the Accounting Firm shall apply the provisions of this Agreement concerning determination of the amounts set forth in the Closing Date Statement. The Sellers’ Representative and Purchaser shall instruct the Accounting Firm to deliver to the Sellers’ Representative and Purchaser a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Accounting Firm by the Sellers’ Representative and Purchaser) of the disputed items submitted to the Accounting Firm within 30 days of receipt of such disputed items. The determination by the Accounting Firm of the disputed amounts and the Purchase Price shall be conclusive and binding on the parties hereto, absent manifest error or Fraud or willful misconduct as determined by a non-appealable and binding decision by a court of law having jurisdiction over the parties. The costs and fees relating to such determination by the Accounting Firm, including the costs relating to any negotiations with the Accounting Firm with respect to the terms and conditions of such Accounting Firm’s engagement and the costs for the Accounting Firm’s services (collectively, the “Accounting Firm Costs”), shall be borne by Purchaser, on the one hand, and the Sellers’ Representative (on behalf of the Sellers and the Equity Award Holders), on the other hand, in inverse proportion to the extent to which each party’s calculation of the Purchase Price (as set forth in the Closing Date Statement, in the case of Purchaser, and in the Dispute Notice, in the case of the Sellers’ Representative) differs from the Purchase Price as finally determined by the Accounting Firm. For example, if the amount of the adjustment advocated by Purchaser is $1,000, the amount of the adjustment advocated by the Sellers’ Representative is $100, and the Accounting Firm

30 determines that the appropriate adjustment is $700, then Purchaser shall bear 33.33% of the Accounting Firm Costs and the Sellers’ Representative (on behalf of the Sellers and the Equity Award Holders) shall bear 66.67% of the Accounting Firm Costs. Each party (in the case of the Sellers’ Representative, on behalf of the Sellers and the Equity Award Holders) shall bear its own attorneys’ fees and other professional fees and expenses incurred in connection with the dispute resolution process. The parties agree that the procedure set forth in this Section 2.3(c) for resolving disputes with respect to Indebtedness, Company Transaction Expenses, the Company Cash, the Closing Company Cash Adjustment and the resulting calculation of the Purchase Price shall be the sole and exclusive remedy for resolving such disputes; provided, however, that the parties agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. (d) Payment of Purchase Price Adjustment. (i) If the Estimated Purchase Price exceeds the Purchase Price, as finally determined in accordance with this Section 2.3 (such difference, the “Downward Adjustment Amount”), then Purchaser shall, within five Business Days following the determination of the Downward Adjustment Amount pursuant to the provisions of this Section 2.3, instruct and cause the Transfer Agent to cancel (or transfer out of the Indemnity Holdback Reserve to be either held in treasury by Guarantor or such other use as permitted by applicable Law and Guarantor’s governing documents) such number of Indemnity Holdback Shares equal to (I) the Downward Adjustment Amount, divided by (II) the Indemnity Holdback Cancelation VWAP, rounded to the nearest whole share, to be reasonably attributed to each Seller and Equity Award Holder in accordance with such Person’s Pro Rata Share, subject to the terms and conditions of such Person’s Restricted Stock Agreement, and the Sellers’ Representative shall submit to Purchaser a revised Allocation Schedule. (ii) If the Estimated Purchase Price is lower than the Purchase Price, as finally determined in accordance with this Section 2.3 (such difference, the “Upward Adjustment Amount”), then Purchaser shall, within five Business Days following the determination of the Upward Adjustment Amount pursuant to the provisions of this Section 2.3, satisfy such amount by instructing and causing the Transfer Agent to issue and deliver to each Seller and Equity Award Holder such additional number of shares of Circle Common Stock equal to (I) the Upward Adjustment Amount divided by (II) the Closing Stock Price, rounded down to the nearest whole share, to be reasonably attributed to each Seller and Equity Award Holder in accordance with such Person’s Pro Rata Share. Section 2.4. Closing. The closing of the Transactions (the “Closing”) shall take place at the offices of Sidley Austin LLP, One South Dearborn, Chicago, Illinois 60603, at 9:00 a.m., Central Time, or remotely by the electronic exchange of documents and signatures. The date on which the last of the conditions set forth in Article X (other than those conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereby, waiver of such conditions at such time) is satisfied or waived is referred to as the “Conditions Satisfaction Date”. Subject to clause (c) below, the Closing shall occur: (a) if the Conditions Satisfaction Date occurs on or prior to the 15th day of a calendar month, on the third Business Day following the Conditions Satisfaction Date; (b) if the Conditions Satisfaction Date occurs after the 15th day of a calendar month, on (i) the last day of that calendar month or (ii) if the last day of that calendar month is a fiscal year-end or fiscal quarter-end of Purchaser, the first day of the immediately following calendar month; or (c) on such other date, and at such other time and place, as the parties hereto may mutually agree in writing. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, documents and signature pages may be exchanged remotely via electronic exchange (with originals to be delivered to the other parties as soon as reasonably practicable after the Closing and requested by such other party).

31 Section 2.5. Closing Deliveries. At the Closing (except as otherwise noted below): (a) The Company (on behalf of the Sellers) shall deliver, or cause to be delivered, to Purchaser or any other Person designated by Purchaser (unless the delivery is waived in writing by Purchaser), all the documents set out below, in each case duly executed or otherwise in proper form: (i) Share Certificates. Original share certificates evidencing the Purchased Shares, accompanied by duly executed share transfer forms in respect of the Purchased Shares for transfer to Purchaser or its designee(s) or to the extent originals are lost or cannot be located, an indemnity for lost share certificates signed by such Seller; (ii) Stamp Duty Documents. At least five Business Days in advance of the Closing, a working sheet computing the estimated net asset value per share in the form prescribed by the Stamp Duty Branch of the Inland Revenue Authority of Singapore and signed by an officer of the Company, and such other documents as may be prescribed from time to time by the Stamp Duty Branch for the purpose of assessing the stamp duty payable on a transfer of shares; (iii) Officer’s Certificate of the Company. A certificate, in a form satisfactory to Purchaser, signed by an executive officer of the Company and dated as of the Closing Date, certifying: (A) the Company Constitution and other organizational and governing documents of the Company, (B) the organizational and governing documents of each Subsidiary of the Company, (C) the Company Board Consent and the Lead Investor and Founder Consent, and (D) the Drag Along Notice, including (I) that each set of resolutions, consents and the Drag Along Notice shall remain in full force and effect and have not been rescinded or otherwise modified prior to the Closing, (II) that the Drag Along Notice was and is being exercised in compliance with the terms in the Company Shareholders’ Agreement and the other organizational documents of the Company and that the Drag Sale (as defined in the Company Shareholders’ Agreement), as contemplated in this Agreement and the Joinders, is and will be enforceable under applicable Law and (III) that the Drag Along Notice designates this Agreement, the Joinders and the releases set forth in Section 7.6 and Section 7.7 as Drag Documents (as defined in the Company Shareholders’ Agreement); (iv) Company Board Consent. A copy of the written consent of the Company Board, or approved resolutions in lieu thereof: (A) approving the Transactions, including the transfer of the Purchased Shares to Purchaser and the issuance of a new share certificate to Purchaser representing all of the Purchased Shares; (B) approving the lodgment of the notice of transfer of the Purchased Shares with the Accounting and Corporate Regulatory Authority of Singapore, in order for the transfer of the Purchased Shares to be updated in the electronic register of members of the Company; (C) subject to applicable Law including any necessary Governmental Entity Consent, accepting the resignation of all of the directors of the Company and approving the appointment of such number of Persons as Purchaser may nominate and notify in writing to the Sellers not less than seven Business Days before Closing as directors of the Company with effect from and including the Closing Date, subject to their respective consents to so act; and (D) approving the acceleration of the unvested portion of all Equity Awards, or such other corporate action necessary to give effect to such acceleration, and the cancellation of all Equity Awards in exchange for shares of Restricted Stock, in each case, to the extent that such consent is required under the Company Constitution, the Company Shareholders’ Agreement or the employee share option scheme or management share option scheme (collectively, the “Company Board Consent”); (v) Lead Investor and Founder Consent. A copy of the written consent of the Lead Investors and the Founder (each as defined in the Company Shareholders’ Agreement): (A) approving the Transactions and (B) approving the acceleration of the unvested portion of all Equity Awards, or such other corporate action necessary to give effect to such acceleration, and the cancellation of all Equity

32 Awards in exchange for shares of Restricted Stock, in each case, to the extent that such consent is required under the Company Constitution, the Company Shareholders’ Agreement or the employee share option scheme or management share option scheme (collectively, the “Lead Investor and Founder Consent”); (vi) Drag Along Notice. A copy of the Drag Along Notice (as defined in the Company Shareholders’ Agreement), duly delivered by the Drag Shareholders (as defined in the Company Shareholders’ Agreement) to the Company in accordance with Clause 8.1 of the Company Shareholders’ Agreement; (vii) Subsidiaries’ Board Consent. A copy of the applicable unanimous written consents, or resolutions in lieu thereof, of each of the board of directors, or similar governing bodies, as applicable, of each of the Company’s Subsidiaries, in each case (A) accepting the resignation of all the directors (or similar positions) of such Subsidiary and (B) approving the appointment of such number of Persons as directors (or similar positions) of the respective Subsidiary, with effect from and after the Closing, subject to their respective consents to so act, as Purchaser may nominate and notify in writing to the Company not less than seven Business Days before the Closing; (viii) Resignation Letters. Resignations, in form and substance satisfactory to Purchaser, of each director of the Company and of its Subsidiaries, and the officers of the Company and its Subsidiaries identified by Purchaser in a written notice delivered to the Company not less than ten Business Days prior to the Closing, which resignations shall be effective as of the Closing and shall include a release of claims releasing the Company, any applicable Subsidiary thereof, Purchaser and its Affiliates from any and all claims that such director or officer may have against the Company or its Subsidiaries at the Closing in relation to holding such office, but shall allow for claims duly brought under any existing indemnification arrangements for such directors and officers, under the indemnification provisions of the Company Constitution and/or the organizational documents of the Subsidiaries, or under the D&O Tail Policy; (ix) Allocation Schedule. An updated Allocation Schedule, signed by the Company and dated as of the Closing Date; (x) Restricted Stock Agreements. Each Restricted Stock Recipient shall have executed and delivered to Purchaser a Restricted Stock Agreement, in substantially the form attached hereto as Exhibit A, each in form and substance reasonably satisfactory to Purchaser; provided, that Purchaser may notify the Company in writing of any reasonable updates to the list of such Restricted Stock Recipients at least ten Business Days prior to the Closing (with any such changes not to be unreasonably withheld, conditioned or delayed by the Company); (xi) Joinders. The Dragged Sellers representing (together with the Sellers who have executed this Agreement on the date hereof) no less than 75% in the aggregate, of the Estimated Purchase Price shall have executed and delivered to Purchaser a Joinder and, having first used commercially reasonable efforts to have all Dragged Sellers execute and deliver a Joinder prior to the Closing, the Company shall have executed and delivered to Purchaser a Joinder for the remaining Dragged Sellers, in substantially the form attached hereto as Exhibit B, each in form and substance reasonably satisfactory to Purchaser; (xii) Company Transaction Expenses Invoices. (A) Duly issued invoices or (B) written acknowledgements pursuant to which any Person entitled to Company Transaction Expenses acknowledges the total amount of Company Transaction Expense that has been incurred and remains payable to such Person as of the Closing (and/or the formula by which any additional Company Transaction Expenses that have not been quantified as of Closing will be calculated) and that upon payment of such remaining payable amount at Closing, such Person shall be paid in full and shall not be owed any other

33 amount by Purchaser or the Company or any of its Subsidiaries, in form and substance reasonably satisfactory to Purchaser, from each payee of Company Transaction Expenses receiving a payment directly from Purchaser in accordance with Section 2.2(b)(i), which, for the avoidance of doubt, shall show the amount payable in U.S. dollars; (xiii) Corporate Books and Records. All corporate books and records and other property of the Company or any of its Subsidiaries in the possession of any Seller, which shall be deemed satisfied if such books and records are at the offices of the Company or its Subsidiaries or its Representatives; (xiv) Good Standing Certificates. A good standing certificate (or equivalent certificate of registration, existence or status, as applicable under local law) with respect to the Company and each of the Company’s Subsidiaries (to the extent available under the Laws of the applicable jurisdiction) issued by the applicable Governmental Entity of such Person’s jurisdiction of organization, dated as of a date not more than five Business Days prior to the Closing Date (or such longer period as may be customary in such jurisdiction); (xv) D&O Tail Policy. Evidence, in form and substance satisfactory to Purchaser, of a six year extension (or “tail”) of the directors’ and officers’ liability insurance coverage of the Company’s and its Subsidiaries’ existing and/or former directors’ and officers’ insurance policies and the Company’s and its Subsidiaries’ existing and/or former fiduciary liability insurance policies (the “D&O Tail Policy”); (xvi) Required Consents. The Required Consents listed in Schedule 2.5(a)(xvi) (“Material Required Consents”), duly executed or, in the case of any Consent of a Governmental Entity, duly granted or issued and, in each case in full force and effect; (xvii) Affiliate Agreements. Evidence, in form and substance satisfactory to Purchaser, of the termination of each Designated Affiliate Agreement, without liability of Purchaser and its Affiliates (including the Company and its Subsidiaries) thereunder from and after the Closing; (xviii) Data Room. A true, correct and complete copy of the contents of the Electronic Data Room via USB drive or by other means reasonably acceptable to Purchaser; and (xix) Other Documents. All other instruments, agreements, certificates and documents required to be delivered by the Company, any of its Subsidiaries or any of the Sellers at or prior to the Closing pursuant to this Agreement and such other certificates of authority and similar instruments as Purchaser has reasonably requested at least three Business Days prior to the Closing Date. (b) Purchaser shall pay or issue, or cause to be paid or issued, as applicable, the amounts set forth in Section 2.2(b), and shall deliver, or cause to be delivered, to the Company and any other Person designated by the Company (unless the delivery is waived in writing by the Company), the following documents, in each case duly executed or otherwise in proper form: (i) Restricted Stock Agreements. The Restricted Stock Agreements, duly executed by Purchaser; (ii) RWI Policy. Evidence that the RWI Policy has been bound; and (iii) Other Documents. All other instruments, agreements, certificates and documents required to be delivered by Purchaser at or prior to the Closing pursuant to this Agreement and

34 such other certificates of authority and similar instruments as the Company has reasonably requested at least three Business Days prior to the Closing Date. Section 2.6. Required Withholdings. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Seller or Equity Award Holder such amounts as are required to be deducted or withheld under the Code or any provision of state, local or non-U.S. Tax Law; provided that, except with respect to any compensatory payment, Purchaser shall provide the applicable Seller with written notice at least five (5) Business Days prior to making any such deduction or withholding that Purchaser determines is required under applicable Law in order to allow such Seller a reasonable opportunity to provide information or documentation to minimize or eliminate the requirement for such withholding, in each case, to the extent permitted under applicable Law. To the extent that amounts are so withheld by Purchaser and paid over to the appropriate Governmental Entity in due course, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Seller or Equity Award Holder in respect of which such deduction and withholding were made by Purchaser. Notwithstanding the foregoing, no amount shall be withheld from any payment made hereunder to a Seller or Equity Award Holder who provides Purchaser with a properly completed Internal Revenue Service Form W-9 or Substitute Form W- 9, or who otherwise provides Purchaser with appropriate evidence that such Person is exempt from U.S. federal back-up withholding Tax. Section 2.7. Consent and Waivers of Pre-emption Rights of Sellers; Termination of Company Shareholders’ Agreement. (a) By virtue of entry into and execution of this Agreement (including pursuant to any Seller Deliverable), each of the Sellers hereby irrevocably waives all of such Seller’s rights of pre-emption and/or any other rights howsoever arising (if applicable and including, but not limited to, any rights under the Company Constitution, the Company Shareholders’ Agreement or any other agreement in respect of the Company to which such Seller is a party, and/or otherwise under applicable Laws) to purchase any of the Company Shares from the other Sellers, and to the extent that such Seller’s consent is required, each Seller further irrevocably consents to the transfer of the Purchased Shares to Purchaser in accordance with this Agreement, subject to the terms and conditions herein. (b) By virtue of entry into and execution of this Agreement (including pursuant to any Seller Deliverable) and all other transactions contemplated under the Ancillary Agreements, each of the Sellers (who collectively constitute, together with the Company and an Affiliate of Purchaser, all of the parties to the Company Shareholders’ Agreement) hereby irrevocably agrees that, effective upon the Closing, the Company Shareholders’ Agreement and any side letters or similar agreements entered into between such Seller, on the one hand, and the Company or any of its Subsidiaries, on the other hand, shall be unconditionally discharged and unconditionally terminated, shall be of no further force or effect, and no party thereto shall have any further liability or obligation thereunder save for (i) any liability arising out of any antecedent breach thereof prior to such termination and (ii) any obligation pursuant to any provision thereof which either expressly or by its nature survives such termination. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS Each Seller, severally and not jointly, hereby represents and warrants to Purchaser, solely with respect to such Seller, as of the date of this Agreement and as of the Closing Date, as follows: Section 3.1. Authority. Such Seller has all requisite power and authority (or, if such Seller is a natural person, the legal capacity) to execute and deliver this Agreement and each Ancillary Agreement to

35 which such Seller is or will be a party, to perform such Seller’s obligations hereunder and thereunder and to consummate the Transactions to be consummated by such Seller. The execution and delivery by such Seller of this Agreement and each Ancillary Agreement to which such Seller is or will be a party, the performance by such Seller of such Seller’s obligations hereunder and thereunder, and the consummation by such Seller of the Transactions to be consummated by such Seller, have been duly and validly authorized by all necessary action on the part of such Seller (including, if applicable, any necessary corporate, partnership, limited liability company or other organizational action), and no other or further action or proceeding on the part of such Seller or its equity holders, if applicable, is necessary to authorize the execution and delivery by such Seller of this Agreement and each Ancillary Agreement to which such Seller is or will be a party, the performance by such Seller of such Seller’s obligations hereunder and thereunder, and the consummation by such Seller of the Transactions to be consummated by such Seller. This Agreement has been, and each Ancillary Agreement to which such Seller is or will be a party has been or will be at or prior to the Closing, duly executed and delivered by such Seller and, assuming the due and valid authorization, execution and delivery by the other parties hereto or thereto, constitutes (or will constitute when delivered) a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except that such enforceability: (a) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally; and (b) is subject to general principles of equity. Section 3.2. Ownership of Shares. Such Seller is the sole record and beneficial owner of the Company Shares set forth opposite such Seller’s name on Schedule 4.3. Such Seller has not granted any option, warrant, right or other Contract, agreement or commitment of any nature to any Person with respect to such Company Shares (other than pursuant to this Agreement), including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of such Company Shares. Section 3.3. Title to Shares. Such Seller has good and valid title to the Company Shares set forth opposite such Seller’s name on Schedule 4.3, free and clear of all Liens. At the Closing, upon delivery of such Company Shares to Purchaser in accordance with the terms of this Agreement and payment of the consideration therefor, Purchaser will acquire good and valid title to such Company Shares, free and clear of all Liens (other than those arising out of acts of Purchaser or its Affiliates). Section 3.4. Conflicts. The execution and delivery by such Seller of this Agreement and each Ancillary Agreement to which such Seller is or will be a party, the performance by such Seller of such Seller’s obligations thereunder, and the consummation by such Seller of the Transactions to be consummated by such Seller, do not and will not: (a) conflict with or violate any provision of the organizational or governing documents of such Seller, if applicable; (b) conflict with or result in a breach or violation of the terms of any material Contract to which such Seller is a party (including the Company’s organizational documents, to the extent such Seller is a party thereto); or (c) conflict with or result in a breach or violation of any Law or Order of any court or Governmental Entity applicable to such Seller. Section 3.5. Accredited Investors. If such Seller is a U.S. Person (as defined in Rule 902 of Regulation S), such Seller is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or is set forth on Schedule 3.5. Section 3.6. Regulation S (non-U.S. Persons). If such Seller is not a U.S. Person (as defined in Rule 902 of Regulation S), such Seller (a) is acquiring the Circle Common Stock in an “offshore transaction” (as defined in Rule 902(h) of Regulation S), (b) is not acquiring the Circle Common Stock for the account or benefit of any U.S. Person (as defined in Rule 902 of Regulation S), (c) is not acquiring the Circle Common Stock as a result of any “directed selling efforts” in the United States within the meaning of Rule 902(c) of Regulation S, and no directed selling efforts were made in the United States by or on behalf of such Seller with respect to the Circle Common Stock, (d) will offer, sell, pledge or otherwise

36 transfer the Circle Common Stock only pursuant to (i) Regulation S, (ii) an effective registration statement under the Securities Act or (iii) another available exemption from, or transaction not subject to, registration, and in each case in accordance with applicable securities laws, (e) has not entered into any agreement or arrangement to offer or sell the Circle Common Stock to any person in the United States or to, or for the account or benefit of, any U.S. person, and is not acquiring the Circle Common Stock as part of any plan or scheme to evade the registration requirements of the Securities Act, and (f) acknowledges that the Circle Common Stock is subject to a distribution compliance period under Regulation S and that during such period, the Circle Common Stock may not be offered or sold to, or for the account or benefit of, a U.S. Person (as defined in Rule 902 of Regulation S) except pursuant to Regulation S, an effective registration statement under the Securities Act, or another available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Section 3.7. Sophistication. If such Seller is a U.S. Person (as defined in Rule 902 of Regulation S), such Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Circle Common Stock and of protecting its own interests in connection therewith, and is able to bear the economic risk of such investment, including a complete loss thereof. Section 3.8. Investment Intent. Such Seller is acquiring the Circle Common Stock for its own account, for investment if such Seller is a U.S. Person (as defined in Rule 902 of Regulation S), and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws. Section 3.9. No Registration; Restricted Securities; Legends. (a) The Circle Common Stock that will be issued as Aggregate Consideration hereunder has not been registered under the Securities Act or any U.S. state securities laws, or the securities laws of any relevant non-U.S. jurisdiction, and is being issued in reliance on one or more exemptions from registration requirements of the Securities Act, applicable U.S. state securities laws and, where applicable, the securities laws of other relevant non-U.S. jurisdiction, and Purchaser is under no obligation to register such Circle Common Stock under the Securities Act, any applicable U.S. state securities laws or the securities laws of any relevant non-U.S. jurisdiction, except as, and to the extent, expressly required pursuant to Article IX; (b) the Circle Common Stock that will be issued as Aggregate Consideration hereunder constitutes “restricted securities” within the meaning of Rule 144 under the Securities Act and, to the extent applicable, under the securities laws of any other relevant non-U.S. jurisdictions, may constitute restricted, controlled, or similarly characterized securities under the corresponding securities laws of such non-U.S. jurisdictions, and such Seller must hold such Circle Common Stock and may not offer, sell or otherwise transfer it unless and until it is registered for resale pursuant to a Resale Registration Statement filed in accordance with Article IX, or it is sold or transferred pursuant to Rule 144, Regulation S or another available exemption from registration or otherwise in compliance with all applicable U.S. federal and state securities laws and the securities laws of any other relevant non-U.S. jurisdiction, including any applicable prospectus, registration, qualification, filing or other regulatory requirements or available exemptions therefrom, or in a transaction not subject thereto; and (c) such Seller consents to the placement of one or more restrictive legends on, and the entry of related stop-transfer instructions with respect to, the Circle Common Stock that will be issued as Aggregate Consideration hereunder as contemplated by Section 9.2, including, for non-U.S. Persons, any legend and instructions contemplated by Regulation S and the securities laws or regulatory requirements of any other relevant non-U.S. jurisdiction to the extent required by such applicable Laws, until such time as such legends and restrictions are no longer required under such applicable Laws. Section 3.10. Access to Information. Such Seller has had access to such information concerning Purchaser and the Guarantor (including the Guarantor’s filings with the SEC) as it has deemed necessary to make an informed investment decision.

37 Section 3.11. No General Solicitation. Such Seller did not learn of its purchase of Circle Common Stock pursuant to the terms of this Agreement as a result of any general solicitation or general advertising (within the meaning of Regulation D). Section 3.12. No Reliance. Such Seller is a sophisticated party that has conducted its own independent investigation, review and analysis of Purchaser, the Guarantor and the Circle Common Stock, and in making its investment decision relies solely upon such investigation and the express representations and warranties of Purchaser and the Guarantor set forth in this Agreement, and not upon any other statement, representation or information. Section 3.13. Reliance by Purchaser. Such Seller acknowledges that the Circle Common Stock that will be issued as Aggregate Consideration hereunder is being issued in reliance, to a material extent, upon the representations and warranties set forth in this Section 3.13, and that Purchaser and the Guarantor is relying on such representations to establish the availability of the exemptions from registration referred to in this Agreement. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as set forth in the Disclosure Schedules, the Company provides the following representations and warranties to Purchaser, as of the date of this Agreement and as of the Closing Date, as follows: Section 4.1. Organization. The Company is a private limited company, duly incorporated, validly existing and in good standing under the Laws of Singapore, and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and currently contemplated. The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing to the extent such concepts are recognized under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure to be so qualified would not, and would not reasonably be expected to, individually, or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Each of the Company’s Subsidiaries is duly organized and validly existing and in good standing to the extent such concepts are recognized under the Laws of the jurisdiction of its incorporation or organization, and has all requisite power and authority to own, lease and operate its properties and to carry on its business in all respects as now conducted and currently contemplated. Each Subsidiary is duly qualified or registered as a foreign corporation or other entity to transact business under the Laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure to be so qualified would not, or would not reasonably be expected to, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Tazapay (Thailand) Co., Ltd., a Subsidiary of the Company, is dormant and has not conducted and is not conducting any business activity that requires a license or certificate under applicable Law. The Company has made available to Purchaser complete and correct copies of the organizational and governing documents of the Company and its Subsidiaries. The organizational and governing documents of the Company and the Subsidiaries, in the form made available to Purchaser, are in full force and effect and, except as provided in this Agreement, no proceeding for the amendment thereof is pending or currently contemplated, and the Company is not in violation of any provision of its organizational and governing documents. Schedule 4.1 contains a correct and complete list of each jurisdiction where the Company and each Subsidiary is qualified or licensed to do business. The Company has made available to Purchaser complete and accurate copies of the minutes of all meetings of the Company Board and the holders of Company Shares since the issuance of its Series B4 Preference Shares (as defined below). The Company’s books and records contain accurate summaries of all actions taken at

38 any meetings of the Company Board and the holders of Company Shares, and include all written consents executed in lieu of the holding of any such meeting. Section 4.2. Authorization; Enforceability. The Company has the requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and each Ancillary Agreement to which the Company is or will be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transaction have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company and no resolutions of the holders of Company Shares are necessary to authorize the execution and delivery of this Agreement, each Ancillary Agreement to which the Company is or will be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions. This Agreement has been, and each Ancillary Agreement to which the Company is or will be a party has been or will be at or prior to the Closing, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto or thereto, constitutes (or will constitute when delivered) a valid and legally binding obligation of the Company, enforceable against it in accordance with its respective terms, except that such enforceability: (a) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally; and (b) is subject to general principles of equity. Section 4.3. Capitalization; Title to Shares. As of the date of this Agreement, the share capital of the Company consists of (a) ordinary shares of the Company (the “Ordinary Shares”), of which 15,637,824 shares are issued and outstanding, (b) the Series Seed Preference Shares of the Company (the “Series Seed Preference Shares”), of which 3,307,152 shares are issued and outstanding, (c) the Series A Preference Shares of the Company (the “Series A Preference Shares”), of which 10,711,474 shares are issued and outstanding, (d) the Series B1 Preference Shares of the Company (the “Series B1 Preference Shares”), of which 2,341,446 shares are issued and outstanding, (e) the Series B2 Preference Shares of the Company (the “Series B2 Preference Shares”), of which 986,222 shares are issued and outstanding, (f) the Series B3 Preference Shares of the Company (the “Series B3 Preference Shares”), of which 4,516 shares are issued and outstanding, and (g) the Series B4 Preference Shares of the Company (the “Series B4 Preference Shares”, together with the Series B1 Preference Shares, the Series B2 Preference Shares and the Series B3 Preference Shares, the “Series B Preference Shares”) (the Series Seed Preference Shares, the Series A Preference Shares and the Series B Preference Shares, the “Preference Shares”, and, together with the Ordinary Shares, the “Company Shares”), of which 3,298,860 shares are issued and outstanding. All of the Company Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are legally and beneficially held by a shareholder of the Company as set forth on Schedule 4.3, free and clear of all Liens (other than those arising under applicable securities laws). The Sellers shall on Closing be entitled to transfer the legal and beneficial ownership of the Purchased Shares on the terms of this Agreement. No Company Shares are held in treasury. None of the issued and outstanding Company Shares were issued in violation of any preemptive rights or Laws. Except as set forth on Schedule 4.3, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character, or rights (including preemptive rights), contingent or otherwise, relating to the Ordinary Shares or Preference Shares or obligating either the holders of Company Shares or the Company to issue, sell or transfer any Ordinary Shares, or any other Equity Interest in, the Company. There are no Contracts to which the Company is a party which require the Company to repurchase, redeem or otherwise acquire any Ordinary Shares or Preference Shares or other Equity Interests of the Company, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. There are no voting trusts, shareholder agreements, proxies or other commitments, agreements or understandings in effect with respect to the voting, registration or transfer of any shares of capital stock of or any other Equity Interests of the Company. There are no (A) outstanding bonds, debentures or other debt obligations the holders of which

39 have the right to vote (or are convertible or exchangeable for securities having the right to vote) with any shareholder of the Company on any matter, or (B) outstanding rights to payments or other benefits of any kind the value of which are or would be determined by reference to the value of any Equity Interests of the Company (including any “phantom equity,” equity appreciation rights, profit participation rights and similar arrangements). The Company has reserved 4,425,161 Ordinary Shares for issuance under the Stock Incentive Plans, of which Equity Awards with respect to 3,748,503 Ordinary Shares are outstanding as of the date of this Agreement. The unallocated pool as of the date of this Agreement is 676,658 Ordinary Shares. Schedule 4.3 contains a complete and correct list of each outstanding Equity Award, including the holder, date of grant, the number of Ordinary Shares subject to such Equity Award at the time of grant, the number of Ordinary Shares subject to such Equity Award as of the date of this Agreement, per share exercise price, vesting schedule and the date on which such Equity Award expires. All Equity Awards have been appropriately authorized by the Company Board or an appropriate committee thereof. To the extent necessary to exempt any Option from Section 409A of the Code as a “stock right,” the exercise price of such Option is at least equal to the fair market value of an Ordinary Share on the date of grant of such Option as determined in accordance with Section 409A of the Code. Each of the Company and its Subsidiaries meets and, at all times since its incorporation, has met, all minimum paid-up share capital requirements imposed by the Laws of its respective jurisdiction of incorporation or organization. Section 4.4. Subsidiaries. Schedule 4.4 sets forth the name of each Subsidiary of the Company and, with respect to each Subsidiary: (a) the jurisdiction in which each such Subsidiary is incorporated or organized; and (b) the authorized capital stock, if applicable, and the number and class of Equity Interests thereof duly issued and outstanding, the names of all holders thereof and the number of Equity Interests held by each such holder. All of the issued and outstanding Equity Interests of each of the Company’s Subsidiaries are free from any encumbrances and have been properly and validly allotted and issued and are fully paid up or credited as fully paid up. Except for its Equity Interests in the Subsidiaries, the Company does not own any shares or have an ownership interest in or right to acquire any Equity Interest in any other Person. Each Subsidiary does not own any shares or have an Equity Interest in any other Person. The Subsidiaries have not issued any share or any other security giving rise to a right over their capital or their voting rights, and there are not outstanding: (a) any warrants, options, contracts, calls, or other rights of any kind to purchase or acquire from any Subsidiary any shares of any Subsidiary; (b) any securities convertible into or exchangeable for such shares; or (c) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants, or other securities of any Subsidiary. Section 4.5. Consents and Approvals; No Violations. (a) As of the date of this Agreement, except for the Consents disclosed on Schedule 4.5(a) (the “Required Consents”), no Consent of, or Permits, filing, declaration or registration with, or notice to any Governmental Entity is required to be obtained by or with respect to the Company or its Subsidiaries for the execution and delivery of this Agreement and each Ancillary Agreement to which the Company is or will be a party, the performance by the Company of its obligations hereunder or thereunder and the consummation of the Transactions, except where the failure to obtain such Consents or Permits or failure to make such filings, declarations, registrations or notices would not, and would not reasonably be expected to, be material to the Company and its Subsidiaries, taken as a whole. For the avoidance of doubt, if, following the date hereof but prior to the Closing, any Money Transmitter Application becomes a Money Transmitter License, the Consent of the applicable Governmental Entity to the consummation of the Transactions in respect of the resulting Money Transmitter License shall as of such time automatically and without any further action on the part of any party hereto be deemed added to Schedule 2.5(a)(xvi) and shall constitute a Material Required Consent. (b) Except for the Required Consents, the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is or will be a party, the performance

40 by the Company of its obligations hereunder and thereunder and the consummation of the Transactions, do not and will not: (i) result in a violation or breach of any provision of the Company Constitution or the organizational and governing documents of the Company’s Subsidiaries; or (ii) result in a violation or breach of any provision of any Law applicable to the Company or its Subsidiaries; (iii) require the consent, notice, or other action by any Person, conflict with, result in a material violation or breach of, result in the loss of a material benefit under, constitute a material default (or an event which, with or without the giving of notice or lapse of time, or both, would constitute a material default) under, result in the termination, modification or cancellation of or a right of termination, modification or cancellation under, or accelerate the performance required under, any Contract or Permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties and assets may be bound or affected; or (iv) result in any material Liens on the Company Shares or any of the properties or assets of the Company or its Subsidiaries. Section 4.6. Financial Statements; Accounts Receivable; Bank Accounts. The Company has made available to Purchaser true, correct and complete copies of (i) the audited consolidated balance sheet of the Company for the fiscal year ended March 31, 2025, and the related audited consolidated statements of operations, changes in shareholders’ equity and cash flows of the Company for the fiscal year then ended, together with all related notes and schedules thereto (collectively referred to as the “Audited Financial Statements”), (ii) the unaudited consolidated balance sheet of the Company as of March 31, 2026 and the related unaudited consolidated statements of operations, changes in shareholders’ equity and cash flows of the Company for the twelve-month period then ended (collectively referred to as the “FY2026 Unaudited Financial Statements”), (iii) the unaudited consolidated management accounts of the Company (comprising a consolidated balance sheet and the related consolidated statements of operations and cash flows) as of and for each calendar month in the period beginning April 1, 2026 and ending on the Interim Balance Sheet Date (collectively referred to as the “Monthly Financial Statements”), and (iv) the unaudited consolidated balance sheet of the Company as of July 31, 2026 (such date, the “Interim Balance Sheet Date”) (such balance sheet, the “Interim Balance Sheet”) and the unaudited consolidated statements of operations and changes in cash flows of the Company for the three-month period then ended (collectively referred to as the “Interim Financial Statements”, and together with the Audited Financial Statements, the FY 2026 Unaudited Financial Statements, and the Monthly Financial Statements, the “Financial Statements”). Each of the Financial Statements (a) has been prepared in accordance with Singapore Financial Reporting Standards (“SFRS”) applied on a consistent basis throughout the periods indicated and (b) gives a true and fair view of the consolidated financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, subject only in the case of clause (b) and with respect to the FY2026 Unaudited Financial Statements, the Monthly Financial Statements, and the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material in amount or nature) and the absence of notes. The Company and its Subsidiaries maintain accurate books and records reflecting their assets and liabilities and maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and its Subsidiaries in accordance with SFRS and to maintain accountability of the Company’s and its Subsidiaries’ assets; (iii) access to the Company’s and its Subsidiaries’ assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for the Company’s and its Subsidiaries’ assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences. The accounting records of the Company are complete and accurate in all respects and have been maintained in accordance with sound business practices. Since March 31, 2025, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by the Company or its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company or its Subsidiaries, the Company’s or its Subsidiaries’ management or other employees who have

41 a role in the preparation of financial statements or the internal accounting controls utilized by the Company or its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing. The accounts receivable appearing on the Financial Statements represent valid, actual, bona fide obligations owing to the Company and its Subsidiaries from account debtors arising from arm’s length sales actually made or services actually performed in the Ordinary Course, and are good, genuine and valid without set-off or counterclaim by the Company or its Subsidiaries, subject to the reserve for doubtful accounts appearing on the Interim Balance Sheet. The accounts receivable arising after the Interim Balance Sheet Date represent valid, actual, bona fide obligations owing to the Company and its Subsidiaries from account debtors arising from arm’s length sales actually made or services actually performed in the Ordinary Course, and are good, genuine and valid without set-off or counterclaim by the Company and its Subsidiaries. Any reserves provided for accounts receivable in the financial books and records of the Company and its Subsidiaries has been or will be computed in accordance with the SFRS. Up to the Closing Date, the Company’s and its Subsidiaries’ rights in respect of accounts receivable, and under any security related thereto, have been enforced by the Company and its Subsidiaries in the Ordinary Course and have not been waived, modified, or compromised in any manner. In addition, all cash and cash equivalents reflected in the Financial Statements and the books and records of the Company and its Subsidiaries (i) exist, (ii) are held in the name of, and are legally and beneficially owned by, the Company or a Subsidiary in the accounts set forth on Schedule 4.6 (excluding, for the avoidance of doubt, any Customer Funds), (iii) are free and clear of all Liens (other than Permitted Liens), and (iv) are not subject to any restriction on use, withdrawal or transfer, except (A) as required under applicable Safeguarding Requirements with respect to Customer Funds and (B) as set forth on Schedule 4.6. Schedule 4.6(c) sets forth a true and complete list of all bank, deposit, custody and safeguarding accounts of the Company and its Subsidiaries as of the date of this Agreement, including the name of the institution, the account number and type, and the authorized signatories. Section 4.7. No Undisclosed Liabilities; Indebtedness. Except as reflected or reserved against in the Interim Balance Sheet, neither the Company nor its Subsidiaries has any liability, indebtedness, obligation or expense of any kind, whether accrued, absolute, contingent, matured or unmatured (whether or not of the type required to be disclosed, reflected or reserved against on a balance sheet prepared in accordance with SFRS or GAAP), except for (a) Liabilities and obligations incurred since the Interim Balance Sheet Date in the Ordinary Course (none of which is a Liability resulting from, arising out of, relating to, in the nature of, or caused by any breach of contract, breach of warranty, tort, infringement, violation of Law, environmental, health or safety matter, claim or lawsuit) or (b) those Company Transaction Expenses (or amounts paid prior to the Closing that, if not paid prior to the Closing, would be Company Transaction Expenses) incurred since the Interim Balance Sheet Date pursuant to or in connection with this Agreement or the Transactions. Except as set forth on Schedule 4.7, neither the Company nor its Subsidiaries has any Indebtedness. Section 4.8. Absence of Certain Changes. Since March 31, 2025: (i) each of the Company and its Subsidiaries has conducted its business in the Ordinary Course, (ii) there has been no Material Adverse Effect; and (iii) the Company and its Subsidiaries have not taken any action or omitted to take any action that, if taken or not taken on or after the date hereof, would require Purchaser’s prior written consent pursuant to Section 6.1. Section 4.9. Real Property. (a) Neither the Company nor any Subsidiary owns or has owned any real property. (b) Schedule 4.9(b) lists each property or premises currently leased, subleased, licensed or otherwise occupied by the Company or its Subsidiaries (each, a “Leased Real Property” and collectively, the “Leased Real Properties”), and sets forth the name of the landlord (or sublandlord, licensor

42 or other counterparty, as applicable), the name of the entity holding such leasehold (or subleasehold, license or other) interest, the street address and unit number of each Leased Real Property. (c) True, correct and complete copies of all leases, subleases, licenses and occupancy agreements and amendments thereto with respect to the Leased Real Properties (collectively, the “Lease Documents”) have been made available to Purchaser; no term or condition of any of the Lease Documents has been modified, amended or waived except as shown in such copies; and there are no other agreements or arrangements whatsoever relating to the Company’s or its Subsidiaries’ use or occupancy of any of the Leased Real Property. The Company and its Subsidiaries have not transferred or assigned any interest in any of the Lease Documents. (d) The Company or its applicable Subsidiary enjoys peaceful and undisturbed possession of all Leased Real Property. No Leased Real Property is occupied by a third party, and no third party has a right to occupy such property. The Company’s or its Subsidiaries’ interests (as applicable) in the Leased Real Properties are free and clear of all Liens other than Permitted Liens. (e) Each Lease Document is a valid and binding obligation of the Company or its Subsidiaries and the other party or parties thereto and is enforceable by the Company or its relevant Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Neither the Company nor its Subsidiaries is in default (and no event has occurred which with or without notice or the passage of time or both would constitute a default under) under any of the Lease Documents. No counterparty to a Lease Document is in default (and no event has occurred which with or without notice or the passage of time or both would constitute a default under) any of the Lease Documents. (f) Neither the Company nor its Subsidiaries has received written notice that any of the Leased Real Properties or any portion thereof or interest therein is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor and no such condemnation, expropriation or taking has been proposed or is contemplated. Neither the Company nor its Subsidiaries has received any written notice that the current use and occupancy of the Leased Real Property violates in any respect (i) any building codes and/or zoning ordinances or other Laws affecting such Leased Real Property, (ii) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to adversely affect the ability to operate such Leased Real Property as currently operated, or (iii) any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting such Leased Real Property, and, to the Knowledge of the Company, no such violation exists. (g) All Taxes (including real and personal property Taxes and assessments and all special assessments, if any) pertaining to the Leased Real Properties have been, and will continue to be, paid in full on or before the date that such Taxes fall due, and there are no currently existing delinquencies with respect thereto. Neither the Company nor its Subsidiaries has received any written notice of proposed local improvement charges or special levies (or increases in existing charges or levies) with respect to any of the Leased Real Properties and no such charges or levies (or increases) have been proposed or contemplated. (h) No alterations, installations, decorations, improvements, additions or other physical changes have been made to any of the Leased Real Property that are required to be, or may be required to be, removed or restored by or at the expense of the Company or its Subsidiaries.

43 (i) All statutory filings and notifications required under applicable Law in connection with Tazapay (Hong Kong) Limited’s change of registered office and principal place of business to Prosperity Tower (also known as Cheung Kong Center), 1 Queen’s Road Central, Hong Kong, have been duly and timely made with the Companies Registry of Hong Kong and all other applicable Governmental Entities, and no outstanding filings or notifications are required in connection therewith. Section 4.10. Intellectual Property. (a) Schedule 4.10(a) sets forth a complete and accurate listing of all registered Trademarks and applications therefor and material unregistered Trademarks that are owned by the Company or its Subsidiaries, including, as appropriate, (i) the name of the owner of such Trademarks, (ii) the name of the applicant/registrant, (iii) the jurisdiction of application/registration, (iv) the application or registration number and (v) any other co-owners. (b) Schedule 4.10(b) sets forth a complete and accurate listing of all registered copyrights and applications therefor owned by the Company or its Subsidiaries, together with (i) the name of the owner of such copyrights, (ii) the name of the applicant/registrant, (iii) the jurisdiction of application/registration, (iv) the application or registration number and (v) any other co-owners. (c) Schedule 4.10(c) sets forth a complete and accurate listing of all patents and patent applications owned by the Company or its Subsidiaries, together with (i) the name of the owner of such patents, (ii) the name of the applicant/registrant, (iii) the jurisdiction of application/registration, (iv) the application or registration number and (v) any other co-owners. (d) Schedule 4.10(d) sets forth a complete and accurate listing of all domain names owned by the Company or its Subsidiaries, together with (i) the name of the registrant of such domain names (ii) the name of the applicant/registrant, (iii) the jurisdiction of application/registration, (iv) the application or registration number and (v) any other co-owners. (e) The Company has made all necessary filings and paid all necessary registration, maintenance and renewal fees required under applicable Law for the purpose of maintaining all Registered Intellectual Property. Each item of Registered Intellectual Property is subsisting, valid and enforceable, and each of the Company and its Subsidiaries has taken commercially reasonable steps to maintain and protect all Registered Intellectual Property so as not to adversely affect the validity or enforceability thereof. (f) Schedule 4.10(f) sets forth a complete and accurate listing of all material Company Software, together with the name of the owner of such Company Software. (g) The Company owns or has the right to use, and, immediately after the consummation of the Transactions, will continue to own or have the right to use on the same terms all Intellectual Property necessary to conduct the business of the Company and its Subsidiaries as presently conducted, including the development, use, marketing, distribution, licensing out and offering as a service of any Software Product. All Intellectual Property used in or necessary to the conduct of the business of the Company and its Subsidiaries as currently conducted shall be owned or available for use by the Company and its Subsidiaries immediately after the Closing on terms and conditions substantially the same as those under which the Company and its Subsidiaries owned or used such Intellectual Property immediately prior to the Closing. No Contract to which the Company or its Subsidiaries is a party would, upon Closing, grant or purport to grant to any Person any license, covenant not to sue, or other rights related to Intellectual Property owned by Purchaser or any of its Affiliates (other than the Company and its Subsidiaries).

44 (h) Except as set forth on Schedule 4.10(h)(i), the Company and each Subsidiary have required all current and former employees and other Persons with access to material Confidential Information to execute Contracts requiring them to maintain the confidentiality of such information and use such information only for the benefit of the Company and its Subsidiaries. Except as set forth on Schedule 4.10(h)(ii), all current and former employees and contractors of the Company and its Subsidiaries who contributed to the creation or development of any Intellectual Property for the Company or any of its Subsidiaries have executed an agreement that assigns to the Company all of such Person’s respective rights, including Intellectual Property, relating to Intellectual Property created by such Person within the scope of such Person’s employment (or engagement as a contractor). No current or former employee, contractor, consultant, founder, advisor or other service provider owns any rights in or to any Intellectual Property for the Company or has any right to royalties, revenue share, compensation or other payment relating to any Intellectual Property for the Company or Software Products. (i) Except as set forth on Schedule 4.10(i): (i) the Company and its Subsidiaries exclusively own, are the sole assignee of, or have exclusively licensed, all Intellectual Property owned or purported to be owned by the Company or its Subsidiaries, free and clear of all Liens (other than Permitted Liens); (ii) no Proceedings have been instituted, are pending or are threatened in writing that challenge the rights of the Company or its Subsidiaries (as applicable) in or to the validity, enforceability, use or ownership of the Owned Intellectual Property; (iii) within the past six years, neither the use of the Owned Intellectual Property as currently used by the Company or its Subsidiaries (as applicable) in the conduct of its business, nor the conduct of its business as presently conducted, infringes upon, dilutes, misappropriates, or otherwise violates any Intellectual Property of any Person in any respect, and (iv) neither the Company nor its Subsidiaries has received any written charge, complaint, written notice, claim or other assertion of any present, impending or threatened violation, infringement, misappropriation, dilution or other challenge of the use or ownership by the Company or its Subsidiaries of any Intellectual Property (including any demands or unsolicited “offers” to license Intellectual Property from another Person), and there are no written claims pending or threatened of any such violation, infringement, misappropriation, dilution or other challenge. Neither the Company nor its Subsidiaries has prepared or received from any Person any written documents or analysis which concludes that the Company or its Subsidiaries or any of their products or services have infringed any Intellectual Property. Within the past six years, no third Person has infringed, misappropriated, diluted, or otherwise violated any of the Owned Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable steps to police and enforce its rights in the Trademarks that are Owned Intellectual Property, including against counterfeit, infringing or unauthorized uses. No Trademark that is Owned Intellectual Property is subject to dilution, tarnishment or loss of distinctiveness. None of the Owned Intellectual Property is subject to any pending or outstanding Order or other disposition of dispute that adversely and materially restricts the use, transfer, registration or licensing by the Company or its Subsidiaries of any such Owned Intellectual Property. No funding, facilities or personnel of any Governmental Entity or any university, college, research institute or other educational institution has been used to create Owned Intellectual Property, except for any such funding or use of facilities or personnel that does not result in such Governmental Entity or institution obtaining ownership rights or a license to such Owned Intellectual Property or the right to receive royalties for the practice of such Owned Intellectual Property or the right to permit third parties to use such Owned Intellectual Property. (j) Information Technology. The information technology systems, including the hardware, software, and network infrastructure, owned by or under the control of the Company or its Subsidiaries (the “Business Systems”) are in good working condition to effectively perform all information technology operations necessary to conduct the business of the Company and its Subsidiaries as currently conducted, including as to capacity, scalability and ability to process current peak volumes in a timely manner. Except as set forth in Schedule 4.10(j), in the last 18 months, neither the Company nor its Subsidiaries has experienced any disruption to, or interruption in, the conduct of business attributable to a failure, security breach or other unauthorized access, defect, bug, breakdown or other failure or deficiency

45 of the Business Systems (each, a “Company System Interruption”). The Company and each Subsidiary have implemented and maintained (or where applicable have required their service providers to implement and maintain) commercially reasonable controls, policies, procedures and safeguards to maintain and protect confidential information and the integrity, continuous operation, redundancy and security of all Business Systems and data, including Personal Information used in connection with the operation of their respective businesses, against any unauthorized use, access, interruption, modification or corruption. The Company and each Subsidiary maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, and use commercially reasonable efforts to act in compliance therewith. In the event of a Company System Interruption, such plans and procedures are designed to restore the Business Systems for use in the conduct of the Company’s and each Subsidiary’s business within 24 hours. There have been no unauthorized intrusions or breaches of the security of such Business Systems which require notification of individuals, law enforcement, or any Governmental Entity. Company and each Subsidiary use commercially reasonable methods (including passwords) to confirm the correct identity of the users of its Software Products, databases, systems, networks and internet sites and the correct identity of its customers, and uses commercially reasonably reliable encryption (or equivalent) protection to reasonably maintain the security and integrity of transactions executed through its Software Products and Business Systems. The Company or its Subsidiaries owns, leases, licenses or otherwise has the legal right to use or have operated on its behalf, all Business Systems. The Company and each Subsidiary have undertaken all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments and risk analyses) of all areas of their respective businesses and operations required by Data Security Requirements applicable to the Company and its Subsidiaries (“Applicable Data Security Requirements”). (k) Neither the Business Systems nor the Software Products contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or facilitating, any of the following functions: disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed (collectively, “Malicious Code”). The Company and each Subsidiary have implemented reasonable measures designed to prevent the introduction of Malicious Code into the Software Products and Business Systems (if within the control of the Company or its Subsidiaries, as applicable), including firewall protections and regular virus scans. (l) Except as set forth on Schedule 4.10(l), neither the Company nor its Subsidiaries has used any Public Software in the conduct of its business in any manner that would (i) require the disclosure, licensing or distribution of any Company proprietary source code of any portion of such Software Products or any other Intellectual Property owned by the Company or its Subsidiaries, (ii) require the licensing of any Intellectual Property owned by the Company or its Subsidiaries under any Public Software license or (iii) impose any other material limitation, restriction, or condition on the right of the Company or its Subsidiaries to use or distribute any Owned Intellectual Property. Except as set forth on Schedule 4.10(l), other than (i) non-exclusive licenses and subscription access granted to customers in the Ordinary Course, (ii) access by employees or consultants of the Company or its Subsidiaries, (iii) access by the Company’s service providers who support the Business Systems, or (iv) copies provided to third- party Transfer Agents of the Company or its Subsidiaries or code scan service providers that have, in each case, entered into confidentiality agreements, the Company and each Subsidiary have not assigned, transferred, licensed, distributed or otherwise granted any right or access to any Person, or covenanted not to assert any right, with respect to any Software Product. (m) The Company and each Subsidiary have and enforce a policy to document all known material bugs, errors and defects in the Software Products, and such documentation is retained and is available internally at the Company and its Subsidiaries (as applicable) and has been made available to

46 Purchaser, and Schedule 4.10(m) sets forth a list of all such known material bugs, errors and defects in the Software Products as of the date of this Agreement. Except as set forth on Schedule 4.10(m) there are no bugs, errors or defects in the Software Products which do, or may reasonably be expected to, adversely affect the value, functionality or fitness of the intended purpose of such Software Products or that would reasonably be expected to adversely affect the ability of the Company or its Subsidiaries to perform their contractual or legal obligations; nor has there been, and there are no, written claims asserted against the Company or its Subsidiaries or any of their customers alleging any failure of any such Software Products. (n) Except as set forth on Schedule 4.10(n) the source code for the material Company Software is and has been maintained in confidence by the Company and its Subsidiaries. No source code for any material Company Software has been delivered, licensed, or otherwise made available by the Company or its Subsidiaries to any Transfer Agent or other Person who is not, as of the date of this Agreement, an employee of the Company or its Subsidiaries. Except as set forth on Schedule 4.10(n), the Company or its Subsidiaries have no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or otherwise make available the source code for any material Company Software to any Transfer Agent or other Person who is not, as of the date of this Agreement, an employee of the Company or its Subsidiaries or otherwise bound in writing to maintain the confidentiality thereof. Except as set forth on Schedule 4.10(n), no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license, or disclosure of the source code for any material Company Software to any Person who is not, as of the date of this Agreement, an employee of the Company or its Subsidiaries. (o) Except as set forth in Schedule 4.10(o), neither the Company nor its Subsidiaries has received any written claims with respect to the operation or functionality of any Software Products which do, or would reasonably be expected to, adversely affect the Company’s or its Subsidiaries’ ability to satisfy any of its contractual or legal obligations. (p) The Company is not a member of, and has not actively participated in, any organization, body or group which is engaged in or which has, or is in the process of, setting, establishing or promulgating any industry or product standards or the terms under which Intellectual Property is required to be licensed; and none of the Software Products practice, or require a license with respect to any industry standards. (q) No source code or other material confidential information that is Owned Intellectual Property or that is owned by a third party to which the Company or any of its Subsidiaries owes a duty of confidentiality has been input or otherwise disclosed to any AI Tool other than pursuant to a written agreement that prohibits the applicable provider or any third party from using, retaining, reproducing, or training, fine‑tuning or otherwise improving any model upon, such inputs or the corresponding outputs. (r) No source code or other material Intellectual Property has been generated by any AI Tool used by the Company or any of its Subsidiaries where ownership of such source code or other material Intellectual Property would have vested with the Company or one of its Subsidiaries had it been developed or reduced to practice without the use of such AI Tools. Section 4.11. Litigation. Except as set forth on Schedule 4.11: (a) there is no Proceeding pending or, to the Knowledge of the Company, threatened with respect to the Company or its Subsidiaries; (b) there are no, and during the past six years there have been no Proceedings pending or, to the Knowledge of the Company, threatened, whether written or otherwise, against or affecting the Company, its Subsidiaries or any of their respective properties at Law or in equity, nor has the Company or its Subsidiaries settled any threatened claim, suit or prosecution prior to commencement of any Proceeding; (c) there are no, and during

47 the past six years there have been no, judgments, Orders, awards, injunctions or decrees of any Governmental Entity with respect to the Company or its Subsidiaries; and (d) neither the Company nor its Subsidiaries nor any of the assets owned or used by the Company and its Subsidiaries are subject to any outstanding Order. No officer or employee of the Company or its Subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or its Subsidiaries or to any assets owned or used by the Company or its Subsidiaries. No event has occurred or circumstance exists which could reasonably be expected to give rise to or serve as a valid basis for the commencement of any Proceeding by or against the Company or its Subsidiaries. Section 4.12. Company Material Contracts. (a) Schedule 4.12(a) sets forth a true, correct and complete list of the following Contracts, including all amendments and supplements thereto, and related purchase orders, statements of work and service orders, to which, as of the date of this Agreement, the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries is bound, under which there are ongoing obligations meeting any of the descriptions set forth below (collectively referred to herein as the “Company Material Contracts”): (i) all Contracts with Material Customers or Material Suppliers; (ii) all Contracts that individually involve payments to or from the Company or its Subsidiaries (as applicable), collectively, in excess of $100,000 on an annual basis; (iii) any (A) employment Contract with any employee of the Company or any Subsidiary (other than an offer letter that is terminable “at will” without any obligation on the part of the Company or any Subsidiary to make any payments or provide any benefits in connection with such termination on the form(s) previously provided to Purchaser), (B) profit sharing, equity option, equity purchase, equity appreciation, deferred compensation or other material plan or agreement or (C) collective bargaining agreement or other Contract with any labor union or association representing employees of the Company or any of its Subsidiaries; (iv) all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures or other Contracts relating to the borrowing of money by or other Indebtedness of the Company or its Subsidiaries or Liens on any assets of the Company or its Subsidiaries; (v) each Contract in which the Company or its Subsidiaries has sold, assigned or transferred to a third Person any Intellectual Property; (vi) each Contract containing (A) material licenses granted by the Company or its Subsidiaries to any third Person with respect to any Owned Intellectual Property; (B) material licenses granted by any third Person to the Company or its Subsidiaries with respect to any Intellectual Property, excluding “off-the-shelf”, “shrink wrap”, or “click through” software licensed to the Company or its Subsidiaries with total license fees under $100,000, but including any open source license for any Software that has been combined, conveyed, propagated, or distributed with any proprietary Software of the Company or its Subsidiaries (“COTS Licenses”); (vii) each Contract for capital expenditures of at least $100,000 within the 12- month period from and after the date of this Agreement;

48 (viii) each Contract providing for the sale of material assets of the Company or its Subsidiaries after the date of this Agreement, other than in the Ordinary Course, or for the grant to any Person of any rights to purchase any material assets of the Company or its Subsidiaries after the date of this Agreement; (ix) each Contract that (A) includes non-competition or any other restriction with respect to the geographical area or scope or type of business that restricts the Company or its Subsidiaries, including Contracts that contain any restrictions on the ownership, use or enforcement by the Company or its Subsidiaries of any material Intellectual Property or (B) grants exclusivity rights, rights of first refusal, rights of first offer or similar rights to the counterparty thereto or (C) that provides for “most favored nations” terms or establishes an exclusive, priority or minimum sale or purchase obligation that restricts the Company or its Subsidiaries; (x) each Contract involving any resolution or settlement of any actual or threatened Proceeding and involving any outstanding payment obligations or containing any restrictions on the operations of the Company or its Subsidiaries, other than restrictions with respect to confidentiality, release or non-disparagement; (xi) each Contract involving a sharing of revenues, profits, losses, costs or liabilities by the Company or its Subsidiaries with any other Person and any joint venture, co-development or partnership Contract (however named); (xii) each Contract entered into during the last six years (or under which there are continuing material obligations) relating to the acquisition of Equity Interests of any Person or all or any substantial portion of the assets of any business, facility or Person; (xiii) each material Contract with a Governmental Entity (including any contracts with educational institutions or others pursuant to which funding was obtained for the development of any Intellectual Property); and (xiv) each Contract providing for indemnification by the Company or its Subsidiaries exceeding $100,000, except for any such Contracts that were entered into in the Ordinary Course. (b) Neither the Company nor its Subsidiaries is in breach or default in any respect under any Company Material Contract and no other party to any Company Material Contract is in breach or default thereunder, and no event has occurred or circumstance exists which, with or without notice or lapse of time or both, would constitute a breach or default by the Company or its Subsidiaries or any other party thereunder, or would permit termination, modification or acceleration of, any Company Material Contract. During the past six years, neither the Company nor its Subsidiaries has received or given written notice that any party to a Company Material Contract is in breach or default under any Company Material Contract or intends to cancel, not renew or terminate such Company Material Contract. Each Company Material Contract constitutes a valid and binding obligation of the Company or its Subsidiaries (as applicable) and the other parties thereto, is in full force and effect and is enforceable in accordance with its terms against the parties thereto, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies. No Person is renegotiating, or has a unilateral right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company or its Subsidiaries under any Company Material Contract or any other material term or provision of any Company Material Contract, and no Person has indicated in writing to the Company or its Subsidiaries that it desires to renegotiate, modify, not renew or cancel any Company Material Contract. The Company has

49 provided Purchaser true, complete and correct copies of all Company Material Contracts. There are no Company Material Contracts that are not in written form. Section 4.13. Tax Returns; Taxes. Except as otherwise disclosed on Schedule 4.13: (a) all income and other material Tax Returns required to be filed by, on behalf of, or with respect to the Company and its Subsidiaries have properly and timely been filed with the appropriate Governmental Entity and are true, correct and complete in all material respects; (b) all material Taxes due and payable by the Company and its Subsidiaries have been timely paid in full (whether or not shown as due and payable on any Tax Return); (c) the unpaid Taxes of the Company and its Subsidiaries did not, as of the Interim Balance Sheet Date, exceed the reserve for Tax liabilities (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the Interim Balance Sheet, and since the Interim Balance Sheet Date, the Company and its Subsidiaries have not incurred any liability for Taxes outside the Ordinary Course; (d) the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the withholding and collection of Taxes and have complied in all material respects with all Tax information reporting provisions of all applicable Laws; (e) the Company and its Subsidiaries have timely and properly collected all material sales, use, value-added, and similar Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Governmental Entity; (f) all deficiencies asserted in writing as a result of any audit, examination or other Proceeding of any Tax Returns of the Company or its Subsidiaries by any Governmental Entity have been paid in full, or accrued on the books of the Company or its Subsidiaries (as applicable) in accordance with SFRS; (g) no Tax claims have been asserted in writing by any Governmental Entity that have not been finally resolved and no deficiencies for any Taxes of the Company or its Subsidiaries are being asserted, proposed or threatened in writing, and no audit, examination or other Proceeding with respect to Taxes of the Company or its Subsidiaries is currently underway, pending or threatened in writing; (h) no written claim has been received by the Company or its Subsidiaries from a Governmental Entity in any jurisdiction where the Company or its Subsidiaries, as applicable, does not file a particular Tax Return or pay a particular type of Tax that the Company or its Subsidiaries is or may be required to file such Tax Return or pay such Tax that has not been finally resolved; (i) there are no outstanding waivers of statutes of limitations or other agreements with a Governmental Entity by or on behalf of the Company or its Subsidiaries for the extension of time for the assessment of any Taxes or any deficiency thereof; (j) there are no Liens for Taxes against any asset of the Company or its Subsidiaries (other than Permitted Liens); (k) neither the Company nor its Subsidiaries is a party to or bound by any Tax Sharing Arrangement (excluding commercial agreements entered into in the Ordinary Course, the primary subject of which is not Taxes);

50 (l) neither the Company nor its Subsidiaries has any liability for the Taxes of any Person under United States Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. law) other than liability for other members of the Company or any of its Subsidiaries, under any Tax Sharing Arrangement (excluding commercial agreements entered into in the Ordinary Course, the primary subject of which is not Taxes) entered into by the Company or its Subsidiaries, or as transferee, successor, by Contract (excluding commercial agreements entered into in the Ordinary Course, the primary subject of which is not Taxes); (m) neither the Company nor its Subsidiaries has distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was governed, or intended to be governed, in whole or in part, by Section 355 or 361 of the Code during the two years prior to the date of this Agreement; (n) neither the Company nor any of its Subsidiaries is a controlled foreign corporation within the meaning of Section 957 of the Code; (o) neither the Company nor its Subsidiaries has ever been a member of an affiliated group filing a United States consolidated federal income Tax Return, except for the affiliated group consisting solely of any of the Company and its Subsidiaries; (p) neither the Company nor its Subsidiaries are subject to net income Tax in any jurisdiction (other than the country in which it is organized) by virtue of being engaged in a trade or business, or being deemed to have a permanent establishment, in such jurisdiction; (q) the Company and its Subsidiaries are in material compliance with the terms and conditions of any Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement with a Governmental Entity to which the Company or any Subsidiary is a party or otherwise subject. To the Knowledge of the Company, the consummation of the purchase and sale of the Purchased Shares will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement; (r) each of the Company and its subsidiaries is in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology between or among the Company and its Subsidiaries. All material intercompany agreements have been adequately documented, and such documents have been duly executed in a timely manner. The prices for any material property or services (or for the use of any material property) provided by or to the Company or any of its Subsidiaries are arm’s length prices for purposes of applicable transfer pricing Laws, including Section 482 of the Code; (s) neither the Company nor its Subsidiaries will be required to include in a taxable period ending after the Closing Date income attributable to a taxable period prior to the Closing Date but was not recognized for Tax purposes in such prior taxable period (or to exclude from taxable income in a taxable period ending after the Closing Date any deduction the recognition of which was accelerated from such taxable period to a taxable period prior to the Closing Date) as a result of the installment method of accounting, open transaction, the completed contract method of accounting, the percentage of completion method of accounting, the long-term contract method of accounting, the cash method of accounting, Section 481 of the Code, use of an improper method of accounting prior to the Closing Date, prepaid amount or deferred revenue, intercompany transaction or excess loss account described in Section 1502 of the Code, or Section 108(i) of the Code or, in each case, any comparable provisions of state, local or non-U.S. Law, or for any other reason relating to the accrual of income for Tax purposes;

51 (t) there are no Tax rulings, requests for rulings, or closing agreements (or similar) relating to Taxes for which the Company or its Subsidiaries may be liable that could affect the Company’s or any Subsidiary’s liability for Taxes for any taxable period ending after the Closing Date; (u) neither the Company nor any of its Subsidiaries has granted any Person any power of attorney currently in force with respect to any material Tax matter that will be binding on such Company or Subsidiary after the Closing; (v) except with respect to Digitrade US Corp. and Tazapay US Corp., neither the Company nor any of its Subsidiaries (i) is a resident or organized in the United States for Tax purposes, (ii) is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or treated as a U.S. corporation under Section 7874(b) of the Code; (iii) was created or organized both in the United States and in a non-U.S. jurisdiction such that such entity is taxable in the United States as a domestic entity pursuant to Treasury Regulations Section 301.7701-5(a); or (iv) has made an election pursuant to Section 897(i) of the Code; (w) neither the Company nor any of its Subsidiaries (i) is treated as a partner for U.S. federal income Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is properly classified as a partnership for U.S. federal income Tax purposes or (ii) owns an entity which has made an affirmative election with a Governmental Entity to be classified as a disregarded entity for U.S. federal income Tax purposes; (x) neither the Company nor any of its Subsidiaries has been a party to a transaction that is or is substantially similar to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local, or non-U.S. Tax Law; Neither the Company nor any of its Subsidiaries has participated in any Tax amnesty program; (y) the Company and its Subsidiaries have properly classified all current and former employees, independent contractors, consultants, advisors and other service providers for all applicable Tax purposes; and (z) none of the Company and its Subsidiaries have ever filed with the Internal Revenue Service an entity classification election for U.S. federal income tax purposes. No representation or warranty contained in this Section 4.13 shall be deemed to apply directly or indirectly with respect to any taxable period (or portion thereof) beginning after the Closing Date or to any transactions entered into by the Company or any Subsidiary after the Closing. The Company makes no representation or warranty as to the amount of any Tax basis, Tax credit or other similar Tax asset or attribute of the Company or any Subsidiary attributable to a Pre-Closing Tax Period that the Company or any Subsidiary may have following the Closing. Section 4.14. Environmental Matters. Except as disclosed in Schedule 4.14: (i) the Company and its Subsidiaries are in compliance, and during the past six years have complied in all respects, with all applicable Environmental Laws; (ii) the Company and its Subsidiaries possess all Permits required under applicable Environmental Laws for the ownership, lease, or operation of its respective business or any real property, all such authorizations are in full force and effect, and the Company and its Subsidiaries are in compliance, and during the past six years have complied, in all material respects, with the terms and conditions thereof; (iii) the Company and its Subsidiaries do not have any liability under any Environmental Law for any Hazardous Material disposal or contamination on the properties currently or formerly owned or operated by the Company or its Subsidiaries; (iv) the Company and its Subsidiaries do not have any

52 liability under any Environmental Law for any Hazardous Material disposal or contamination on any third party property; (v) the Company and its Subsidiaries are not in violation of or have any liability under any Environmental Law for any release or threat of release of any Hazardous Material; (vi) the Company and its Subsidiaries have not received any written notice, demand, letter, claim or request for information alleging that it may be in violation of or liable under any Environmental Law; (vii) the Company and its Subsidiaries are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or an indemnitor of any third-party indemnitee for any liability under any Environmental Law or relating to Hazardous Materials; (viii) neither the Company nor its Subsidiaries has assumed or provided indemnity against any liability of any other Person under any Environmental Laws, including any obligation for corrective or remedial action; (ix) there are no circumstances or conditions involving the Company or its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its property pursuant to any Environmental Law; and (x) the Company has provided or otherwise made available to Purchaser true, correct and complete copies of all material environmental reports, assessments, studies and audits and other material environmental documents in the possession or control of the Company or its Subsidiaries. Section 4.15. Compliance with Laws; Licenses and Permits. (a) Generally. Except as set forth on Schedule 4.15(a)(i), the Company and its Subsidiaries have at all times during the past six years complied in all respects with, and are currently in compliance in all material respects with, all Laws and Orders applicable to the Company, the Subsidiaries or their respective assets and properties and, during the past six years, neither the Company nor its Subsidiaries has received any written or oral notice, charge, claim or assertion with respect to any failure to comply with any provision of applicable Law. Neither the Company nor its Subsidiaries has, during the past six years, been cited, fined or otherwise notified in writing of any failure to comply with any Laws that has not been paid or cured. Except as set forth on Schedule 4.15(a)(ii), no investigation, audit or review by any Governmental Entity with respect to the Company or affecting any of its properties or assets is pending or, to the Knowledge of the Company, threatened, and no Governmental Entity has indicated an intention to conduct the same. Neither the Company nor its Subsidiaries has, during the past six years, made a voluntary, mandatory or directed disclosure to any Governmental Entity relating to, or conducted any internal investigation (regardless of the outcome of such investigation) in which it has engaged the services of an outside environmental, law or accounting firm concerning, any actual, alleged or potential violation of any applicable Law. The Company and its Subsidiaries currently have, and during the past six years have had, all Permits, including Money Transmitter Licenses, necessary for the conduct of their business as presently conducted and is in compliance with the terms of such Permits, including the payment of all fees and other amounts payable with respect thereto. Schedule 4.15(a)(iii) contains a complete and accurate list of all material Permits held by the Company or its Subsidiaries and their respective jurisdictions of issuance as of the date of this Agreement. Schedule 4.15(a)(iv) contains a complete and accurate list of all Money Transmitter Applications and the jurisdictions in which such application have been submitted as of the date of this Agreement. As of the date of this Agreement, the Company and its Subsidiaries are not conducting any regulated money transmission activity in any jurisdiction in which it does not have a Money Transmitter License. Each such Permit held by the Company or its Subsidiaries is valid and in full force and effect and no suspension, cancellation or revocation of any Permit/Money Transmitter License is pending or threatened. The rights and benefits of each material Permit will be available to the Company and its Subsidiaries immediately after the consummation of the Transactions on terms substantially identical to those enjoyed by the Company and its Subsidiaries as of the date of this Agreement. Each of the Money Transmitter Applications is actively pending with the applicable Governmental Entity to which it was submitted, and neither the Company nor any of its Subsidiaries has received any deficiency notice from any such Governmental Entity or otherwise has any expectation that any such Money Transmitter Application will not be approved. During the past six years, no claim has been made by any Governmental Entity that the Company’s or its Subsidiaries’ business conducted or any asset owned or used by the Company or its

53 Subsidiaries fails to comply with any Law, Order or Permit and there is no outstanding written notice of cancellation, termination, or non-renewal of, or any threatened cancellation, termination, or non-renewal of, any Permit of the Company or its Subsidiaries. No Proceeding is pending or, to the Knowledge of the Company, threatened, which seeks to revoke, limit, suspend or materially modify any such Permit. (b) Unlawful Payments. Since January 1, 2016, neither the Company, its Subsidiaries, nor any manager, director, officer or employee, agent, representative or sales intermediary thereof or other third party acting on behalf of the Company or its Subsidiaries: (i) has taken any action in violation of any applicable anticorruption Law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.), the UK Bribery Act of 2010, the Singapore Prevention of Corruption Act 1960, all Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions and all other applicable Laws relating to bribery, corruption, kick-backs or other improper payments or (ii) has corruptly offered, paid, given, promised to pay or give or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official for purposes of (A) influencing any act or decision of any Public Official in his or her official capacity; (B) inducing such Public Official to do or omit to do any act in violation of his or her lawful duty; (C) securing any improper advantage or (D) inducing such Public Official to use his or her influence with a Governmental Entity, or commercial enterprise owned or Controlled by any Governmental Entity, in order to assist the Company or its Subsidiaries or any Person related in any way to the Company or its Subsidiaries, in obtaining or retaining business or directing any business to any Person. The Company and its Subsidiaries have established and maintained written policies and procedures and systems of internal controls to ensure compliance with the U.S. Foreign Corrupt Practices Act of 1977 and other anti-corruption and anti-bribery Laws applicable to the Company and its Subsidiaries, and to ensure that all books and records of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. There are no threatened claims, nor presently existing facts or circumstances that would constitute a reasonable basis for any future claims, with respect to the Company’s and its Subsidiaries’ compliance with the U.S. Foreign Corrupt Practices Act of 1977 or any other anti-corruption or anti-bribery Laws applicable to the Company and its Subsidiaries. (c) International Trade. Each of the Company and its Subsidiaries, and their respective managers, officers, directors, employees, and, to the Knowledge of the Company, agents is and, since January 1, 2016 has been, in compliance with all Trade Control Laws and there are no Proceedings pending or threatened against the Company or any of its Subsidiaries under any Trade Control Laws. Without limiting the generality of the foregoing, neither the Company, its Subsidiaries, nor any manager, director, officer or employee of the Company or its Subsidiaries is currently, or since January 1, 2016 has been, a Sanctioned Person or is currently engaging, or since January 1, 2016 has engaged, in any business or other dealings with a Sanctioned Person or in or involving a Sanctioned Country. The Company and its Subsidiaries have implemented and maintain policies and procedures reasonably designed to ensure compliance with Trade Control Laws. (d) Anti-Money Laundering Laws. Each of the Company and its Subsidiaries is and, since January 1, 2016 has been, in compliance with all Anti-Money Laundering Laws. Without limiting the generality of the foregoing, the Company and its Subsidiaries have established and maintained a written anti-money laundering program, including policies and procedures, in accordance with its obligations under Anti-Money Laundering Laws that addresses, as applicable: (i) verifying customer identities; (ii) conducting ongoing customer due diligence, including transaction monitoring and verifying beneficial ownership identities of legal entity customers; (iii) filing reports, including reports of suspicious activity; (iv) maintaining records; (v) conducting ongoing training of applicable personnel on anti-money laundering; (vi) appointing, and designating the responsibilities of, an anti-money laundering compliance officer; (vii) maintaining a system of internal controls to ensure compliance with such program; and (viii) conducting independent testing for compliance with such program. Since January 1, 2016, none of the

54 Company or any of its Subsidiaries, or any manager, director, officer or employee thereof (A) has been or is in violation of any Anti-Money Laundering Laws or any prohibition on money laundering; (B) has engaged or is engaged in any transaction, investment, undertaking or activity that violates Anti-Money Laundering Laws or any prohibition on money laundering; (C) is a party to or subject to any governmental inquiry, investigation, order, decree, agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to or recipient of a commitment letter, supervisory letter or similar undertaking to or from, or is subject to any directive by, any Governmental Entity relating to any Anti-Money Laundering Laws, or (D) has been notified by any Governmental Entity that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar undertaking relating to any Anti-Money Laundering Laws or intends to initiate an inquiry, investigation or enforcement action regarding the Company or any of its Subsidiaries with respect to any Anti-Money Laundering Laws. There is no unresolved violation, criticism or exception relating to any Anti-Money Laundering Laws by any Governmental Entity with respect to any examination of the Company or its Subsidiaries. (e) Client Money; Safeguarding. The Company and each of its Subsidiaries holds, segregates and safeguards all Customer Funds in accordance with all applicable Safeguarding Requirements. Except as set forth on Schedule 4.15(e): (i) all Customer Funds are held in segregated safeguarding accounts (or otherwise protected in the manner required by the applicable Safeguarding Requirements), separate from the Company’s and its Subsidiaries’ own funds, and are not commingled with, or used for the account of, the Company or any Subsidiary; (ii) at all times the aggregate amount of Customer Funds held or safeguarded by the Company and its Subsidiaries has been at least equal to the aggregate corresponding liabilities and obligations owed to customers, merchants and other third parties (the “Customer Liabilities”), and, to the Knowledge of the Company, there is no shortfall, deficiency or unreconciled difference between the Customer Funds and the Customer Liabilities in excess of $50,000 as at any reconciliation date; (iii) all Customer Funds and Customer Liabilities are accurately recorded and reconciled in the books and records of the Company and its Subsidiaries; and (iv) neither the Company nor any Subsidiary has received written notice of, or is aware of, any breach of the Safeguarding Requirements or any deficiency, commingling or misapplication of Customer Funds. (f) VRCA Activities. With respect to its Value-Referenced Crypto Asset activities (the “VRCA Activities”), each of the Company and its Subsidiaries (i) conducts its VRCA Activities on the basis that each VRCA conversion results in an obligation to make, and is settled by, delivery of the relevant VRCA to or at the direction of the customer promptly following the transaction, and conducts such VRCA Activities (including in case of conversions) on the basis, and with the intention, that they are, in all material respects, consistent with the guidance in Canadian Securities Administrators Staff Notice 21-327 Guidance on the Application of Securities Legislation to Entities Facilitating the Trading of Crypto Assets, (ii) does not operate a trading platform, marketplace, alternative trading system or exchange or facilitate secondary trading in VRCAs, (iii) does not provide custody or wallet services to customers and does not hold customer VRCAs other than momentarily to effect immediate delivery, (iv) does not offer leverage, margin or credit in connection with the VRCA Activities, and (v) holds no client fiat or crypto in connection with its VRCA Activities other than Customer Funds held in accordance with applicable Safeguarding Requirements. (g) Canadian Securities Regulator Communications. Except as set forth on Schedule 4.15(g), (i) none of the Company, its Subsidiaries, or any of their respective Representatives, has had any communications with, or made any outreach to, any Canadian Securities Regulator (or any current or former member, officer or employee thereof), whether directly or indirectly and through any channel (including electronic or social media, industry events or any intermediary), during the past three years relating to the VRCA Activities or any registration requirement in respect thereof; (ii) no Canadian Securities Regulator

55 has made any determination, issued any direction, or commenced or threatened any inquiry, investigation, review, enforcement action or Proceeding in respect of the VRCA Activities; (iii) neither the Company nor any of its Subsidiaries has given any undertaking or commitment to any Canadian Securities Regulator in respect thereof; (iv) all information and representations provided to any Canadian Securities Regulator in respect of the VRCA Activities were, when provided, accurate and not misleading in any material respect; provided that neither the making of any communication, contact or outreach with, nor the giving of any undertaking or commitment to, any Canadian Securities Regulator by the Company, any of its Subsidiaries or any of their respective Representatives in accordance with, and subject to the notice, review and consent requirements of, Section 6.2(e) or Schedule 6.13 shall, of itself, cause the representations and warranties in clauses (i), (iii) or (v) of this Section 4.15(g) to be untrue or incorrect; and (v) Schedule 4.15(g) sets forth a true and complete description of all communications between the Company, any of its Subsidiaries or any of their respective Representatives, on the one hand, and any Canadian Securities Regulator, on the other hand, relating to the VRCA Activities or any registration requirement in respect thereof. Section 4.16. Employee Benefit Plans. (a) Schedule 4.16(a) contains a true and complete list of each Benefit Plan and (i) indicates whether each Benefit Plan providing for insurance benefits of any kind is fully insured or self- insured, and (ii) identifies whether the Benefit Plan is a Singapore Plan or an International Plan. (b) For each Benefit Plan, copies of the following documents (to the extent applicable) have been made available to Purchaser prior to the date of this Agreement: (i) plan documents and any amendments thereto (or, if there is no written plan document, then a description of its terms); (ii) each trust agreement or other funding agreement; (iii) insurance Contracts and policies and certificates of coverage and all amendments thereto; (iv) all current summary plan descriptions and summaries of material modifications; (v) the most recent actuarial valuation or financial statement and any Form 5500 annual report for the most recently completed three plan years; (vi) all non-discrimination testing performed in the last six years; (vii) all material reports, letters or other communications from the relevant Governmental Entity regarding the Benefit Plan during the last six years, including the most recent determination letter, advisory letter or opinion letter issued by the Internal Revenue Service; and (viii) if such plan is an International Plan, documents that are substantially comparable (taking into account differences in applicable Law and practices) to the documents required to be provided in clauses (i) through (vii). (c) All of the Benefit Plans have been established, operated, maintained and administered in accordance with their terms and are in compliance in all respects with all applicable Laws, including, but not limited to, the Code and ERISA and all filing and disclosure requirements imposed on the plan sponsor thereunder. There are no actions, claims, or lawsuits pending, or threatened, with respect

56 to any Benefit Plan or any compensation and benefit plan, policy, agreement or arrangement that has expired or terminated (other than routine claims for benefits in the Ordinary Course), and there are no facts which could give rise to any such actions, claims, or lawsuits. There are no audits, inquiries, investigations, examinations or other Proceedings pending or threatened by the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity with respect to any Benefit Plan. All contributions to each Benefit Plan that were required under the terms of such Benefit Plan or other applicable Law have been made by the due date thereof, including any valid extension. All benefits accrued under any unfunded Benefit Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with SFRS. With respect to any Benefit Plan, no event has occurred or is reasonably expected to occur that has resulted in or would subject the Company or any of its Subsidiaries to a Tax or the assets of the Company or any of its Subsidiaries to a Lien under applicable Law. (d) Each Benefit Plan that is intended to be a qualified plan within the meaning of Section 401(a) of the Code is so qualified, and no circumstances exist (i) which could result in loss of such qualification under Section 401(a) of the Code or (ii) which could result in a penalty under the Internal Revenue Service Closing Agreement Program if discovered during an Internal Revenue Service audit or investigation. Each such Benefit Plan has either has received a favorable and currently effective determination letter from the Internal Revenue Service or is in the form of a prototype or volume submitter document that is the subject of a favorable opinion letter from the Internal Revenue Service on which it is entitled to rely. (e) Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate sponsors, has sponsored, contributes to, has contributed to, has or had an obligation to contribute to or has any Liability with respect to: (i) a plan subject to Title IV of ERISA, including any defined benefit plan (as defined in Section 3(35) of ERISA), (ii) a multiemployer plan (as defined in Section 3(37) or 4001(a)(3) of ERISA), (iii) a multiple employer plan subject to Section 4063 or 4064 of ERISA, or (iv) a plan subject to Section 302 of ERISA or Section 412 of the Code. Neither the Company nor any of its Subsidiaries sponsors, has sponsored, contributes to, has contributed to, has or had an obligation to contribute to or has any Liability with respect to a multiple employer welfare arrangement (as defined in Section 3(40)(A) of ERISA) or a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has any Liability as a result of a violation of COBRA. Neither the Company nor any of its Subsidiaries has any Liability under Section 502(i) or 502(l) of ERISA. (f) No Benefit Plan provides, and the Company and its Subsidiaries have no obligation to provide, current or former employees of the Company or any of its Subsidiaries (or any beneficiaries thereof) with post-termination health, life insurance or other welfare or post-termination benefits after such Person terminates employment with the Company and its Subsidiaries, except to the extent required by COBRA, the Singapore Central Provident Fund, or similar applicable Laws. (g) Except as set forth in Schedule 4.16(e) or as otherwise specifically provided in this Agreement, neither the execution of this Agreement by the Company nor the consummation of the Transactions (either alone or together with any other events) will (i) entitle any Person to a payment or increase in compensation (including severance, payment in respect of a notice period, unemployment compensation, golden parachute payment, bonus or otherwise), (ii) trigger, increase or accelerate the time of payment of, or trigger or accelerate the vesting of any rights in, any payment, forgiveness of indebtedness or any other benefit pursuant to any Benefit Plan, (iii) obligate the Company, Purchaser or their respective Affiliates to continue or fund any Benefit Plan or (iv) result in any breach or violation of, or a default under, any Benefit Plan. No amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the Transactions (either alone or in combination with another event) will be an “excess

57 parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 of the Code. (h) The Company and its Subsidiaries have complied in all respects with the applicable provisions of the U.S. Patient Protection and Affordable Care Act of 2010, as amended, and the U.S. Health Care and Education Reconciliation Act of 2010, as amended, to the extent applicable, including the employer shared responsibility provisions relating to the offer of “affordable” health coverage that provides “minimum essential coverage” to “full-time” employees (as those terms are defined in Section 4980H of the Code and related regulations) and the applicable employer information reporting requirements under Code Section 6055 and Code Section 6056 and related regulations. (i) Each Benefit Plan that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been administered, operated and maintained in all respects according to the requirements of Section 409A of the Code, and neither the Company nor any of its Subsidiaries has been required to withhold or pay any Taxes as a result of a failure to comply with Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to make a “gross- up” or similar payment in respect of any Taxes that may become payable under Section 409A of the Code. (j) Each Benefit Plan may be amended or terminated by the Company and its Subsidiaries at any time prior to or after the Closing without giving rise to any Liability other than for payment of benefits that have accrued prior to such amendment or termination. (k) Benefits under each Benefit Plan that are employee welfare benefit plans are provided exclusively through insurance Contracts or policies issued by an insurance company, health maintenance organization, or similar organization unrelated to the Company and its Subsidiaries, the premiums for which are paid directly by the Company and its Subsidiaries from its general assets or partly from its general assets and partly from contributions by its employees. No insurance policy or contract relating to any such Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder. (l) Each International Plan (i) has been established, operated, maintained and administered with its terms and in compliance in all respects with all applicable Laws; (ii) if required to be registered or approved by a non-U.S. Governmental Entity, has been registered or approved and has been maintained in good standing with applicable regulatory authorities in all material respects, and no event has occurred since the date of the most recent approval or application therefor relating to any such International Plan that would reasonably be expected to adversely affect any such approval or good standing; (iii) that is intended to qualify for special Tax treatment meets all requirements for such treatment; (iv) if required to be fully funded or fully insured, is fully funded or fully insured on an ongoing and termination or solvency basis (determined using reasonable actuarial assumptions) in compliance with applicable Laws; and (v) is not subject to any pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any International Plan, or otherwise involving any such International Plan or the assets of any International Plan, other than routine claims for benefits. Section 4.17. Employees; Labor Relationships. (a) Schedule 4.17(a)(i) lists the name, employing entity, current annual base salary or base wages, current cash bonus target, current commission rate and commissions received or accrued in calendar year 2025, any other current cash compensation entitlements, job title, credited service, classification as exempt or non-exempt under applicable Law, date of hire, jurisdiction of residency, full or part-time status, accrued deferred compensation, visa status, and employment status (active or nature of

58 leave of absence and, if on leave, the expected return date), with respect to each current employee of the Company and its Subsidiaries as of the date of this Agreement (collectively, the “Company Employees”). For the avoidance of doubt, subject to compliance with Section 6.1(b)(x), any Person that, following the date hereof but prior to the Closing, is hired as an employee of the Company or any of its Subsidiaries, shall as of such time automatically and without any further action on the part of any party hereto be deemed to be a Company Employee for purposes of this Agreement. The employment of all Company Employees is “at will” and may be terminated by the Company and its Subsidiaries at any time, for any reason or no reason, in accordance with applicable Law. Neither the Company nor its Subsidiaries have, other than in the Ordinary Course, proposed to amend the terms of employment of any Company Employee. Schedule 4.17(a)(ii) lists all independent contractors of the Company and its Subsidiaries who provide or have provided services for the Company and its Subsidiaries (other than with respect to tax, accounting and legal services, or which are exclusively related to the Transactions) (collectively, the “Independent Contractors”) during (i) the 12 month period ended August 31, 2026 and (ii) the eight month period ended August 31, 2025, and sets forth for each such Independent Contractor the fee schedule and the total amount of all fees paid or accrued for such services provided during those periods; and the applicable term for which services were or are anticipated to be provided. No current or former independent contractor has any basis to claim status as an employee of the Company or its Subsidiaries, and each independent contractor of Tazapay Canada who resides and performs services outside of Canada has been properly classified as an independent contractor (and not as an employee) under the Laws of the jurisdiction in which he or she resides and performs such services. Neither the Company nor any of its Subsidiaries has received any claim or notice from any Governmental Entity to the effect that they have improperly classified the exempt/non-exempt status of any employee, and there is no basis for any such claim. No individual classified by the Company or any of its Subsidiaries as an independent contractor or other non-employee status would be deemed an employee or common-law employee under any Benefit Plan or applicable Law. Since March 1, 2026, no Company Employee or Independent Contractor has notified the Company or its Subsidiaries of an intention to leave their employment or engagement with the Company or its Subsidiaries, or, to the Knowledge of the Company, has any intention to do so. Since March 1, 2026, the Company and its Subsidiaries have not given any notice of termination to any Company Employee terminating his or her employment as at the date of this Agreement and there have been no proposals made by the Company or its Subsidiaries to terminate the employment of any Company Employee. Each Company Employee and Independent Contractor provides services to the Company and its Subsidiaries in Singapore, the United Kingdom, Hong Kong, the United States, the United Arab Emirates, India, Canada, Thailand, Lithuania, or Australia, as applicable, and is legally permitted to be employed or engaged, as applicable, in those jurisdictions under applicable Law. (b) Schedule 4.17(b) lists all Company Employees and Independent Contractors covered by any written employment, consulting, severance, change-in-control, or retention agreement and any non-competition, non-solicitation, non-disparagement, confidentiality, proprietary information or similar agreement with the Company or its Subsidiaries as of the date of this Agreement (each of the foregoing, an “Employment and Services Agreement”), and the Company has provided or made available to Purchaser current and complete copies of each such agreement. To the Knowledge of the Company, no Company Employee or Independent Contractor is or is reasonably likely to be in breach of any non- competition agreement with a third party as a result of providing services to the Company or its Subsidiaries. (c) Schedule 4.17(c) describes the circumstances and outcome of each instance in the last six years the Company or its Subsidiaries has sought to enforce a confidentiality, non-competition, or non-solicitation agreement, including, but not limited to, formal Proceeding. (d) Neither the Company nor its Subsidiaries is a party to or currently negotiating any collective bargaining agreement or similar agreement, nor is there currently or has there been within the last six years (or, to the Knowledge of the Company, threatened) any labor strike, dispute, walkout, work

59 stoppage, slowdown or lockout involving the Company or its Subsidiaries. There is no current union organizing activity among any of the Company Employees or any union representation petition pending or, to the Knowledge of the Company, threatened. There has been no claim in relation to any employees or former employees made against the Company or its Subsidiaries and no liability which remains undischarged has been incurred by the Company or its Subsidiaries for breach of any contract of employment with any employee. (e) The Company and its Subsidiaries (i) are in compliance in all respects with all applicable Laws and contractual arrangements respecting employment and employment practices, independent contractor arrangements, terms and conditions of employment, termination of employment, discrimination and harassment in employment (relating to sex, age, religion, race, national origin, ethnicity, disability, veteran status or any other protected category), workers’ compensation, wages, hours of work, occupational safety and health, privacy, immigration Laws and employee classification, (ii) have not engaged in any unfair labor practices, and (iii) are not in breach of any Employment and Services Agreement. The Company and its Subsidiaries are not liable for any payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course). Except as set forth on Schedule 4.17(e), there are no Proceedings pending or, to the Knowledge of the Company, threatened, involving the Company or its Subsidiaries relating to its employment practices, any of the applicable Laws described in this Section 4.17, or an Employment and Services Agreement. (f) The Company and its Subsidiaries have paid in full to all Company Employees and former employees of the Company and its Subsidiaries and all Independent Contractors and former independent contractors of the Company and its Subsidiaries any wages, salaries, fees, commissions, bonuses, benefits, compensation, overtime, cashouts of accrued unused paid time off or leave, and severance or any other amounts due upon termination of their employment or engagement that are due and payable. No liability which remains undischarged has been incurred by the Company or its Subsidiaries for breach of any contract of employment with any Company Employee, including redundancy payments, protective awards, compensation for wrongful dismissal, unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any Company Employee. The Company and its Subsidiaries have not made or agreed to make any payment or provided or agreed to provide any benefit to any Company Employee or former employee or consultant or any dependent of any such Persons in connection with the proposed termination or suspension of employment or variation of any contract of employment or consultancy agreement of any such Company Employee or former employee or consultant. (g) No current or former employee has, in the course of their employment with the Company or its Subsidiaries, engaged in nor been alleged to have engaged in any act that constitutes a Misconduct Claim, and no such allegation is pending or threatened, or has been investigated, litigated or become the subject of administrative proceedings. The term “Misconduct Claim” shall include, without limitation: (i) sexual harassment or any other unlawful act of a similar nature; (ii) if made to a subordinate employee: sexual advances, lewd or sexually explicit comments, or the sending of sexually explicit images; (iii) if made to a Person who has not invited such conduct and, at the time, could reasonably regard the maker of the advances or comments as having the power to influence or impair the recipients’ career advancement or the success of the recipient’s business projects: sexual advances, or sexually explicit comments; or (iv) a retaliatory act for refusing or opposing any of the above. The Company and its Subsidiaries have not terminated the employment of any current or former employee related to any Misconduct Claim or entered into any settlement or settlement discussions with any person regarding a Misconduct Claim. The Company and its Subsidiaries has established and distributed to all of its employees a policy against harassment and a complaint procedure, and it has required all managers and staff employees to undergo anti-harassment training.

60 (h) The Company and its Subsidiaries are in compliance in all respects with all applicable Laws and regulations regarding immigration and/or employment of non-citizen workers. Within the last six years, neither the Company nor any of its Subsidiaries has been notified in writing of any pending or threatened investigation by any Governmental Entity charged with administration and enforcement of immigration Laws concerning the Company or any of its Subsidiaries. (i) Neither the Company nor any of its Subsidiaries is a joint employer with, co- employer with, or alter ego of, any other Person (and no claim to the contrary has been received), and no employee or independent contractor of any Person other than the Company or any of its Subsidiaries providing services to the Company or any of its Subsidiaries is covered by any Benefit Plan or any similar benefit or insurance plan, policy or procedure. Section 4.18. Privacy and Data Security. (a) The Company and its Subsidiaries are operating, and at all times during the past six years have operated, in material compliance with all Data Security Requirements. The Company and its Subsidiaries have adopted and published Privacy Policies that accurately describe the privacy practices of the Company and its Subsidiaries (as applicable), to any website, mobile application or other electronic platform and complied with those notices and policies, and no such notices or disclosures have been inaccurate, misleading, or deceptive. Neither the Company nor its Subsidiaries has received any written complaints regarding the Processing of Company Data by the Company or its Subsidiaries or by third parties to whom the Company or its Subsidiaries has provided any Company Data. The Company and its Subsidiaries have at all times provided adequate notice to and obtained any necessary consents from individuals required for any past or present Processing of Company Data as conducted by or for the Company or its Subsidiaries, and have abided by any privacy choices (including opt-out preferences, access requests, deletion requests and correction requests) of any individuals relating to Company Data. The Company and its Subsidiaries, to the extent required under Data Security Requirements maintain a record of Personal Data Processing activities, retain Personal Data only for as long as is necessary and ensure all cross-border transfers of Company Data are carried out in compliance with Data Security Requirements. The Company has in place Contracts with all third parties to ensure that the data processor maintains the confidentiality and security of Company Data and complies at all times with Data Security Requirements, and such Contracts include processing provisions as required under Data Security Requirements. The Company and its Subsidiaries conduct vendor due diligence appropriate to the risk posed by any data processors. (b) No Person (including any Governmental Entity) has commenced any Proceeding, or, to the Knowledge of the Company, threatened to assert any Proceeding, with respect to any alleged violation of any Data Security Requirements or any privacy or data protection practices of the Company or its Subsidiaries, including any loss, damage or unauthorized access, use, disclosure, modification or other misuse of any Company Data maintained by, or on behalf of, the Company or its Subsidiaries. The execution, delivery and performance of this Agreement and the consummation of the Transactions and therein comply with all Applicable Data Security Requirements. (c) The Company and its Subsidiaries have established an information security program that is appropriately implemented and maintained and that complies with all Applicable Data Security Requirements, and there have been no material violations of such program. The Company and its Subsidiaries have assessed and tested such information security program on a no less than annual basis and remediated all material privacy, data protection, or security issues or critical and high risks and vulnerabilities identified. The information technology systems currently used by the Company and its Subsidiaries are in good working condition, do not contain any malicious code or defect, and operate and perform as necessary to conduct the business of the Company or its Subsidiaries. The Company and its

61 Subsidiaries maintain cyber liability insurance with reasonable coverage limits. Each of the Company and its Subsidiaries have made all notifications to customers or individuals required to be made by the Company and its Subsidiaries under Applicable Data Security Requirements arising out of or relating to any event of unauthorized access to or disclosure or acquisition of any Personal Information by any Person of which the Company or its Subsidiaries have knowledge. (d) The Company and its Subsidiaries have all necessary authority, rights, consents, and authorizations to Process any Company Data maintained by or for the Company and its Subsidiaries to the extent required under Applicable Data Security Requirements in connection with the operation of the Company and its Subsidiaries’ business as currently conducted. The Company and its Subsidiaries do not sell, rent, or otherwise make available to any Person any Company Data, except in a manner that complies in all respects with the Applicable Data Security Requirements. (e) Other than as set forth on Schedule 4.18(e), in the past six years, there have not been any actual, suspected or alleged incidents of data security breaches, unauthorized access or use of any of the Business Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Company Data in the possession, custody or control of the Company or its Subsidiaries, nor is there, or has there been, any breach (including a personal data breach), security incident, or successful ransomware, denial of access attack, denial of service attack, hacking, or similar event (“Security Incident”). No data processor or subcontractor of the Company or its Subsidiaries has experienced any Security Incident or made or has been required to make any disclosure or notification to consumers or government authorities under any Applicable Data Security Requirements in connection with any Security Incident with respect to any Company Data provided by it to the Company or its Subsidiaries. Each of the Company and its Subsidiaries have made all notifications to governmental authorities, customers or individuals required to be made by the Company and its Subsidiaries under Applicable Data Security Requirements arising out of or relating to any Security Incident. Section 4.19. Data Security Program. Neither the Company nor any of its Subsidiaries are considered a Covered Person or Country of Concern, as those terms are defined under 28 C.F.R. Part 202, and as implemented as the U.S. Department of Justice’s “Data Security Program”. The Company and any Subsidiary have likewise not engaged in any transaction with any employee, vendor, subprocessor or other third party that would qualify as a “Covered Transaction” under 28 C.F.R. Part 202. Section 4.20. Certain Fees. No broker, finder or investment banker is entitled to any brokerage, finder’s, transaction or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Sellers, the Company or any of their Affiliates. Section 4.21. Insurance Policies. Schedule 4.21 contains a true, correct and complete list and brief description of all insurance policies and all self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and its Subsidiaries as of the date of this Agreement, and true, correct and complete copies of all such policies have been made available to Purchaser. All insurance policies with respect to the business and assets of the Company and its Subsidiaries (a) are in full force and effect, (b) were issued by an insurer that is financially sound and reputable and (c) are sufficient for compliance with Law and the Company Material Contracts. There are no insurance policies covering the business, properties or assets of the Company or its Subsidiaries that are not maintained by the Company or the Subsidiaries. No written notice of material default or termination has been received by the Company or its Subsidiaries in respect of any such insurance policy, and neither the Company nor its Subsidiaries has received any notice or other communication regarding any actual or possible cancellation or invalidation of any insurance policy or refusal or denial of any coverage, reservation of rights or rejection of any material claim under any such insurance policy. The Company or its Subsidiaries, as applicable, is in compliance with each such insurance policy, and all premiums due on

62 such insurance policies have been paid. The Company and its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Proceeding that is currently pending against the Company or its Subsidiaries for which the Company or its Subsidiaries have insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Proceeding. During the past six years, except as set forth on Schedule 4.21, neither the Company nor its Subsidiaries has made any claim under any such insurance policies as to which coverage has been denied or disputed in writing by the applicable insurers, and there is no existing default or event which (with the giving of notice or lapse of time or both) would constitute a default by any insured thereunder, except for such defaults that would not reasonably be expected, individually or in the aggregate, to be material. Except as set forth on Schedule 4.21, neither the Company nor its Subsidiaries has any self-insurance or co-insurance programs. Section 4.22. Title to Assets. Each of the Company and its Subsidiaries owns, and has good, valid, transferable and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in all tangible personal property and tangible assets used or held for use in its business or operations or purported to be owned by it, free and clear of Liens except for Permitted Liens. The tangible assets used by the Company and its Subsidiaries are (a) free from defects and in good operating condition and repair, normal wear and tear excepted, (b) taken as a whole, are in adequate condition to conduct the business of the Company and its Subsidiaries as the same is presently conducted, (c) are not operated in violation of any Law, Permit or contractual obligation and (d) are not leased or loaned to any third party. The properties and assets owned, leased or licensed by the Company and its Subsidiaries comprise all of the properties and assets that are used by the Company and its Subsidiaries in the conduct of business as conducted on the date of this Agreement. Section 4.23. Affiliate Transactions. Except as set forth on Schedule 4.23, (a) there are no Contracts (other than employment agreements) between the Company or its Subsidiaries, on the one hand, and any Seller, Equity Award Holder or any Related Person of a Seller or Equity Award Holder, on the other hand, (b) no Seller, Equity Award Holder or any Related Person of a Seller or Equity Award Holder owns any material tangible or intangible property that the Company or its Subsidiaries is using in its business, and (c) no Seller, Equity Award Holder or any Related Person of a Seller or Equity Award Holder has borrowed money from or loaned money to the Company or its Subsidiaries that is currently outstanding. Neither the Company nor its Subsidiaries has, in the 12 months prior to the date of this Agreement, purchased, leased, or otherwise acquired any property from, or sold, leased, or otherwise disposed of any property to, any Seller, Equity Award Holder or any Related Person of a Seller or Equity Award Holder. Neither the Company nor its Subsidiaries is a guarantor of any Indebtedness of any Seller, Equity Award Holder or any Related Person of a Seller or Equity Award Holder. Section 4.24. Customers and Suppliers. (a) Schedule 4.24(a) lists the names of the top 20 customers of the Company and its Subsidiaries by dollar volume of net revenue for 12 month period ended May 31, 2026 (such customers, collectively, the “Material Customers”) and sets forth the aggregate amount of revenue with respect to each such Material Customer with respect to such period. (b) Schedule 4.24(b) lists the names of the top 20 suppliers of the Company and its Subsidiaries by dollar volume of invoiced payment for the 12-month period ended May 31, 2026 (such suppliers, collectively, the “Material Suppliers”) and sets forth the aggregate amount for which the Company or its Subsidiaries was invoiced by each such Material Supplier with respect to such period. (c) Except as set forth on Schedule 4.24(c), (i) no Material Customer or Material Supplier has in the past 12 months cancelled or otherwise terminated its relationship with the Company or its Subsidiaries or materially decreased or materially altered its business with the Company or its

63 Subsidiaries (such as an intention to terminate or not renew a Contract, to revise pricing, to decrease volume or to materially change the products purchased or sold) or, to the Knowledge of the Company, intends to terminate its relationship with the Company and its Subsidiaries or materially decrease or materially alter its business with the Company or its Subsidiaries, (ii) to the Knowledge of the Company, no Material Customer or Material Supplier has filed for bankruptcy or liquidated (and the Company and its Subsidiaries have not received any written notice indicating that any Material Customer or Material Supplier intends to do any of the foregoing) and (iii) the Company and its Subsidiaries are not currently involved in any claim, dispute or controversy with any Material Customer or any Material Supplier. No Material Customer or Material Supplier has given written notice to the Company or its Subsidiaries of any potential or actual breach of any Contract between the Company or its Subsidiaries and such Material Customer or Material Supplier. No event has occurred or circumstance exists which could reasonably be expected to give rise to any of the foregoing. Section 4.25. Company Constitution; Company Records. The Company Constitution and/or other constituent documents of the Company and Subsidiaries as have been disclosed to Purchaser are true and accurate copies of the Constitutions and/or the constituent documents and there are no breaches by the Company or the Subsidiaries of the same. The registers, statutory books, books of account and other corporate records of the Company and its Subsidiaries are up-to-date, maintained in accordance with applicable Law on a proper and consistent basis, contain complete and accurate records of all matters required to be dealt with in such books and records, and have attached to them copies of all such resolutions and agreements as are required by Law to be filed with the relevant Governmental Entities in the jurisdiction in which they are incorporated. Section 4.26. Accounts. Schedule 4.26 hereto sets forth a list of all bank and savings accounts, certificates of deposit and safe deposit boxes of the Company and its Subsidiaries as of the date of this Agreement, including the name and address of each bank branch and the names of those Persons authorized to sign thereon as of the date of this Agreement. Section 4.27. Absence of Released Claims. Each Seller, solely with respect to such Seller, has not transferred or assigned any Released Claim (as defined below) in whole or in part to any Person or Persons. Section 4.28. Accredited Investors. In furtherance of the parties’ intent that the issuance of the Circle Common Stock pursuant to this Agreement be effected in reliance on the exemptions from registration contemplated by Section 9.1: (a) with respect to each recipient of Circle Common Stock that is a U.S. Person (as defined in Rule 902 of Regulation S), either (i) such recipient is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or (ii) such recipient is not an “accredited investor” within the meaning of Rule 501(a) under the Securities Act; provided that the number of such persons under clause (ii) does not exceed thirty-five (35) and each such recipient, either alone or together with such recipient’s purchaser representative (as defined in Rule 501(h) under the Securities Act), has such knowledge and experience in financial and business matters that such recipient is capable of evaluating the merits and risks of an investment in the Circle Common Stock; and (b) each other recipient of Circle Common Stock is a non-U.S. Person (as defined in Rule 902 of Regulation S). Section 4.29. HSR Act Reportability. For purposes of determining reportability under the HSR Act, (a) the Company’s and its Subsidiaries’ assets located outside the United States did not generate sales in or into the United States exceeding $50,000,000 or more (as adjusted and published annually per the HSR Act) during the Company’s most recent fiscal year, and (b) as of the date hereof, the Company and its Subsidiaries do not have $50,000,000 or more (as adjusted and published annually per the HSR Act) in assets located in the United States.

64 Section 4.30. No Other Representations or Warranties. Except for the representations and warranties set forth in Article III and this Article IV or in any schedule or certificate delivered by the Company pursuant to this Agreement, none of the Sellers, the Company nor any of their respective Affiliates or any of their respective directors, officers, members, managers, partners, employees, subsidiaries, controlling persons, agents or representatives, makes or has made, and each of the Sellers, the Company and their respective Affiliates and all of their respective directors, officers, members, managers, partners, employees, subsidiaries, controlling persons, agents or representatives hereby negate and disclaim, any other representation or warranty, written or oral, statutory, express or implied, concerning the Company Shares, the business, assets or liabilities of any of the Company or its Subsidiaries. Notwithstanding the foregoing or anything else in this Agreement to the contrary, Purchaser’s right to indemnification, payment of Damages or other remedy based on any of the representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER AND GUARANTOR Except as expressly set forth in the Disclosure Schedules or as disclosed in the Circle SEC Documents prior to the date hereof and publicly available on EDGAR (but excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), it being understood that any matter disclosed in the Circle SEC Documents shall be deemed to be disclosed for purposes any section hereof only to the extent that it is readily apparent from a reading of such Circle SEC Documents that is applicable to such section, Purchaser and Guarantor hereby represents and warrants to the Sellers as of the date of this Agreement and as of the Closing Date as follows: Section 5.1. Organization and Qualification. Purchaser and Guarantor are each corporations duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and each has the requisite corporate power and authority to own, operate or lease all of the properties and assets that it purports to own, operate or lease and to carry on its business in all material respects as it is now being conducted. Purchaser and Guarantor are each duly licensed or qualified to do business and are each in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, operated or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to have, individually or when aggregated with all other such failures, a material adverse effect on Purchaser’s or Guarantor’s ability to perform its obligations under this Agreement or prevent the consummation of the Transactions. Section 5.2. Authority. Each of Purchaser and Guarantor has all corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, to perform its respective obligations hereunder and thereunder and to consummate the Transactions to be consummated by it. The execution and delivery by Purchaser and Guarantor of this Agreement and each Ancillary Agreement to which it is or will be a party, the performance by it of its obligations hereunder and thereunder, and the consummation by it of the Transactions to be consummated by it, have been duly and validly authorized by all necessary action on the part of Purchaser and/or Guarantor, as the case may be, and no other or further action or proceeding on the part of Purchaser, the Guarantor or its respective equity holders is necessary to authorize the execution and delivery by Purchaser and Guarantor of this Agreement and each Ancillary Agreement to which it is or will be a party, the performance by it of its obligations

65 hereunder and thereunder, and the consummation by it of the Transactions to be consummated by it. This Agreement has been, and each Ancillary Agreement to which Purchaser and/or Guarantor, as the case may be, is or will be a party will be at or prior to the Closing, duly executed and delivered by Purchaser and, assuming the due and valid authorization, execution and delivery by the other parties hereto or thereto, constitutes (or will constitute when delivered) a valid and binding obligation of Purchaser and/or Guarantor, as the case may be, enforceable against it in accordance with its terms, except that such enforceability: (a) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditors’ rights generally; and (b) is subject to general principles of equity. Section 5.3. Consents and Approvals; No Violations. (a) No Consent of, or filing, declaration or registration with, or notice to any Governmental Entity, which has not been received or made, is required to be obtained by or made by Purchaser for the execution and delivery by Purchaser and Guarantor of this Agreement or any Ancillary Agreement to which it is or will be a party, for the performance by Purchaser of its obligations hereunder or there under, or for the consummation by it of the Transactions to be consummated by it, other than (i) any filings required to be made pursuant to any Antitrust Law; and (ii) such Consents, filings, declarations, registrations or notices that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect. Purchaser and Guarantor has obtained the approval of its respective board of directors, approving and/or authorizing the entry into this Agreement and the consummation of the Transactions. (b) The execution and delivery by Purchaser and Guarantor of this Agreement and each Ancillary Agreement to which it is or will be a party, the performance by it of its obligations hereunder or thereunder, and the consummation by Purchaser of the Transactions to be consummated by it do not and will not: (i) conflict with or violate any provision of its organizational or governing documents; (ii) conflict with or result in a violation or breach of any Law applicable to it or any of its properties or assets; (iii) conflict with, result in a violation or breach of, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination, modification or cancellation of or a right of termination, modification or cancellation under, or accelerate the performance required under, any Contract to which it is a party, or by which it or any of its properties or assets may be bound or affected; or (iv) result in the creation of any Lien upon any of its properties or assets, except, in the case of clauses (ii), (iii) and (iv) above, for such conflicts, violations, breaches, losses of benefits, defaults, events, terminations, rights of termination or cancellation, accelerations or Lien creations as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement or prevent the consummation of the Transactions. Section 5.4. Broker’s Fees. None of Purchaser, Guarantor or any of their respective Affiliates, nor any of their respective officers or directors acting on behalf of Purchaser, Guarantor or any of their respective Affiliates, has employed any financial advisor, broker or finder in a manner that would result in any liability for the Company or any Seller, or any of their respective Affiliates, for any broker’s fees, commissions or finder’s fees in connection with any of the Transactions. Section 5.5. Issuance of Circle Common Stock. (a) The Guarantor has authorized a sufficient number of shares of Circle Common Stock to satisfy its obligations to issue shares of Circle Common Stock pursuant to this Agreement. (b) All shares of Circle Common Stock to be issued pursuant to this Agreement will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid

66 and non-assessable, issued in compliance with applicable law, and free of any Liens or restrictions on transfer, other than restrictions under applicable securities Laws or as set forth in this Agreement or any Ancillary Agreement. Section 5.6. Compliance with Laws. Each of Purchaser and Guarantor has complied with, is not in violation of, and has not received any written notice of violation with respect to, applicable law other than as would not impede, prevent or materially delay the Transactions contemplated hereby. Section 5.7. No Proceedings. There is no Proceeding pending against Purchaser or Guarantor, including before a Governmental Entity, that challenges, or that may have the effect of preventing, materially delaying, making illegal or otherwise interfering with, Purchaser’s and Guarantor’s performance under this Agreement or any Ancillary Agreement to which it is a party or the consummation of the Transactions contemplated hereby or thereby. Section 5.8. S-3 Eligibility. As of the date of this Agreement, Guarantor is eligible to register the resale of the Registrable Shares by the Sellers on an automatic registration statement on Form S-3. Section 5.9. No Other Representations or Warranties. Except for the representations and warranties set forth in this Article V or in any schedule or certificate delivered by Purchaser and Guarantor pursuant to this Agreement, none of Purchaser, Guarantor nor any of their respective Affiliates or any of their respective directors, officers, members, managers, partners, employees, subsidiaries, controlling persons, agents or representatives, makes or has made, and Purchaser, Guarantor and each of their respective Affiliates and all of their respective directors, officers, members, managers, partners, employees, subsidiaries, controlling persons, agents or representatives hereby negate and disclaim, any other representation or warranty, written or oral, statutory, express or implied, concerning the business, assets or liabilities of Purchaser, Guarantor or any of their respective Affiliates. ARTICLE VI PRE-CLOSING COVENANTS Section 6.1. Conduct of Business. (a) During the period from the date of this Agreement to the earlier of the Closing and the date this Agreement is terminated in accordance with Article XII (the “Interim Period”), except: (A) as required by applicable Law; (B) as expressly required by this Agreement or taken to comply with the terms of this Agreement; or (C) with the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall and shall cause each of its Subsidiaries to: (i) conduct its business only in the Ordinary Course and substantially in the same manner as currently conducted, in compliance in all respects with all applicable material Laws to which it is subject; (ii) maintain and preserve intact its business organization, material assets and properties and its material existing relationships with and goodwill of those having material business relationships with the Company and its Subsidiaries, including with Governmental Entities; and (iii) use commercially reasonable efforts to retain the services of the Company’s officers (as defined in the Companies Act 1967). (b) Without limiting the generality of Section 6.1(a), during the Interim Period, except: (A) as required by applicable Law; (B) as expressly required by this Agreement or reasonably taken

67 to comply with the terms of this Agreement; or (C) with the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause each of its Subsidiaries not to: (i) amend the Company Constitution or other equivalent constitutional or other organizational document of the Company or its Subsidiaries; (ii) sell, transfer, assign, convey, lease, license or otherwise dispose of any of the properties or assets of the Company or any of its Subsidiaries (or any interest therein), other than inventory or supplies sold or used in the Ordinary Course and Software licensed in the Ordinary Course; (iii) mortgage, pledge or subject to any Lien any portion of the assets or properties (whether tangible or intangible) of the Company or any of its Subsidiaries; (iv) (A) acquire (by merging or consolidating with, or by purchasing any security interests, properties or assets of) any business, line of business, Equity Interests in any Person or any corporation, partnership or other business organization or any division thereof, (B) purchase or otherwise acquire any material amount of assets from any Person or (C) enter into any joint venture or partnership with any Person; (v) make any expenditures or commitments therefor in excess of $500,000 individually or $2,000,000 in the aggregate; (vi) make any loan, advance or capital contribution to, or investment in, any Person, other than advancement of expenses to employees of the Company and its Subsidiaries in the Ordinary Course; (vii) (A) create or incur, or offer, place or arrange, any Indebtedness in excess of $250,000 individually or $1,000,000 in the aggregate, other than Indebtedness incurred in the Ordinary Course under a revolving facility or line of credit existing on the date of this Agreement; provided, that such amounts shall be repaid prior to the Closing; (B) cancel, release or assign any Indebtedness owed to the Company or any of its Subsidiaries; or (C) assume, guarantee or endorse, or otherwise become responsible for, the indebtedness of any other Person (other than any Subsidiary); (viii) except for issuances of Equity Awards in accordance with the Stock Incentive Plans (provided that any recipient of an Equity Award who has not previously executed a Restricted Stock Agreement shall, as a condition to such issuance, execute and deliver a Restricted Stock Agreement), (A) sell, issue, grant, mortgage, pledge, subject to any Lien, transfer or otherwise dispose of: (1) any Company Shares or other Equity Interests of the Company or any of its Subsidiaries; or (2) any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any Company Shares or other Equity Interests of the Company or any of its Subsidiaries; (B) sell, issue or grant any options, warrants, puts, calls, subscriptions, commitments or other rights of any character relating to the issuance, sale, purchase, conversion, exchange, registration, voting or transfer of any Company Shares or other Equity Interests or securities of the Company or any of its Subsidiaries, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any Company Shares or other Equity Interests or securities of the Company or any of its Subsidiaries (including, without limitation, any Equity Award); (C) redeem, repurchase or otherwise acquire any Company Shares or other Equity Interests or securities of the Company or any of its Subsidiaries; or (D) combine, split, subdivide or reclassify any Company Shares or other Equity Interests or securities of the Company or any of its Subsidiaries;

68 (ix) declare, set aside for payment, make or pay any dividend, distribution or other capital return, payable in cash, stock, property or otherwise, in respect of any Company Shares or other Equity Interests or securities of the Company or any of its Subsidiaries, other than any such dividend, distribution or other capital return that will be paid in full prior to the Closing; (x) except as required by applicable Law or the terms of any Benefit Plan or collective bargaining agreement in effect as of the date of this Agreement: (A) increase the compensation payable or to become payable to, or change any of the benefits provided or to be provided to, any employee, director, officer, independent contractor or consultant of the Company or any of its Subsidiaries, other than annual merit increases to base compensation made in the Ordinary Course of business and not to exceed ten percent in the aggregate, promotions, market-based compensation adjustments, or bonus payments made in the Ordinary Course of business consistent with past practice; (B) grant, commit to pay or increase the rate or terms of any retention, severance, change of control or termination pay to any employee, director, officer, independent contractor or consultant of the Company or any of its Subsidiaries (other than ad hoc salary increases granted to any such individual for retention purposes, provided that (I) no such salary increase for any individual exceeds $50,000 per annum and (II) the aggregate amount of all such salary increases does not exceed $500,000); (C) amend or accelerate the payment, right to payment, or vesting of any compensation or benefits; (D) terminate, materially modify or amend any existing, or adopt, establish or enter into any new, Benefit Plan or employment policy relating to vacation pay, sick pay, disability coverage or severance pay, in each case with, for or in respect of any employee, director, officer, independent contractor or consultant of the Company or any of its Subsidiaries; (E) provide any discretionary benefits under any Benefit Plan; or (F) with respect to the Company or any of its Subsidiaries, (I) hire or engage any Person to be an employee or individual service provider to the extent such Person will be an officer or will be designated as a Key Employee, (II) appoint any director of the Company or any of its Subsidiaries or (III) terminate the employment (other than for cause) of any officer or any employee designated at Band 8 or higher under the Company’s and its Subsidiaries’ internal employee leveling system as in effect on the date of this Agreement (each such employee, a “Key Employee”), disregarding any re- banding or re-designation after such date; (xi) implement or announce any material reduction in labor force or mass lay- off; (xii) engage in any merger, consolidation, reorganization, recapitalization, complete or partial liquidation, dissolution or similar transaction or file a petition in bankruptcy under any provision of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (xiii) sell, abandon, permit to lapse, fail to maintain, dispose of, abandon, license, sublicense or transfer to any person any right to, permit the imposition of any Lien on, or otherwise fail to take any action necessary to maintain or protect, any Owned Intellectual Property (other than non- exclusive licenses granted in the Ordinary Course and amendment, modification, or abandonments of claims in an application in the Ordinary Course of prosecution of patents, trademarks, or copyrights); (xiv) except as required by applicable Law: (A) make (outside the Ordinary Course) or change any Tax election; (B) change any annual Tax accounting period; (C) adopt (outside the Ordinary Course) or change any method of Tax accounting; (D) file any amended Tax Return or any Tax Return inconsistent with past practice; (E) enter into any Tax Sharing Arrangement, pre-filing agreement with any Governmental Entity relating to Taxes, advance pricing agreement with any Governmental Entity relating to Taxes, or Tax “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law); (F) affirmatively settle or compromise any Tax claim, Tax audit report, written Tax notice or Tax assessment or other Tax Proceeding with a

69 Governmental Entity; (G) affirmatively surrender any right to claim a Tax refund; (H) request any ruling or similar guidance with a Governmental Entity with respect to Taxes; or (I) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment outside the Ordinary Course; (xv) except as required by applicable Law, make any change in its accounting methodologies, practices, estimation techniques, assumptions, principles, policies or procedures; (xvi) except in the Ordinary Course: (A) modify its cash management activities (including the extension of trade credit, the timing of, invoicing and collection of receivables and the accrual and payment of payables and other current liabilities); or (B) modify the manner in which the books and records of the Company or any of its Subsidiaries are maintained; (xvii) enter into any new line of business in relation to payment services or abandon or discontinue any existing line of business, or make any change in the nature, scope or manner of conducting or organization of its business; (xviii) commence, pay, discharge, settle, release, waive or compromise or agree to commence, pay, discharge, settle, release, waive or compromise any pending or threatened Proceeding or enter into any consent decree with any Governmental Entity, arising out of, related to, in connection with, against or affecting the business of the Company or its Subsidiaries; (xix) fail to use commercially reasonable best efforts to maintain in full force and effect any of the insurance policies of the Company or any of its Subsidiaries provided that the Company may (A) renew, replace or modify any such insurance policies with policies providing substantially similar coverage, (B) change insurers, coverage limits, deductibles or retentions in the Ordinary Course, (C) procure alternative or substitute coverage if any such policy is unavailable on commercially reasonable terms, and (D) allow any policy to lapse to the extent the Company obtains replacement coverage or determines in good faith that such coverage is no longer commercially necessary; (xx) (A) assign or otherwise transfer any rights or claims with respect to, or waive any material term of or material default under, or any material liability owing to the Company or any of its Subsidiaries under, any Company Material Contract; (B) intentionally take any action or fail to act, when such action or failure to act will cause a failure to renew, termination of or material breach or default under any Company Material Contract; or (C) (I) enter into any Specified Interim Contract; or (II) terminate, or materially amend or modify, or waive any material right under, any Specified Interim Contract or any Contract with a Material Customer; provided that clause (C)(I) shall not restrict the entry into Contracts with new customers or merchants in the Ordinary Course of business. For purposes of this clause (C), “Specified Interim Contract” means any Contract of a type described in Section 4.12(a)(v), (vi) or (viii) through (xiv) other than revenue sharing agreements entered into in the Ordinary Course of business; (xxi) enter into any Contract which would constitute a Material Contract which contains a change of control or similar provision that would require the Consent of, or a payment to, the other party or parties thereto in connection with the Transactions; (xxii) commence or launch any new product, service or line of business that is outside the Ordinary Course of business and that (A) would require a Permit, Money Transmitter License or other regulatory authorization not held, or not applied for, as of the date of this Agreement; (B) would subject the Company or any Subsidiary to regulation by, or the jurisdiction of, a Governmental Entity that does not regulate it as of the date of this Agreement; (C) would reasonably be expected to materially and adversely affect any Material License or the receipt or timing of any Required Consent; or (D) would

70 materially increase the money-laundering, sanctions or financial-crime risk profile of the business (including by serving a materially higher-risk customer or merchant category or geography); (xxiii) surrender, allow to lapse, fail to renew, fail to use reasonable best efforts to remediate the regulatory deficiencies set forth on Schedule 6.1(b)(xxiii) (on the timeframes noted therein, as applicable), fail to keep Purchaser apprised of the remediation status of the matters set forth on Schedule 6.1(b)(xxiii), or take any action that could reasonably be expected to result in the revocation, suspension, limitation, or adverse modification of, any Material License, or fail to comply with any condition or requirement of any Material License; (xxiv) adversely modify, amend, supplement, or waive any material provision of its compliance policies or programs (including anti-money laundering, know-your-customer, Sanctions screening, counter-terrorism financing, and data protection policies and procedures) or fail to maintain such compliance policies and programs in accordance with applicable Law and industry best practices; (xxv) adversely modify, waive, or fail to enforce any material terms of any escrow, settlement, or funds-flow arrangements with merchants, customers, or counterparties, or make any material adverse change to the Company’s or any of its Subsidiaries’ treasury management, settlement, or reconciliation processes or systems; (xxvi) enter any transaction with any Related Persons (other than in connection with their employment with the Company or its Subsidiaries and otherwise permitted by this Section 6.1(b)); (xxvii) change the manner in which it conducts the VRCA Activities in any respect that would cause any statement in Section 4.15(f) to be untrue in any material respect provided that nothing in this covenant shall restrict any action taken in connection with, or required by, Schedule 6.13; and (xxviii) enter into any Contract, or otherwise agree or commit, to take, or authorize, any of the actions prohibited by this Section 6.1(b). Nothing in this Section 6.1 is intended to result in the Company or its Subsidiaries ceding control to Purchaser of the Company’s or its Subsidiaries’ commercial decisions prior to the Closing. (c) Consultation. In connection with the continuing operation of the business of the Company and its Subsidiaries during the Interim Period, the Company shall use all reasonable efforts to consult in good faith with the Representatives for Purchaser to report material operational developments and the general status of ongoing operations. The Company acknowledges that any such consultation shall not constitute a waiver by Purchaser of any rights it may have under this Agreement, and that Purchaser shall not have any liability or responsibility for any actions of any Seller, the Company or any of the Company’s Subsidiaries, or any of their Representatives with respect to matters that are the subject of such consultations. (d) Privilege or Confidentiality. Notwithstanding anything in this Agreement (including this Section 6.1 or Section 6.3), the Company shall not be required to (i) disclose any information which would cause it to breach its confidentiality obligations, (ii) disclose trade secrets, (iii) disclose information which is subject to legal privilege and which would adversely affect such legal privilege, (iv) disclose any information which the Company believes in good faith would cause it to breach any applicable Law or (v) disclose any information regarding pending or proposed bids for new Contracts or any related information where Purchaser or its Affiliate also has submitted or intends to submit a bid for such Contract.

71 Section 6.2. Reasonable Efforts; Regulatory Approvals; Notices and Consents. (a) General. Upon the terms and subject to the conditions set forth in this Agreement, except as otherwise provided in this Agreement, each of the parties hereto shall cooperate with each other and use (and cause its Representatives to use) reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions as promptly as practicable after the date of this Agreement; provided, that obligations under this Section 6.2 shall be subject in all respects to the limitations set forth in Section 6.2(c). (b) Antitrust and Regulatory Filings; Cooperation. Without limiting the generality of Section 6.2(a), if a filing is required under any Antitrust Law and/or Foreign Direct Investment Law in connection with the Transactions, each of Purchaser, the Company and the Sellers shall make, or cause to be made, as promptly as reasonably practicable after the date of this Agreement, all notifications, submissions and filings required to be made by it or any of its Affiliates under applicable Antitrust Laws. The parties shall cooperate in good faith in connection with any such notifications, submissions and filings and with resolving any investigation, inquiry or request for additional information or documentary material by any Governmental Entity, including by furnishing reasonably requested information and assistance, keeping each other reasonably apprised of the status of material communications with any Governmental Entity, consulting with each other and considering in good faith the views of the other party in advance of making any substantive written submission or participating in any substantive meeting or communication with any Governmental Entity, and, to the extent permitted by applicable Law and such Governmental Entity, permitting the other party’s Representatives to participate in substantive meetings or communications with such Governmental Entity. Materials exchanged under this Section 6.2(b) may be redacted as necessary to address legal privilege, confidentiality, contractual restrictions, valuation information or competitively sensitive information, and competitively sensitive materials may be designated “outside counsel only.” (c) Limitations on Regulatory Efforts. Notwithstanding anything to the contrary in this Agreement, neither Purchaser nor any of its Affiliates, nor the Company, the Sellers or any of their respective Affiliates, shall be required to, propose, negotiate, commit to, agree to or effect, by consent decree, hold separate order or otherwise: (i) the sale, divestiture, license, transfer, disposition or holding separate of any assets, businesses, product lines or Equity Interests of Purchaser, its Affiliates, the Company or any of their respective Subsidiaries; (ii) any limitation, restriction, condition, obligation or requirement on the ownership, operation, conduct, scope or freedom of action of Purchaser, its Affiliates, the Company or any of their respective Subsidiaries or businesses; (iii) the commencement, prosecution, defense, appeal or threat of any Proceeding against or involving any Governmental Entity or other Person; or (iv) any other action, condition, restriction, obligation or undertaking that, individually or in the aggregate, would reasonably be expected to materially impair the ability of Purchaser or its Affiliates or the Company, the Sellers or any of their respective Affiliates, as applicable, to consummate the Transactions or materially impair the economic benefits of the Transactions to Purchaser. In no circumstance shall Purchaser, its Affiliates, the Company, the Sellers or any of their respective Affiliates, without the prior written consent of the other party (not to be unreasonably withheld, conditioned or delayed) agree to any of the foregoing; provided, that Purchaser and its Affiliates may agree to any of the foregoing without the prior written consent of any other party hereto so long as such action would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole. (d) Third Party Notices and Consents. (i) The Company shall, and shall cause its Subsidiaries to, as promptly as practicable after the date of this Agreement, (A) prepare and file all necessary documentation, including all necessary applications, petitions, registrations, filings and other submissions, (B) deliver all notices to each

72 applicable counterparty or other Person to whom notice is required in connection with the Required Consents or the consummation of the Transactions, and (C) use commercially reasonable efforts (which shall not include the payment of any consent or similar fee) to obtain, all Consents of Governmental Entities and other Persons necessary in connection with the consummation of the Transactions, including the Required Consents; provided, that no party shall be required to pay or commit to pay any consent or similar fee or incur any obligation in favor of any Person from whom such Consent may be required, other than customary filing fees payable to Governmental Entities and nominal filing or application fees payable to other third parties, and the Company shall not agree to any condition or restriction imposed by any third party that would reasonably be expected to materially impair the ability of Purchaser to consummate the Transactions or materially impair the economic benefits of the Transactions to Purchaser. (ii) In furtherance of the foregoing, the Company and Purchaser shall (A) within three Business Days after the date of this Agreement, submit (based on the Company’s, and where applicable its Subsidiaries’, general practices with respect to such filings or similar filings) a notification in respect of each Money Transmitter License to the appropriate Governmental Entity indicating that the parties have entered into this Agreement and description of the Transactions and (B) as promptly as reasonably practicable and in any event within 30 Business Days of the date of this Agreement or such other period as agreed between all parties in writing, cause the relevant entity to make such filings and submissions required to be made in connection with obtaining such Money Transmitter Requirement Consents, in such form and including such content as the parties shall agree upon and cooperate to assemble in good faith (except with respect to such jurisdictions where the parties agree that no Money Transmitter Requirement Consent or filing or submission in connection therewith is required or advisable). Further, the Company shall in consultation and cooperation with Purchaser, use reasonable best efforts to take all necessary action in accordance with Money Transmitter Requirements to amend the Money Transmitter Applications to reflect the anticipated change of control as a result of the Transactions. Any Money Transmitter Application for which the requisite Consent is granted by the applicable Governmental Entity in a jurisdiction during the Interim Period shall no longer be a Money Transmitter Application and shall instead be considered a Money Transmitter License. During the Interim Period, the Company shall not submit any application for a new Money Transmitter License without the prior written consent of Purchaser. Purchaser shall use commercially reasonable efforts to cooperate in all reasonable respects with the Company in the Company’s efforts to obtain all such Consents. Notwithstanding anything to the contrary herein, in no event shall the Company agree to make any payment to any applicable counterparty or other Person in connection with obtaining any such Consents without Purchaser’s prior written consent. (e) Company Communications with Governmental Entities. Except to the extent addressed by Section 6.2(b), Section 6.2(d) or Schedule 6.13, and other than in respect of any Pre-Closing Tax Matter (which shall be governed by Article VIII), the Company shall not, and shall cause its Subsidiaries and their respective Representatives not to, (i) submit any application, notification or other written submission to, or initiate any meeting or other substantive communication with, any Governmental Entity in connection with the Transactions or the change of control of the Company and its Subsidiaries resulting therefrom, without affording Purchaser a reasonable opportunity to review and comment in advance and obtaining Purchaser’s prior written consent as to the form, content and timing thereof (such consent not to be unreasonably withheld, conditioned or delayed), (ii) initiate any voluntary or unsolicited communication with any Governmental Entity relating to the Transactions without Purchaser’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), or (iii) otherwise initiate, make, respond to or engage in any communication or contact with, or make any filing, application, submission, undertaking or commitment to, any Governmental Entity in any Covered Jurisdiction (other than any communication addressed by clause (i) or (ii)), in each case without Purchaser’s prior written consent. With respect to any matter described in clause (iii) of the preceding sentence, the Company shall (A) deliver to Purchaser a copy of each proposed communication at least ten days before it is made, and shall incorporate Purchaser’s reasonable comments before it is made (Purchaser to provide any comments

73 within four days after receipt, failing which such communication shall be deemed acceptable to Purchaser); (B) give Purchaser reasonable advance notice of, and Purchaser shall be entitled (but not required) to participate in, or to have its Representatives participate in, any meeting, hearing, call or other substantive communication with a Governmental Entity; (C) promptly provide Purchaser with copies of all correspondence sent to or received from any Governmental Entity; and (D) not correct, supplement, amend or withdraw any statement, representation or information previously made or provided to a Governmental Entity without Purchaser’s prior written consent. For purposes of this Section 6.2(e), “Covered Jurisdiction” means any jurisdiction in which any of (1) the Company or any of its Subsidiaries, (2) Guarantor or any of its Subsidiaries, or (3) any product or service offering of Guarantor or any of its Subsidiaries, in each case, (x) is regulated or (y) has commenced efforts to become regulated (including where an application or registration is on file or in process). Nothing in this Section 6.2(e) shall restrict the Company or its Subsidiaries from responding to a specific inquiry, request or direction of a Governmental Entity, or from taking any action required by applicable Law, provided that the Company shall limit any such response to what is reasonably necessary and shall not volunteer any further communication, provided, further, that where the Company is required to submit a response within a timeframe stipulated by a Governmental Entity or applicable Law which does not reasonably permit the Company to comply with the applicable notice, review or consent requirements under this Section 6.2(e), (x) the Company may respond within such timeframe without complying with such requirements, but only to the extent such response does not relate to Purchaser, any of its Affiliates, or the Transactions, and shall notify Purchaser of the communication with the Governmental Entity as promptly as reasonably practicable thereafter, and (y) the Company shall not be required to provide Purchaser with any communication, correspondence or other information that the applicable Governmental Entity has designated as confidential or that is otherwise prohibited or restricted from disclosure by applicable Law or by such Governmental Entity. Notwithstanding anything in this Section 6.2(e) to the contrary, the Company shall not respond to, or make any submission, response or other communication to, any Governmental Entity to the extent relating to Purchaser, any of its Affiliates or the Transactions unless and until Purchaser has reviewed and provided its prior written consent thereto, which consent may be given or withheld in Purchaser’s sole discretion. Section 6.3. Access to Information. (a) During the Interim Period, the Company shall, and shall cause its Subsidiaries to: (i) afford Purchaser and its Representatives reasonable access, during normal business hours and upon reasonable notice, to the personnel, offices, properties (including the Leased Real Property), assets, book and records, Contracts and other documents and data of or related to the Company and its Subsidiaries; (ii) furnish promptly to Purchaser and its Representatives such financial, operating and other data and information related to the Company and its Subsidiaries (A) as Purchaser or any of its Representatives may reasonably request and (B) as Purchaser or its Affiliates may be entitled in connection with the Company Shareholders’ Agreement and any side letters relating thereto; (iii) furnish the following information to Purchaser and its Representatives in accordance with the relevant period specified therein: (A) as promptly as practicable, and in any event within ten days after the end of each calendar month during the Interim Period, a report setting forth, for such month, the actual total payment volume (or total processed volume) and gross revenue of the Company and its Subsidiaries at the product-line level, including at a minimum (1) pay-in volume and revenue for each of APM/checkout, card/checkout and global accounts, (2) payout volume and revenue, (3) stablecoin pay-in and payout volume and revenue and (4) card issuing volume and revenue, in a format substantially consistent with the “Income Statement (Main)” tab of the Company’s reforecast model made available to Purchaser, and, in addition, separately identifying within each of pay- ins and payouts (and within each product category) the portion attributable to stablecoin-settled activity and the portion attributable to fiat-settled activity (including stablecoin versus fiat pay-in volume and revenue and stablecoin versus fiat payout volume and revenue) and (B) on a monthly basis during the Interim Period, a summary of the customer pipeline of the Company and its Subsidiaries, presented on an aggregated and anonymized basis and showing, by product line and pipeline stage, the number of active opportunities that

74 are material to the Company and its Subsidiaries and the aggregate expected payment volume and revenue associated therewith, together with the aggregate number of opportunities added, lost or advanced since the prior summary; provided that such summary shall not identify any individual customer or prospective customer or include any customer-specific pricing or contract terms, and nothing in this clause shall be construed to give Purchaser any right to direct, approve or participate in the pricing, customer or commercial decisions of the Company or its Subsidiaries prior to the Closing, in each case applying the same methodologies, assumptions and principles applied as of the date of this Agreement; and (iv) instruct their respective Representatives to cooperate with Purchaser in its investigation of the Company. (b) Any information provided to or obtained by Purchaser or its Representatives pursuant to Section 6.3(a) shall be subject to the terms of, and the restrictions contained in, the Confidentiality Agreement. Section 6.4. Notice of Certain Events. During the Interim Period, the Company (including with respect to the Sellers) shall promptly (and in any event within two Business Days of becoming aware thereof) notify Purchaser in writing of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) any material breach of any representation, warranty, covenant or agreement of the Sellers or the Sellers’ Representative contained in this Agreement; (iii) any material breach or alleged breach by the Company or any of its Subsidiaries of any applicable Law, regulatory requirement or condition of any license, permit or authorization; (iv) any material customer dispute, merchant dispute or chargeback trend that could reasonably be expected to have a material adverse effect on the Company’s revenue, operations or regulatory standing; (v) any cybersecurity incident, personal data breach, data breach or unauthorized access to the Business Systems or any Personal Information held by the Company or any of its Subsidiaries; (vi) any material adverse change to the Company’s or any of its Subsidiaries’ cash position, settlement balances or funds held on behalf of merchants or customers; (vii) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (viii) any material notice or other communication from any Governmental Entity in connection with the Transactions; (ix) any Proceeding commenced or, to the Knowledge of the Company, threatened against, relating to, involving or otherwise affecting the Company, any of its Subsidiaries or any Seller that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.11 of this Agreement or that relates to the consummation of the Transactions; (x) any Proceeding commenced or threatened by any Governmental Entity (including the Monetary Authority of Singapore) relating to the Company or any of its Subsidiaries; or (xi) any contact, inquiry, communication or correspondence from or with any Canadian Securities Regulator, and any development in the engagement disclosed on Schedule 4.15(g); provided, however, that the Company shall not be required to give notice of any matter under this Section 6.4 to the extent that such disclosure is restricted or prohibited under applicable Law (provided further that the Company has used commercially reasonable efforts to give such notice in a manner otherwise permitted by applicable Law). Section 6.5. Purchaser Notification Obligations. During the Interim Period, Purchaser shall promptly (and in any event within two Business Days of becoming aware thereof) notify the Company in writing of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which has had, or would reasonably be expected to have, a Purchaser Material Adverse Effect; (ii) any material breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement that would reasonably be expected to result in the failure of a condition set forth in Section 10.3 to be true; (iii) any Proceeding commenced or, to the Knowledge of Purchaser, threatened against Purchaser that would reasonably be expected to prevent or materially delay Purchaser’s ability to consummate the Transactions; (iv) any regulatory inquiry, investigation or proceeding (other than routine comments or inquiries in the ordinary course of business) by the SEC, the NYSE, FINRA or any other Governmental Entity that would reasonably be expected to result in the suspension or delisting of Circle Common Stock; (v) any event or

75 circumstance that would reasonably be expected to prevent Purchaser from issuing Circle Common Stock constituting the Aggregate Consideration in accordance with applicable Law and this Agreement; or (vi) any event that has or would reasonably be expected to result in any condition set forth in Section 10.3 not being satisfied at Closing. The delivery of any notice or any information provided pursuant to this Section 6.5, or the obligation to make such delivery or provide such information, is solely to keep the Company informed and shall not be deemed to constitute an admission of liability or breach, amend or supplement any representation, warranty or covenant, or, by itself, give rise to any right to terminate this Agreement, refuse to consummate the Closing, seek specific performance, or exercise any other remedy under this Agreement. Any such rights shall exist only to the extent independently arising under another express provision of this Agreement. Section 6.6. Exclusive Dealing. During the Interim Period, the Company shall not, and the Lead Investors, RTP Global Partners III, L.P. and the Founder shall not, take, and shall cause the Company and each of its Subsidiaries not to take, and shall not authorize, encourage, permit or instruct any of their Representatives or any Representatives of the Company or any of its Subsidiaries to take, directly or indirectly, any action to: (a) solicit, initiate, consider or encourage the making, submission or announcement of any indication of interest, inquiry, proposal or offer from any Person (other than Purchaser or its Representatives) relating to an Acquisition Transaction; (b) encourage, initiate, participate in or engage in any discussions, negotiations or other communications regarding an Acquisition Transaction; (c) execute, enter into or become bound by any letter of intent or other Contract with any Person (other than Purchaser or its Representatives) relating to or in connection with an Acquisition Transaction; (d) provide any information to any Person (other than Purchaser or its Representatives) concerning an Acquisition Transaction; or (e) entertain or accept any proposal or offer from, cooperate in any way with, or facilitate or encourage any effort or attempt by any Person (other than Purchaser or its Representatives) relating to an Acquisition Transaction. The Sellers shall, and shall cause the Company and each of its Subsidiaries to, and shall instruct the Representatives of the Company and each of its Subsidiaries to, immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person (other than Purchaser and its Representatives) conducted heretofore with respect to any Acquisition Transaction. Within two Business Days following the date of this Agreement, the Sellers shall, or shall cause the Company and each of its Subsidiaries or a Representative of the Company and each of its Subsidiaries to, instruct any such Person to return or destroy all non-public information provided to such Person in connection with such Person’s consideration of any Acquisition Transaction in accordance with the confidentiality agreements entered into between the Company or any of its Subsidiaries and any such Person. The Sellers shall, and shall cause the Company and any applicable Subsidiary to, promptly (but in any event within 24 hours of receipt thereof) notify Purchaser in writing of any indication of interest, inquiry, proposal, offer or request for information relating to an Acquisition Transaction that is received by the Company, any of its Subsidiaries or any Seller during the Interim Period, which notice shall include: (i) the identity of the Person making or submitting such indication of interest, inquiry, proposal, offer or request, and the terms and conditions thereof; and (ii) an accurate and complete copy of all written materials provided in connection with such indication of interest, inquiry, proposal, offer or request. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.6 by any executive officer of any Seller, the Company or any of its Subsidiaries or any investment banker, attorney or other advisor or Representative of any Seller, the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 6.6 by such Seller or the Company. Section 6.7. Termination of Affiliate Agreements. During the Interim Period, the Company and Purchaser shall cooperate and work together in good faith to identify the Affiliate Agreements (if any) that should be terminated at or prior to the Closing. On one or more occasions, but no later than ten Business Days prior to the Closing, Purchaser may deliver to the Company a written notice designating one or more Affiliate Agreements to be terminated (each, a “Designated Affiliate Agreement”), which notice may include any Affiliate Agreement identified after the date of this Agreement. On or prior to the Closing, the

76 Sellers shall, and shall cause the Company and its Subsidiaries to, terminate each Designated Affiliate Agreement, in each case without any continuing liability of Purchaser or any of its Affiliates (including the Company and its Subsidiaries) thereunder from and after the Closing, and shall deliver to Purchaser evidence of such termination in form and substance reasonably satisfactory to Purchaser. For the avoidance of doubt, any Affiliate Agreement that is not a Designated Affiliate Agreement shall continue in effect in accordance with its terms. Section 6.8. Equity Awards. (a) At the Closing, all Equity Awards that remain outstanding as of immediately prior to the Closing (whether vested or unvested) shall, without any further action on the part of the Equity Award Holder thereof, expire and be cancelled in exchange for such Equity Award Holder’s applicable portion of the Aggregate Consideration set forth on the Allocation Schedule and as further described in such Equity Award Holder’s Restricted Stock Agreement, which shall be in the form of restricted shares of Circle Common Stock (the “Restricted Stock”). The Restricted Stock shall be subject to the terms and conditions set forth in the applicable Restricted Stock Agreement. (b) Prior to the Closing Date, the Company shall take all action necessary to effect the treatment of the Equity Awards pursuant to this Section 6.8 in accordance with the Stock Incentive Plans, all Contracts governing the terms of all Equity Awards and under any other plan or arrangement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries may be bound, including by giving any required notice and obtaining any required consent contemplated thereby. The Company shall not send any notices (including any email messages and notifications) to any Equity Award Holders, or solicit any consents or other approvals from the Equity Award Holders, unless and until Purchaser has reviewed and approved all such notices and related documentation to be sent to such Equity Award Holders in connection therewith (which approval shall not be unreasonably withheld or delayed). Section 6.9. Company Employee Documents. The Company shall cooperate with Purchaser in good faith and use commercially reasonable efforts to obtain signatures from employees of the Company and its Subsidiaries to employment offer letters and restrictive covenant agreements, in each case on such forms as are provided by Purchaser prior to the date hereof. Section 6.10. Responsibility of Satisfaction of Conditions. Each of the Sellers undertakes that it shall use best efforts to ensure the satisfaction of the conditions set out in Section 10.2(h) (Seller Deliverables). Section 6.11. RWI Policy. Concurrently with the execution and delivery of this Agreement, Purchaser or one of its Affiliates entered into the binder agreement with respect to the RWI Policy attached hereto as Exhibit C. Sellers and Equity Award Holders, on the one hand, and Purchaser, on the other hand, shall each be responsible for 50% of Shared RWI Policy Costs. Purchaser or one of its Affiliates shall be permitted to obtain additional coverage, provided that Purchaser or any such Affiliate shall be responsible for any associated RWI Policy Costs beyond the Shared RWI Policy Costs with such additional coverage. For the avoidance of doubt, any rights of any issuer of the RWI Policy, including any rights of subrogation, do not affect, expand or increase any liability or obligation of any party hereto in connection with this Agreement. Purchaser and its Affiliates will not amend, waive or otherwise modify the RWI Policy in any manner that would allow the insurer thereunder to subrogate or otherwise make or bring any Proceeding against the Company, the Sellers or each of their Affiliates, except Fraud claims. Purchaser covenants and agrees that, except with the prior written consent of (if before the Closing) the Company or (if after the Closing) the Sellers’ Representative, it will not, and will not permit any of its Affiliates to, amend, modify, supplement or change the RWI Policy in any manner that would reasonably be expected to be materially

77 adverse to the Sellers or, their Affiliates. Purchaser shall use all commercially reasonable efforts to comply with all terms of the RWI Policy. Section 6.12. Cash Sweep. (a) Subject to Section 6.12(b) and the requirements of applicable Law, no later than two Business Days prior to the Closing Date, the Company may distribute all Company Cash held by it in excess of the aggregate of (i) any Indebtedness comprised of accrued bonuses, vacation or compensation granted outside of the Ordinary Course by the Company and its Subsidiaries to their respective employees and independent contractors as set forth in the Estimated Closing Date Statement (including any such actions that are otherwise permitted or agreed to by Purchaser in connection with Section 6.1 following the date hereof), (ii) the Company Transaction Expenses as set forth in the Estimated Closing Date Statement and (iii) the Upper Ceiling Amount of Company Cash (the “Sweep Threshold”) to the holders of Company Shares (each such distribution, a “Cash Sweep Distribution”). (b) No Cash Sweep Distribution shall be made unless and until all Indebtedness (other than Indebtedness that will remain outstanding following the Closing in accordance with the definitions set forth in this Agreement) has been repaid or discharged in full. (c) The Company shall ensure that any Cash Sweep Distribution is made: (i) in compliance with all applicable Laws (including any requirements relating to unlawful distributions, financial assistance or maintenance of capital); (ii) in accordance with the Company Constitution, the Company Shareholders’ Agreement and the other organizational and governing documents of the Company (and any relevant Subsidiary), including any requirements for approval by the Company Board or the holders of Company Shares; and without giving rise to any material Tax liability for the Company (or any of its Subsidiaries), save to the extent such liability has been taken into account in the calculation of the Sweep Threshold. (d) At or prior to Closing, if the Company has made a Cash Sweep Distribution, the Company shall deliver to Purchaser a certificate signed by the Company confirming that the Cash Sweep Distribution has been completed in accordance with this Section 6.12, if applicable, specifying the aggregate amount distributed and confirming that all Indebtedness (other than Indebtedness that will remain outstanding following the Closing in accordance with the definitions set forth in this Agreement) has been repaid or discharged in full in accordance with Section 6.12(b). Section 6.13. Remediation Matters. The Company shall, and shall cause its Subsidiaries to, perform and comply with the covenants and obligations set forth on Schedule 6.13 (the “Schedule 6.13 Remediation Covenants”), in each case at the times, by the dates and on the terms set forth therein. Schedule 6.13 is incorporated into this Agreement by reference and made a part hereof, and the covenants and obligations set forth therein shall have the same force and effect as if set forth in the body of this Agreement. Section 6.14. Additional Remediation Matters. During the Interim Period, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to remediate, on or prior to Closing, each of the matters set forth on Schedule 6.1(b)(xxiii), in accordance with the timeframes, terms and conditions set forth therein and the terms of this Agreement, and shall keep Purchaser reasonably informed of the status of such remediation efforts on an ongoing basis, including promptly notifying Purchaser of any material developments, delays or obstacles with respect thereto.

78 ARTICLE VII POST-CLOSING COVENANTS Section 7.1. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees that, from time to time after the Closing, at the request of the other party or parties, they shall execute and deliver, or cause to be executed and delivered, to the other party or parties such further documents or instruments of any kind and take, or cause to be taken, such other actions as may be reasonably necessary, proper or advisable to carry out any of the provisions of this Agreement or the Transactions. Each party shall bear its own costs and expenses in compliance with this Section 7.1; provided, however, that Purchaser shall bear any reasonable out-of-pocket costs and expenses incurred by any Seller or its Affiliates to the extent such actions are requested by Purchaser and are not otherwise required or reasonably necessary to be taken, in each case, by such Seller or its Affiliates pursuant to this Agreement. Section 7.2. Post-Closing Confidentiality. (a) From and after the Closing and until the date that is five years following the Closing Date (or, with respect to any Company Confidential Information that constitutes a trade secret under applicable Law, for so long as such information continues to constitute a trade secret under applicable Law), each Seller and Equity Award Holder shall, and shall cause his, her or its Affiliates and respective Representatives to, hold in confidence any and all confidential, proprietary and non-public information and materials, whether in written, verbal, graphic or other form, concerning Purchaser, the Company, its Subsidiaries or any of their respective Affiliates (collectively, “Company Confidential Information”), except that no Seller shall have any obligation under this Section 7.2 with respect to any Company Confidential Information that: (i) after the date of this Agreement becomes generally available to the public other than through a breach by the applicable Seller, any of his, her or its Affiliates or any of his, her or its or their respective Representatives of their respective obligations under this Section 7.2; (ii) is provided to the applicable Seller or any of his, her or its Affiliates by a third party that was not known to the receiving party to be bound by any duty of confidentiality to Purchaser, the Company, its Subsidiaries or any of their respective Affiliates; or (iii) was independently known to or in the personal possession of the applicable Seller or Equity Award Holder in his, her or its individual capacity (as evidenced by contemporaneous written records in existence prior to the date of this Agreement), independently of his, her or its role as a shareholder, director, officer or employee of the Company or any of its Subsidiaries. (b) From and after the Closing, no Seller shall, and each Seller shall cause his, her or its Affiliates and respective Representatives not to, use any Company Confidential Information except as expressly authorized in writing by Purchaser or the Company. Each Seller shall, and shall cause his, her or its Affiliates and respective Representatives to, take the same degree of care to protect the Company Confidential Information that such Person uses to protect his, her or its own trade secrets and confidential information of a similar nature, which shall be no less than a reasonable degree of care. (c) Notwithstanding the foregoing, no Seller shall be in breach of this Section 7.2 as a result of any disclosure of Company Confidential Information that is required by applicable Law or that is required by any Governmental Entity or under any subpoena, civil investigative demand or other similar process by a court of competent jurisdiction having jurisdiction over such Seller; provided, however, that the applicable Seller shall give advance written notice of such compelled disclosure to Purchaser, and shall cooperate with Purchaser in connection with any efforts to prevent or limit the scope of such disclosure; and provided further, that the applicable Seller shall disclose only that portion of such Company Confidential Information which such Seller is advised by his, her or its counsel is legally required to be disclosed; and

79 (d) Each Seller agrees to accept responsibility for any breach of this Section 7.2 by any of his, her or its Affiliates or any of his, her or its or their respective Representatives. Section 7.3. No Solicitation or Hiring of Employees. (a) From and after the Closing Date until the second anniversary of the Closing Date (the “Restricted Period”), each Seller that is not a Restricted Stock Recipient (each, a “Non-Employee Seller”) shall not, and shall use commercially reasonable efforts to cause such Non-Employee Seller’s Subsidiaries not to, directly or indirectly, (i) hire or solicit for employment any person engaged as an independent contractor or employed by Guarantor or any of its Subsidiaries (including the Company and its Subsidiaries) as the date hereof or as of the Closing Date (each, a “Covered Person”) or (ii) attempt to induce any such Covered Person to terminate his or her employment or other service providing relationship with Guarantor or any of its Subsidiaries (including the Company and its Subsidiaries) so long as such Covered Person is employed by Guarantor or any of its Subsidiaries (including the Company and its Subsidiaries) and for a period of 12 months thereafter. Nothing in this Section 7.3 shall prohibit general solicitations of employment or engagement (including through search firms and general advertising) not specifically targeted at Covered Persons and/or the hiring or any Covered Person who responds to any such general solicitation. For the purposes of this Section 7.3 and Section 7.4 below, “Subsidiaries”, with respect to each Non-Employee Seller, shall not include any portfolio company in which such Non-Employee Seller holds, directly or indirectly, an interest or investment (including any holding entities of such portfolio companies), from time to time. (b) If a Non-Employee Seller violates the terms of this Section 7.3, such Non- Employee Seller shall continue to be bound by the restrictions set forth herein until a period of time since the Closing equal to the Restricted Period shall have expired without any violations of this Section 7.3. Section 7.4. Non-Disparagement. Each Non-Employee Seller agrees that during the Restricted Period such Non-Employee Seller shall not, and shall use commercially reasonable efforts to cause such Non-Employee Seller’s Subsidiaries not to, directly or indirectly, whether as a partner, officer, director, employee, consultant, agent, equityholder, lender, joint venturer, investor or otherwise, make, or cause to be made, to any third party any disparaging or derogatory comments or statements, or any statement known to be false, concerning Guarantor, any of its Subsidiaries (including the Company and its Subsidiaries) or any of their respective businesses or operations. Nothing in this Section 7.4 shall prohibit any Non- Employee Seller or its Subsidiaries from making any truthful statement (i) as required by applicable Law or that is required by any Governmental Entity or under any subpoena, civil investigative demand or other similar process by a court of competent jurisdiction having jurisdiction over such Seller or its Subsidiary(ies) or (ii) in connection with any legal proceeding or dispute between the parties hereto. Section 7.5. Injunctive Relief. Each Seller specifically recognizes that any breach of Sections 7.2 – 7.4 will cause irreparable injury to Purchaser and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly, each Seller agrees that in the event of any such breach, Purchaser shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available. Each Seller and Purchaser recognize and agree that the limitations in Sections 7.2 – 7.4 hereof are reasonable and properly required for the protection of Purchaser and in the event that such limitations (or lack thereof) are deemed to be unreasonable by a court of competent jurisdiction, such Seller and Purchaser each agree and submit to the imposition of such limitations as said court shall deem reasonable.

80 Section 7.6. General Release. (a) Notwithstanding anything to the contrary set forth in this Agreement, effective as of the Closing, in consideration of the mutual agreements contained herein, including the Purchase Price to be received by the Sellers and the Equity Award Holders, each Seller and Equity Award Holder, on behalf of himself, herself or itself and each of his, her or its past, present and future Affiliates, to the extent such Affiliates themselves hold Company Shares or Equity Awards (each, a “Releasing Party” and, collectively, the “Releasing Parties”), hereby absolutely, unconditionally and irrevocably releases, acquits and forever discharges the Company, its former, present and future Affiliates (including their respective Subsidiaries and post-Closing Purchaser and Purchaser’s Affiliates), and their respective former, present and future Representatives (collectively, the “Released Parties”) of and from any and all manner of action or inaction, cause or causes of action, Proceedings, Liens, Contracts, promises, liabilities or Damages (whether for compensatory, special, incidental or punitive Damages, equitable relief or otherwise) of any kind or nature whatsoever, past, present or future, at law, in equity or otherwise (including with respect to conduct which is negligent, grossly negligent, willful, intentional, with or without malice, or a breach of any duty, Law or rule), whether known or unknown, whether fixed or contingent, whether concealed or hidden, whether disclosed or undisclosed, whether liquidated or unliquidated, whether foreseeable or unforeseeable, whether anticipated or unanticipated, whether suspected or unsuspected, which such Releasing Parties, or any of them, ever have had or ever in the future may have against the Released Parties, or any of them, and which are based on such Seller’s or Equity Award Holder’s ownership of Purchased Shares or the Transactions, in each case to the extent arising from the issuance, grant, vesting, or transfer of Company Shares, Equity Awards or other securities of the Company occurring prior to the Closing, including any claim, right or remedy arising under any federal, state, foreign or other securities or blue-sky Law with respect to such pre-Closing matters in connection with the offer, sale, issuance, allotment, grant, vesting, conversion, exchange, transfer or repurchase of, or the availability or lack of availability of any exemption from any registration, prospectus or qualification requirement for, any Company Shares, Equity Awards or other securities of the Company or any of its Subsidiaries in each case issued or granted prior to the Closing, including any right of rescission or restitution and any claim under Section 12(a)(1) or Section 12(a)(2) of the U.S. Securities Act of 1933, as amended (or Rule 701 thereunder), or any comparable provision of the securities Laws of Singapore (including the Securities and Futures Act 2001) or of any other jurisdiction in respect of such pre-Closing issuances or grants (the “Released Claims”); provided, however, that the foregoing release shall not release, impair or diminish, and the term “Released Claims” shall not include, in any respect any rights of: (i) the Sellers and the Equity Award Holders under this Agreement or any Ancillary Agreement; (ii) the Releasing Parties to indemnification, reimbursement or advancement of expenses under the provisions of the Company Constitution (or any directors’ and officers’ liability insurance policy maintained by the Company or any of its Subsidiaries in respect of the same) if any Releasing Party is made a party to a Proceeding as a result of such Releasing Party’s status as an officer, director or employee of the Company or any of its Subsidiaries with respect to any act, omission, event or transaction occurring on or prior to the Closing; (iii) any obligations of the Company or any of its Subsidiaries to a Seller that is an individual arising post-Closing in consideration of such Seller’s employment by Purchaser or any of its Affiliates, including post-Closing the Company and its Subsidiaries, or providing of services to any such Person; (iv) to the extent that a Seller or Equity Award Holder is an employee of the Company, any of their rights to receive accrued but unpaid wages, salary, compensation, bonuses, accrued vacation and any other accrued but unpaid compensation and/or benefits owed to them in their capacity as a service provider to the Company or any employment rights that cannot be waived as a matter of applicable Law; (v) any right to indemnification, advancement of expenses, exculpation, or rights to benefit from applicable director and officer indemnification agreements, (vi) any claim that any Dragged Seller is not permitted to release under the terms of the Company Shareholders’ Agreement, or (vii) any right or claim that, as a matter of applicable Law, cannot be released or waived by private agreement.

81 (b) Without limiting the generality of Section 7.6(a), with respect to the Released Claims, each Seller and Equity Award Holder, on behalf of himself, herself or itself and each Releasing Party, hereby expressly waives all rights under any Law or common law principle in any applicable jurisdiction prohibiting or restricting the waiver of unknown claims. Notwithstanding any such Law or common law principle in any applicable jurisdiction, and for the purpose of implementing a full and complete release and discharge of the Released Parties, each Seller and Equity Award Holder, on behalf of himself, herself or itself and each Releasing Party, expressly acknowledges that the foregoing release is intended to include in its effect all claims which such Seller, Equity Award Holder or any Releasing Party does not know or suspect to exist in his, her or its favor against any of the Released Parties (including unknown and contingent claims), and that the foregoing release expressly contemplates the extinguishment of all such claims (except to the extent expressly set forth herein). (c) Each Seller and Equity Award Holder, on behalf of himself, herself or itself and each Releasing Party, acknowledges that he, she or it may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each Seller and Equity Award Holder, on behalf of himself, herself or itself and each Releasing Party, intends to and, by operation of this Agreement shall have, fully, finally and forever settled and released any and all Released Claims without regard to the subsequent discovery of existence of such different or additional facts. (d) Each Seller and Equity Award Holder, on behalf of himself, herself or itself and each Releasing Party, represents, warrants, covenants and agrees that such Releasing Party has not and will not assign or transfer any Released Claim or possible Released Claim against any Released Party. Each Seller and Equity Award Holder, on behalf of himself, herself or itself and each Releasing Party, agrees to indemnify and hold the Released Parties harmless from any liabilities, Damages, costs, expenses and attorneys’ fees arising as a result of any such assignment or transfer. (e) Each Seller and Equity Award Holder, on behalf of himself, herself or itself and each Releasing Party, covenants and agrees not to, and agrees to cause such Seller’s respective Affiliates not to, whether in each Seller’s own capacity, as successor, by reason of assignment or otherwise, assert, commence, institute or join in, or assist or encourage any third party in asserting, commencing, instituting or joining in, any Proceeding of any kind whatsoever, in law or equity, in each case against the Released Parties, or any of them, with respect to any Released Claims. Each Seller and Equity Award Holder acknowledges that the foregoing release was separately bargained for and is a key element of this Agreement. Section 7.7. Mutual Release of Covered Employees. (a) Seller and Equity Award Holder Release. Effective as of the Closing, each Releasing Party hereby absolutely, unconditionally and irrevocably releases, acquits and forever discharges each current and former director, officer, employee, manager, agent and representative of the Company and its Subsidiaries acting in such capacity (each, a “Covered Employee”) from any and all claims, Proceedings, liabilities or Damages (whether for compensatory, special, incidental or punitive Damages, equitable relief or otherwise) of any kind or nature whatsoever, past, present or future, at law, in equity or otherwise, whether known or unknown, whether fixed or contingent, whether suspected or unsuspected, which such Releasing Party has, may have or may in the future have against any Covered Employee, and which arise from or relate to any act or omission by such Covered Employee in good faith in his, her or its capacity as a director, officer, employee, manager, agent or representative of the Company or any of its Subsidiaries in connection with the negotiation, preparation, execution, delivery, performance or consummation of this Agreement, any Ancillary Agreement or the Transactions (collectively, the “Employee Released Claims”); provided, however, that the foregoing release shall not apply to any claims: (i) arising from or relating to

82 Fraud, intentional misrepresentation, willful misconduct or criminal acts or omissions by the relevant Covered Employee; (ii) in respect of any unpaid wages, salary, bonuses, accrued vacation or other compensation or benefits properly due and payable to any Covered Employee in his, her or its capacity as a service provider to the Company or any of its Subsidiaries on or prior to the Closing that are agreed between the Company and such Covered Employee; (iii) arising under or in connection with any employment, services, restrictive covenant or other post-Closing agreement entered into by such Covered Employee with Purchaser or any of its Affiliates (including, following Closing, the Company and its Subsidiaries); or (iv) that, as a matter of applicable Law, cannot be released or waived by private agreement. (b) Purchaser Release. Effective as of the Closing, Purchaser, on behalf of itself and each of its Affiliates (including, following the Closing, the Company and its Subsidiaries) and each of their respective current and former directors, officers, employees, managers, agents, attorneys, representatives, successors and assigns, hereby absolutely, unconditionally and irrevocably releases, acquits and forever discharges each Covered Employee from any and all Employee Released Claims; provided, however, that the foregoing release shall not apply to any claims: (i) arising from or relating to fraud, intentional misrepresentation, embezzlement, bad faith, breach of fiduciary duty, willful misconduct or criminal acts or omissions by the relevant Covered Employee; (ii) arising under or in connection with any employment, services, restrictive covenant or other agreement entered into by such Covered Employee with Purchaser or any of its Affiliates; (iii) arising from or relating to any obligation of such Covered Employee under this Agreement or any Ancillary Agreement; or (iv) that, as a matter of applicable Law, cannot be released or waived by private agreement. (c) Covenants; No Assignment; No Third-Party Beneficiary. (i) Each Releasing Party and Purchaser (on behalf of itself and its Affiliates) hereby covenants and agrees not to, and shall cause its respective Affiliates and their respective Representatives not to, directly or indirectly, assert, commence, institute, maintain, assist or encourage any third party in asserting, commencing, instituting or maintaining any Proceeding of any kind whatsoever against any Covered Employee with respect to any Employee Released Claim. (ii) Each Releasing Party and Purchaser, on behalf of itself and each of its Affiliates, represents and warrants that it has not assigned or transferred to any Person any Employee Released Claim or any right or remedy in respect thereof; and each Releasing Party and Purchaser agrees to indemnify and hold harmless each Covered Employee from any liabilities, Damages, costs, expenses and attorneys’ fees arising as a result of any such assignment or transfer. (iii) This Section 7.7 is intended solely for the benefit of the Covered Employees and shall not create, or be deemed to create, any obligation on the part of any Covered Employee or grant any Covered Employee any direct right of enforcement hereunder; the releases in Sections 7.7(a) and 7.7(b) may be amended or revoked by written agreement of the Releasing Parties and Purchaser without the consent of any Covered Employee. (iv) Nothing in this Section 7.7 shall constitute an admission of liability, fault or wrongdoing by any Covered Employee or any party hereto. Section 7.8. Drag Documents; Deemed Execution of Releases. (a) Each of the Company and the Sellers acknowledges and agrees that (i) the Transactions constitute a Drag Sale for purposes of Clause 8 of the Company Shareholders’ Agreement; (ii) the releases set forth in Section 7.6 and Section 7.7, together with each Joinder, are Drag Documents (as defined in the Company Shareholders’ Agreement) reasonably required in connection with, and

83 necessary to effect and consummate, such Drag Sale; and (iii) the Drag Along Notice delivered under Clause 8 of the Company Shareholders’ Agreement shall expressly designate this Agreement, the Joinders and the releases set forth in Section 7.6 and Section 7.7 as Drag Documents required to be executed and delivered by each Dragged Shareholder (as defined in the Company Shareholders’ Agreement). (b) With respect to any holder of Company Shares that does not itself execute this Agreement or a Joinder, the Company shall, and shall cause each Company director to, acting as attorney- in-fact for such holder pursuant to Clause 8.2(e) of the Company Shareholders’ Agreement, execute and deliver a Joinder on such holder’s behalf as a Drag Document, whereupon such holder shall be a Dragged Seller and a Releasing Party bound by this Agreement (other than Section 7.3 and Section 7.4, but including Section 7.6 and Section 7.7), for all purposes; provided, that where such holder is not a Company officer, director or employee, the release so effected by such attorney shall be limited to Released Claims arising solely in such holder’s capacity as a shareholder of the Company, in accordance with Clause 8.3(b) of the Company Shareholders’ Agreement. Section 7.9. Use of Names. From and after the Closing Date, no Seller or Equity Award Holder shall, and each Seller or Equity Award Holder shall cause his, her or its Affiliates not to: (a) market or offer any products or services using any of the words or terms (in any combination) that are identical or confusingly similar to, or a colorable imitation or dilutive of any of the words and terms ever used by the Company or any of its Subsidiaries to market or offer any of the products or services of the Company or any of its Subsidiaries; or (b) use the name “Tazapay” or any confusingly similar name, including on stationery, business cards or signage. Section 7.10. Incentive RSUs. As soon as administratively practicable (but in any event within 45 days) following the Closing, Purchaser shall grant awards of restricted stock units with respect to Circle Common Stock having an aggregate grant date fair value of $25,000,000, in accordance with Purchaser’s customary policies and procedures, to such employees of the Company and its Subsidiaries, and in the amounts, as are mutually agreed between Purchaser and the Company before Closing (the “Incentive RSUs”). The number of shares subject to each award of Incentive RSUs shall be calculated based on the Closing Stock Price. Each award of Incentive RSUs shall vest in eight equal quarterly installments (i.e., 12.5% per installment) on Purchaser’s standard quarterly vesting schedule (i.e., March 1, June 1, September 1 and December 1), with the first installment vesting on the standard quarterly vesting date that is closest to the date that is 27 months following the Closing Date and each remaining installment vesting on the next successive standard quarterly vesting date thereafter (subject in each case to the terms and conditions set forth in Purchaser’s equity incentive plan and the applicable award agreement). ARTICLE VIII TAX MATTERS Section 8.1. Transfer Taxes. All transfer, stamp, documentary, sales, use, registration, value- added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes and including any filing and recording fees) and related amounts (including any penalties, interest and additions to Tax) and all such reasonable costs (including accounting and legal fees) associated with filing all Tax Returns related to transfer Taxes applicable to the Transaction (“Transfer Taxes”), including Singapore stamp duty payable in connection with the transfer of the Purchased Shares, shall be borne and paid by Purchaser. Any Tax Returns and other documentation that must be filed in connection with such Transfer Taxes shall be prepared and filed when due by Purchaser at Purchaser’s expense, and, if required by applicable Law, the Sellers and/or Purchaser will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

84 Section 8.2. Cooperation on Tax Matters. Purchaser, the Sellers, and (following the Closing) the Sellers’ Representative shall fully cooperate, to the extent reasonably requested by another party, with respect to the filing of Tax Returns, filing of Tax elections, and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and provision of records and information relevant to such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information. Purchaser and the Sellers agree to retain records with respect to Tax matters pertinent to the Company or any of its Subsidiaries until the expiration of the relevant statute of limitations. Purchaser, the Sellers, and (following the Closing to the extent reasonably requested) the Sellers’ Representative further agree to use their reasonable best efforts to obtain any certificate or other document from any Governmental Entity as may be necessary to mitigate, reduce or eliminate any Tax that may be imposed on any Seller, the Company or any of its Subsidiaries or Purchaser with respect to the Transactions. Notwithstanding anything to the contrary in this Agreement, the Sellers’ Representative shall have no obligation to prepare or file any Tax Returns. Section 8.3. Tax Contests. Each of Purchaser and Sellers’ Representative shall promptly notify the other party upon receipt by such party or any of its Affiliates of any notice of any claim, assessment, audit, Tax Proceeding, or similar event with respect to Taxes (a “Tax Contest”) of the Company or any of its Subsidiaries with respect to a Pre-Closing Tax Period or Straddle Period. With respect to any Tax Contest (x) that could reasonably be expected to give rise to a claim for indemnification by any Seller or (y) that could reasonably be expected to adversely affect the amounts payable to any Seller pursuant to this Agreement (a “Pre-Closing Tax Matter”), Sellers’ Representative (on behalf of the Sellers) shall have the right to elect to control such Pre-Closing Tax Matter (at Sellers’ expense); provided that, if Sellers’ Representative (on behalf of the Sellers) elects to control such Pre-Closing Tax Matter, Sellers’ Representative shall (i) provide written notice to Purchaser of its intention to control such Pre-Closing Tax Matter; (ii) provide Purchaser with copies of all correspondence, notices and other written materials received from any Governmental Entity in connection with, and otherwise keep Purchaser reasonably informed with respect to, the status of such Pre-Closing Tax Matter; (iii) consult seriously and in good faith with Purchaser with respect to any issue relating to such Pre-Closing Tax Matter and consider in good faith any position in respect of such Pre-Closing Tax Matter requested by Purchaser, provided, that there exists substantial authority for such position and the adoption of such position could not reasonably be expected to adversely affect the Sellers’ liability for Taxes under this Agreement (unless Purchaser agrees to indemnify and hold harmless Sellers from such adverse effect); (iv) allow Purchaser, at its own expense, to participate in any such Pre-Closing Tax Matter; (v) not settle, compromise or abandon any such Pre-Closing Tax Matter without obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed; (vi) diligently, actively and in good faith prosecute and defend such Pre-Closing Tax Matter in a timely and professional manner, using counsel and other advisors of recognized skill and experience in the relevant subject matter; and (vii) on behalf of the Sellers, agree that the Sellers shall severally, but not jointly, to the extent of their Pro Rata Share, hold harmless and indemnify Purchaser from and against, and shall compensate and reimburse Purchaser for, any Damages suffered or incurred as a result of the Pre-Closing Tax Matter. Purchaser shall have the right to control all other Tax Contests (including any Pre-Closing Tax Matter that Sellers’ Representative does not elect to control); provided that, to the extent any Seller is reasonably expected to be liable under this Agreement for any Taxes that could result from such Tax Contest, Purchaser shall (x) keep Sellers’ Representative (on behalf of the Sellers) reasonably informed with respect to the status of such Tax Contest, (y) allow Sellers’ Representative (on behalf of the Sellers), at the expense of Sellers, to participate in any such Tax Contest, and (z) not settle, compromise or abandon any such Tax Contest without obtaining the prior written consent of Sellers’ Representative (on behalf of the Sellers), which consent shall not be unreasonably withheld, conditioned or delayed.

85 Section 8.4. Tax Returns. (a) Purchaser shall prepare or cause to be prepared and shall timely file or cause to be timely filed all Tax Returns for the Company and any of its Subsidiaries for any Pre-Closing Tax Period (other than a Straddle Period) that are first due (including extensions) after the Closing Date (a “Pre-Closing Tax Return”) and for any Straddle Period (a “Straddle Period Tax Return”). (b) The Tax Returns referred to in Section 8.4(a) shall be prepared in accordance with past practices of the Company and its Subsidiaries and consistent with Section 8.4(c) and no elections with respect to Taxes shall be changed or revoked or methods of accounting shall be changed, except to the extent otherwise required by applicable Law. Purchaser shall deliver each Pre-Closing Tax Return and Straddle Period Tax Return to the Sellers’ Representative for their review and comment no later than 25 days before the due date for any such income Tax Return and, with respect to any Pre-Closing Tax Return or Straddle Period Tax Return for any non-income Taxes, Purchaser shall provide Sellers’ Representative a draft for its review and comment within a reasonable time prior to the due date of such non-income Pre- Closing Tax Return or Straddle Period Tax Return. The Sellers’ Representative shall deliver any comments on such Tax Returns to Purchaser within five days prior to the applicable due date (including extensions) for filing such Tax Return, which comments shall be considered by Purchaser in good faith. Purchaser shall incorporate all of the reasonable comments timely provided by each of the Sellers’ Representative with respect to such Tax Returns if such changes (i) would reasonably be expected to affect the Tax liability of Sellers (including pursuant to this Agreement) and (ii) is “more likely than not” to be upheld under applicable Law. (c) Notwithstanding anything in this Agreement to the contrary, the parties agree that any and all Transaction Tax Deductions shall be treated as properly allocable to the taxable period (or portion thereof) ending on or before the Closing Date and shall be included as deductions on the Pre-Closing Tax Return or, to the extent attributable to a Straddle Period, shall be included as deductions on the applicable Straddle Period Tax Return and allocated to the portion of such Straddle Period ending on the Closing Date. In connection with the foregoing, the parties agree that 70% of amounts that qualify as success-based fees shall be treated as deductible expenses for U.S. federal, and applicable state or local, income tax purposes in accordance with Revenue Procedure 2011-29, 2011-18 IRB. (d) For purposes of this Agreement, in the case of any Straddle Period, the parties hereto shall, to the extent permitted or required under applicable Law, elect with the relevant taxing authority to treat a portion of any Straddle Period as a short Tax period ending as of the end of day on the Closing Date, and unless otherwise required under applicable law, for such Straddle Period attributable to the Pre-Closing Tax Period Taxes shall be determined as follows: (i) Payroll, sales and purchases of the Company and its Subsidiaries that are imposed on a periodic basis and not based on income or receipts (e.g., property taxes or other ad valorem Taxes) attributable to the Pre-Closing Tax Period shall be equal to the product of (x) such Taxes attributable to the entire Tax period and (y) a fraction, the numerator of which is the number of days in such period that have elapsed through the Closing Date and the denominator of which is the number of calendar days in such Tax period; provided, however, that, if the amount of periodic Taxes imposed for such Tax period reflects different rates of Tax imposed for different periods within such Tax period, the formula described in the preceding clause shall be applied separately with respect to each such period within the Tax period; and (ii) the Taxes of the Company or any of its Subsidiaries other than those described in clause (i) attributable to the Pre-Closing Tax Period shall be equal to the amount computed as if such Tax period ended as of the end of the day of the Closing Date; provided, however, that exemptions,

86 allowances or deductions that are calculated on an annual basis, such as the deduction for amortization and depreciation, shall be apportioned between such two taxable years or periods on a daily basis (notwithstanding that such exemptions, allowances or deductions may under applicable law be determined solely at the end of the Tax period). Notwithstanding the foregoing, any Taxes relating to any transactions not in the Ordinary Course that occur after the time of the Closing on the Closing Date shall be treated as occurring on the day after the Closing Date. Section 8.5. Post-Closing Tax Actions. Without the prior written consent of Sellers’ Representative (which consent shall not be unreasonably withheld, conditioned, or delayed), and solely to the extent such action is reasonably expected to adversely impact Sellers’ liability for Taxes or amounts payable to Sellers pursuant to this Agreement, Purchaser and its Affiliates (including after the Closing Date, the Company and its Subsidiaries) shall not (a) file (except as set forth in Section 8.4) or amend any Tax Return of the Company or any of its Subsidiaries for a Pre-Closing Tax Period, (b) extend or waive the applicable statute of limitations with respect to a Tax of the Company or any of its Subsidiaries for a Pre- Closing Tax Period, (c) file any ruling or request for ruling with any Governmental Entity that relates to Taxes or Tax Returns of the Company or any of its Subsidiaries for a Pre-Closing Tax Period, (d) enter into any voluntary disclosure or similar proceeding with any Governmental Entity relating to any actual or potential Tax payment or Tax Return filing obligation of the Company or any of its Subsidiaries for any Pre-Closing Tax Period, or (e) except as described in Section 8.6, make any Tax election with respect to the Company or any of its Subsidiaries that relates to, or is retroactive to, a Pre-Closing Tax Period. Section 8.6. Section 338(g) Election. Notwithstanding anything to the contrary in this Agreement, Purchaser shall be entitled to make, in its sole discretion, an election under Section 338 of the Code for the Company and any non-US Subsidiary of the Company eligible for such election in connection with the Transactions. If Purchaser makes an election under Section 338 of the Code for the Company or any non-US Subsidiary of the Company, then Purchaser shall (x) provide the notice required by Treasury Regulation Section 1.338-2(e)(4) to the Sellers’ Representative by the time required by Treasury Regulation Section 1.338-2(e)(4)(iv), and (y) prepare or cause to be prepared a determination (the “PFIC Analysis”) of whether the Company or any non-US Subsidiary is a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”) for the short taxable year ending on the applicable acquisition date (the “Short Period”), including (a) application of the income test under Section 1297(a)(1), the asset test under Section 1297(a)(2), and the look-through rule under Section 1297(c), (b) if any such entity is determined to be a PFIC, a computation of its ordinary earnings and net capital gain (within the meaning of Section 1293 of the Code) for the Short Period, and (c) if any such entity is determined to be a PFIC, a PFIC Annual Information Statement (within the meaning of Treasury Regulations Section 1.1295- 1(g)(1)) or equivalent disclosure sufficient to permit each Seller that is a United States person to make a timely qualified electing fund election under Section 1295 of the Code or a mark-to-market election under Section 1296 of the Code. If Purchaser makes an election under Section 338 of the Code as set forth above, Purchaser shall deliver the PFIC Analysis to the Sellers’ Representative no later than August 31st of the calendar year immediately following the calendar year that includes the Closing Date. For the avoidance of doubt, the Sellers’ Representative has no obligation in connection with any such election under Section 338 of the Code or the PFIC Analysis. Section 8.7. Tax Treatment. For United States federal income Tax purposes, the parties intend that the purchase and sale of the Purchased Shares qualify as a taxable purchase and sale of the Purchased Shares pursuant to Section 1001 of the Code and not as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder (the “Intended Tax Treatment”). Each of Purchaser, Guarantor and Sellers shall (and shall cause their respective Affiliates) use their respective reasonable best efforts to cause the purchase and sale of the Purchased Shares to qualify for the Intended Tax Treatment and shall not take (or knowingly fail to take) any action that would reasonably be expected to prevent or impede such qualification. Purchaser, Guarantor, and Seller (and their respective Affiliates)

87 shall not take any Tax reporting position inconsistent with the Intended Tax Treatment for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Section 8.8. Covenant in Relation to Employer Remuneration Reporting. Purchaser covenants and undertakes that, after the Closing Date, save with the prior written consent of the Founder or as otherwise required by applicable Law (as determined in good faith by Purchaser), it will not, and will procure that the Company will not, include any Purchase Price paid, or which may be payable, by it to the Founder pursuant to this Agreement in consideration for 50% of the Purchased Shares to be sold by the Founder to Purchaser, or any holding or retention of any Restricted Stock by the Founder with respect to his Founder Shares, in any return of employee remuneration for the purposes of Singapore income tax in relation to the Founder, or in any other self-initiated or voluntary reporting to the Comptroller of Income Tax in Singapore (“CIT”) or the Inland Revenue Authority of Singapore (“IRAS”). For avoidance of doubt, this covenant does not limit the right of Purchaser or the Company to respond factually to any queries that may be specifically raised by CIT or IRAS. Section 8.9. Conflict. In the event of any conflict or overlap between the provisions of this Article VIII and Article XI, the provisions of this Article VIII shall control. ARTICLE IX PRIVATE PLACEMENT; LEGENDS; REGISTRATION STATEMENT Section 9.1. Private Placement. (a) The issuance of shares of Circle Common Stock pursuant to this Agreement is intended to be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder (with respect to U.S. Persons (as defined in Rule 902 of Regulation S)) and Regulation S under the Securities Act (with respect to non-U.S. Persons). To the extent Guarantor reasonably determines, prior to the Closing, that the issuance of any portion of the Circle Common Stock cannot be effected in reliance on the exemptions from registration contemplated herein, the Company, the Sellers and the Equity Award Holders shall take such actions as are reasonably requested by Guarantor to facilitate the availability of an alternative exemption from registration or other lawful means of issuing the shares of Circle Common Stock pursuant to this Agreement, including providing such information, representations, warranties certifications and other documentation as Guarantor may reasonably request; provided that no Seller or Equity Award Holder shall be required to accept a reduction in the amount or value of the Circle Common Stock otherwise payable to such Person. (b) In furtherance of the foregoing, the Company shall use reasonable best efforts to ensure that prior to the Closing, each recipient of Circle Common Stock pursuant to this Agreement other than those that are party to this Agreement and are making the representations and warranties set forth in Article III of this Agreement (including, at a minimum, each Equity Award Holder), shall deliver to Guarantor a duly executed investor questionnaire and/or letter of transmittal (each, an “Investor Questionnaire”) containing the representations and warranties substantially equivalent to those set forth in Article III of this Agreement. Notwithstanding the foregoing, failure to deliver such Investor Questionnaire shall not, by itself, delay or prevent such Person’s receipt of Circle Common Stock pursuant to this Agreement; provided that Guarantor has a reasonable basis to determine the availability of the applicable exemption from registration under the Securities Act and other applicable U.S. securities laws; provided, further, that in connection with Guarantor’s determination of a reasonable basis for the availability of such exemptions, the Company shall (i) provide Guarantor, prior to the Closing, such information regarding the status of recipients of Circle Common Stock as Guarantor may reasonably request in connection therewith, (ii) cooperate with Guarantor in connection with establishing the availability of such exemptions and (iii)

88 provide Guarantor with a certificate executed by an executive officer of the Company certifying that the information provided by the Company to Guarantor for purposes of the foregoing are true, correct and complete in all respects, and that such Person is not aware of any other facts or circumstances that would impact the availability of such exemptions. (c) Guarantor will exercise reasonable care by conducting a factual inquiry appropriate to the circumstances into whether any “covered person” as defined in Rule 506(d) of Regulation D has a disqualifying event thereunder. Guarantor will promptly notify each Seller and Equity Award Holder that is a U.S. Person of any disqualifying event and will take commercially reasonable steps to address any such event. Section 9.2. Legends; Stop-Transfer Instructions. In each case subject to the terms and conditions set forth in this Agreement and the Ancillary Agreements: (a) Guarantor shall be entitled to place, and the Sellers and Equity Award Holders consent to the placement of, (i) one or more customary restrictive legends on any certificate or book-entry position representing the Circle Common Stock, reflecting that the Circle Common Stock constitutes restricted securities and (for non-U.S. Persons) is subject to the restrictions of Regulation S, and (ii) related stop-transfer instructions with the Transfer Agent, in each case until such time as the legend and instructions are removed in accordance with clause (b) below. (b) Guarantor shall cause any restrictive legend (and related stop transfer notation) to be removed from any shares of Circle Common Stock issued hereunder on the earliest of (i) their sale or delivery pursuant to a Resale Registration Statement filed in accordance with Section 9.3 and the related prospectus, (ii) the expiration of the applicable Regulation S distribution compliance period (if applicable), and (iii) such time as such shares are eligible for sale by the holder thereof pursuant to Rule 144 without restriction (including current public information, volume, manner-of-sale or notice requirements); provided, in each case, that the holder has provided such certifications, representations, legal opinions (if required and not customarily provided by the issuer of the shares) and other documentation as Guarantor and the Transfer Agent may reasonably request to establish compliance with applicable securities laws and transfer restrictions. Guarantor will use commercially reasonable efforts to have forms of any document required by the Transfer Agent or determined to be reasonably necessary by Guarantor or its General Counsel to remove restrictive legends pursuant to this Section 9.2(b) approved by the Transfer Agent or otherwise in final form at or prior to the Closing. Section 9.3. Registration Statement and Prospectus. Subject to the terms and conditions set forth herein, on the Closing Date promptly following the Closing and in any event during EDGAR filing hours, or if the Closing occurs outside of EDGAR filing hours, no later than before the next open of trading on NYSE, Guarantor shall file a prospectus supplement to the Shelf Registration Statement covering the resale of all of the Registrable Shares from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule) (such prospectus supplement, the “Resale Prospectus Supplement”); provided that (i) the Resale Prospectus Supplement need not cover the resale of Registrable Shares at such time to the extent that any Holders shall not have timely provided all information and other documentation required under Section 9.6(a) and Section 9.6(c), (ii) the Allocation Schedule shall have made available to Purchaser as promptly as practicable and shall include such information as is reasonably necessary for inclusion in such prospectus supplement, and (iii) Guarantor shall not be required to file the Resale Prospectus Supplement during any period in which Guarantor would be entitled to suspend the use of the Resale Registration Statement pursuant to Section 9.4 hereof, and shall act in good faith and not intentionally take any action for the primary purpose of delaying the availability thereof (clauses (i) through (iii), the “Filing Conditions”). For the avoidance of doubt, from and after the date on which the Resale Prospectus Supplement has been filed with the SEC and is publicly available on

89 EDGAR, Purchaser acknowledges and agrees that the existence of the Transactions and the receipt by the Sellers and Equity Award Holders of Circle Common Stock as consideration therefor, as disclosed in such Resale Prospectus Supplement, shall not constitute material nonpublic information of Guarantor or Purchaser. Section 9.4. Registration Suspension. Notwithstanding the obligations of Guarantor set forth in this Article IX, Guarantor may, upon giving prompt written notice (a “Suspension Notice”) to the Holders signed by an authorized officer of Guarantor stating to the extent possible without disclosing material nonpublic information the applicable clause of this Section under which suspension is being invoked identifying the general category of the event, circumstance, or development or specific Law or requirement giving rise to the suspension, and, to the extent reasonably practicable based on the information then available, including Guarantor’s good faith estimate of the expected duration of the Resale Registration Suspension, suspend the continued use of any Resale Registration Statement or any prospectus (including the Resale Prospectus Supplement) only to the extent, and for so long as, Guarantor reasonably determines in consultation with external counsel is necessary (a) to permit the preparation and filing of any amendment, supplement or other update required under applicable securities Laws to ensure that such Resale Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) to avoid requiring Guarantor to make an Adverse Disclosure, (c) in connection with any then proposed, pending, or ongoing bona fide financing, acquisition, disposition, reorganization or other material transaction involving Guarantor or any of its Affiliates, as to which continued use of or sales under the Resale Registration Statement would reasonably be expected to materially impede, delay or interfere with, or require public disclosure that would reasonably be expected to materially and adversely affect, such transaction, or (d) in connection with any SEC review, stop order, regulatory proceeding, or other similar event, in each case of this clause (d) adversely affecting the use or effectiveness of such Resale Registration Statement (a suspension in the event of any of the events described in clauses (a) through (d), a “Resale Registration Suspension”); provided, however, that other than in the case of suspensions for reasons set forth in clause (d) above, Guarantor shall not be permitted to exercise a Resale Registration Suspension (i) for a period exceeding more than 60 consecutive days at one time and (ii) more than 120 days in the aggregate in any 12-month period; provided, further, that Guarantor shall use commercially reasonable efforts to minimize the duration of any suspension. Each Holder shall keep confidential the receipt and contents of any Suspension Notice until the earlier of public disclosure of the underlying event and termination of the related Resale Registration Suspension. Upon receipt of a Suspension Notice, each Holder shall forthwith discontinue disposition of Registrable Shares until the suspension has ended. Guarantor shall immediately notify the Holders in writing upon the termination of any Resale Registration Suspension, and upon such termination, promptly amend or supplement the applicable prospectus, if necessary, so it does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and furnish to the Holders such numbers of copies of the prospectus as so amended or supplemented as such parties may reasonably request. Guarantor shall, if necessary, supplement or amend the Resale Registration Statement and/or the Resale Prospectus Supplement, to the extent required by the registration form used by Guarantor for the Resale Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder. For the avoidance of doubt, Guarantor shall not be deemed to have failed to keep the Resale Registration Statement effective if it suspends use in accordance with this Section 9.4. Section 9.5. Obligations of Purchaser and Guarantor. Whenever required under this Section 9.5 to effect the registration of any Registrable Shares, Guarantor shall use its commercially reasonable efforts to:

90 (a) keep the Resale Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming part of the Resale Registration Statement (including the Resale Prospectus Supplement), and replace such Resale Registration Statement at or before expiration with a successor registration statement filed under the Securities Act, in each case to be usable by the applicable Holders until the earlier of: (i) the date as of which all Registrable Shares have been sold pursuant to the Resale Registration Statement or such other registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder), (ii) the date as of which no Registrable Shares remain registered under the Resale Registration Statement, (iii) the date as of which there are no Registrable Shares or there are no Holders, and (iv) such time as mutually agreed upon by Purchaser and (if before the Closing) the Company or (if after the Closing) the Sellers’ Representative (such period of effectiveness, the “Resale Registration Period”); and (b) make available to the applicable Holders the prospectus included in the Resale Registration Statement (including any preliminary prospectus and any prospectus supplement thereto), as required by the Securities Act in connection with the resale of the Registrable Shares covered thereby; it being understood that Guarantor shall be deemed to have satisfied this obligation with respect to any document filed with the SEC and publicly available on EDGAR (or any successor system). Section 9.6. Information. Each Holder of Registrable Shares included in any registration shall furnish to Purchaser such information regarding such Holder and its Affiliates, the Registrable Shares held by them and the distribution proposed by such Holder and its Affiliates as Guarantor or its legal counsel may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Article IX. It is understood and agreed that the obligations of Purchaser and Guarantor under this Article IX are conditioned on the timely provision of the foregoing information by each such Holder and, without limitation of the foregoing, will be conditioned on compliance by such Holder with the following: (a) such Holder will, and will cause its Affiliates to, cooperate with Guarantor in connection with the preparation of the applicable registration statement and prospectus and, for so long as Guarantor is obligated to keep such registration statement effective, such Holder will and will cause their respective Affiliates to, provide to Purchaser, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding itself and its Affiliates and such other information as may be required by applicable law to enable Guarantor to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Shares owned by such Holder and to maintain the effectiveness thereof; (b) during such time as such Holder and its Affiliates may be engaged in a distribution of the Registrable Shares, such Holder will, and will cause its Affiliates to, comply with all Laws applicable to such distribution, including Regulation M promulgated under the Exchange Act; (c) such Holder shall, and they shall cause its Affiliates to, (i) supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Shares by such Holder, and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by Purchaser, Guarantor or either of their respective Representatives to effectuate such offering or other distribution, including opinions of counsel and questionnaires; and (d) on receipt of any notice from Guarantor of a Resale Registration Suspension, such Holder shall, and shall cause its Affiliates to, cease offering, selling or distributing the Registrable Shares owned by such Holder until the offering, sale and distribution of the Registrable Shares owned by such Holder may recommence in accordance with the terms hereof and applicable law.

91 Section 9.7. Registration Expenses. All expenses (other than Selling Expenses) incurred by Purchaser or Guarantor in connection with registration, filings or qualifications pursuant to this Article IX, including all registration, filing and qualification fees; printers’ and accounting fees; fees and disbursements of Guarantor’s counsel, accountants, the Transfer Agent and other advisors (collectively, the “Purchaser Registration Expenses”), shall be borne and paid by Purchaser; provided, however, that the Holders shall reimburse Purchaser or Guarantor for all Purchaser Registration Expenses up to an aggregate amount of $75,000. Notwithstanding the foregoing, all Selling Expenses relating to Registrable Shares registered pursuant to this Article IX shall be borne by the respective Holders. Section 9.8. Indemnification for Registration Matters. If any Registrable Shares are included in a registration statement under this Article IX: (a) Indemnification by Purchaser. To the extent permitted by applicable Law, Purchaser will indemnify and hold harmless each applicable Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Damages relating to this Article IX, and Purchaser will pay to each such Holder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which such Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 9.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Purchaser, which consent shall not be unreasonably withheld, nor shall Purchaser be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, controlling Person, or other aforementioned Person expressly for use in connection with such registration. (b) Indemnification by Sellers and Equity Award Holders. To the extent permitted by applicable Law, each applicable Holder, severally and not jointly, will indemnify and hold harmless Purchaser and Guarantor, and each of their respective directors, each of their respective officers who has signed the registration statement, each Person (if any) who controls Purchaser within the meaning of the Securities Act, legal counsel and accountants for Purchaser or Guarantor, any other Holder selling securities in such registration statement, and any controlling Person of any such other Holder, against any Damages relating to this Article IX, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such applicable Holder expressly for use in connection with such registration; and each such applicable Holder will pay to Purchaser, Guarantor and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 9.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Sellers’ Representative, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 9.8(b) and Section 9.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder. (c) Notice and Procedure. Promptly after receipt by an indemnified party under this Section 9.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and,

92 to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 9.8, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.8. (d) Contribution. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 9.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 9.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 9.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, Damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 9.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 9.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder. (e) Survival. The obligations of Purchaser, Guarantor, Sellers and Equity Award Holders under this Section 9.8 shall survive the completion of any offering or disposition of Registrable Shares in a registration under this Article IX, and otherwise shall survive the termination of this Agreement. (f) Conflict. In the event of any conflict or overlap between the provisions of this Section 9.8 and Article XI, the provisions of this Section 9.8 shall control. Section 9.9. Termination of Purchaser’s and Guarantor’s Obligations. Purchaser’s and Guarantor’s obligations to any Holder under Section 9.3 through Section 9.8 shall terminate, as to each such Holder, upon the earliest of:

93 (a) when such Holder may immediately sell all of the Registrable Shares under SEC Rule 144 without volume limitations or current public information requirements, or another similar exemption under the Securities Act is available for the sale of all of such Holders’ shares without limitation, during a three-month period without registration; (b) the date on which all Registrable Shares have been sold pursuant to the Resale Registration Statement or another registration statement filed under the Securities Act pursuant to the terms hereof (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); (c) the date on which no Registrable Shares remain registered under the Resale Registration Statement; (d) the date on which there are no Registrable Shares or there are no Holders; and (e) following the five-year anniversary of the date the Resale Registration Statement is declared effective. ARTICLE X CONDITIONS TO CLOSING Section 10.1. Conditions to Obligations of Purchaser and the Sellers. The obligations of Purchaser and the Sellers to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any or all of which may be waived (if permitted by applicable Law), in whole or in part, by the mutual written consent of Purchaser and the Company: (a) Antitrust and FDI Approvals. Any approval required under any Antitrust Law and/or Foreign Direct Investment Law applicable to the Transactions shall have been obtained. (b) Absence of Illegality; No Proceedings. (i) No Law shall have been enacted, adopted, passed, approved, promulgated, or otherwise put into effect by any Governmental Entity of competent jurisdiction and remain in effect that makes consummation of the Transactions illegal or otherwise prohibits consummation of the Transactions, and no Order (whether temporary, preliminary or permanent) shall have been issued by any Governmental Entity of competent jurisdiction and be in effect precluding, restraining, conditioning, enjoining or prohibiting consummation of the Transactions. (ii) No Proceeding shall have been filed in any court of competent jurisdiction seeking to restrain, materially delay or prohibit the consummation of, or seeking Damages in connection with, any of the Transactions nor shall any such Proceeding have been overtly threatened by any Governmental Entity. Section 10.2. Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any or all of which may be waived, in whole or in part, by Purchaser: (a) Representations and Warranties. (i) Each of the Fundamental Representations (other than Section 4.13 (Tax Returns; Taxes)), each of the representations and warranties made in Article III and Article IV of this Agreement that are qualified by materiality (including by a Material Adverse Effect qualifier) and the representations and warranties set forth in Section 4.15(g) shall, in each case, be

94 true and correct in all respects, except for de minimis inaccuracies, (ii) each of the representations and warranties made in Section 4.13 (Tax Returns; Taxes), when read without any exception or qualification for materiality, shall be true and correct in all material respects, and (iii) each of the other representations and warranties made in Article III and Article IV of this Agreement shall be true and correct in all material respects, in each case of clauses (i) – (iii), at and as of the date of this Agreement and at and as of the Closing as though such representation or warranty was made at and as of such time, except for those representations and warranties that address matters as of a particular date (in which case such representations and warranties shall be true and correct in the manner set forth in this Section 10.2(a) as of such particular date). (b) Performance of Covenants. The Sellers shall have duly performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be performed or complied with by the Sellers at or prior to the Closing. (c) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect. (d) Certificate. Purchaser shall have received a certificate signed by the Company (on behalf of the Sellers and the Equity Award Holders), dated as of the Closing Date, to the effect that the conditions set forth in Sections 10.2(a) - (c) have been satisfied. (e) Purchaser Consent. The Purchaser Board Consent shall remain in full force and effect and shall not have been rescinded or modified prior to the Closing. (f) Regulatory Approvals. All Material Required Consents shall have been obtained and shall remain in full force and effect. (g) Purchaser Common Stock. The issuance of the Circle Common Stock pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and applicable state securities laws, and Purchaser shall have a reasonable basis to determine the availability of the applicable exemption(s) taking into account the representations delivered by the recipients of the Circle Common Stock and the information provided by the Company pursuant to Section 9.1. (h) Seller Deliverables. (i) The Drag Shareholders (as defined in the Company Shareholders’ Agreement) shall have used commercially reasonable efforts to ensure that all Sellers and Equity Award Holders have executed and delivered to the Company their respective Seller Deliverables prior to the Closing. (ii) The Company shall have delivered to Purchaser those Seller Deliverables executed and delivered by Sellers and Equity Award Holders representing at least 75% of the Aggregate Consideration, and such Seller Deliverables shall be in full force and effect as of the Closing. No Seller or Equity Award Holder shall be in material breach of, or material default under, any Seller Deliverable to which such Person is a party, and no event shall have occurred that, with notice, lapse of time or both, would constitute a material breach of or material default under any Seller Deliverable. (i) Satisfaction of Remediation Covenants. The conditions set forth on Schedule 10.2(i) shall have been satisfied.

95 (j) Retained Employees. Purchaser shall have received a certificate signed by the Company (on behalf of the Sellers and the Equity Award Holders), dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser, to the effect that, as of immediately prior to Closing, (i) each of the individuals set forth on Schedule 10.2(j)(i), and (ii) at least 75% of the Designated Employees, in each case of clauses (i) and (ii), remain employed with the Company and its Subsidiaries. (k) Other Closing Deliveries. The Company shall have made, or stand ready at the Closing to make, the deliveries required to be made by the Company pursuant to Section 2.5(a). Section 10.3. Conditions to Obligation of the Sellers. The obligations of the Sellers to consummate the Transactions shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any or all of which may be waived, in whole or in part, by the Sellers: (a) Representations and Warranties. Each of the representations and warranties made by Purchaser in Section 5.1 (Organization and Qualification), Section 5.2 (Authority), Section 5.3 (Consents and Approvals; No Violations), and Section 5.4 (Broker’s Fees) of this Agreement and each of the representations and warranties made by Purchaser in Article V of this Agreement that are qualified by materiality shall be true and correct in all respects, and each of the other representations and warranties made by Purchaser in Article V of this Agreement shall be true and correct in all material respects, in each case at and as of the date of this Agreement and at and as of the Closing as though such representation or warranty was made at and as of such time, except for those representations and warranties that address matters as of a particular date (in which case such representations and warranties shall be true and correct in the manner set forth in this Section 10.3(a) as of such particular date). (b) Performance of Covenants. Purchaser shall have duly performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing. (c) No Purchaser Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Purchaser Material Adverse Effect. (d) Certificate. The Company shall have received a certificate signed by an executive officer of Purchaser, dated the Closing Date, to the effect that the conditions set forth in Sections 10.3(a) - (c) have been satisfied. (e) Shelf Registration Statement. The Shelf Registration Statement filed by Guarantor with the SEC shall remain effective. (f) Closing Deliveries. Purchaser shall have made, or stand ready at the Closing to make, the deliveries required to be made by Purchaser pursuant to Section 2.5(b). ARTICLE XI SURVIVAL AND INDEMNIFICATION Section 11.1. Survival of Representations and Covenants. (a) General Survival. Subject to Section 11.1(b) and Section 11.1(c), the representations and warranties made by the Company, the Sellers or the Equity Award Holders in this Agreement or the Ancillary Agreements, to the extent subject to indemnification pursuant to Section 11.2, shall survive the Closing until the date that is 12 months from the Closing Date (the “General Survival Date”); provided, however, that if, at any time on or prior to the General Survival Date, any Indemnitee

96 delivers to the Sellers’ Representative a written notice alleging a bona fide claim in accordance with Section 11.6 in respect of the existence of an inaccuracy in or a breach of, or a potential inaccuracy in or a potential breach of, any such representation or warranty and asserting facts reasonably expected to establish a claim for recovery under Section 11.2 based on such alleged inaccuracy or breach or potential inaccuracy or breach, then the relevant representation and warranty with respect to such claim and such claim for recovery shall survive the General Survival Date until such time as such claim is fully and finally resolved. (b) Specified Representations. Notwithstanding anything to the contrary contained in Section 11.1(a), the Specified Representations, to the extent subject to indemnification pursuant to Section 11.2, shall survive the Closing until the date that is 36 months from the Closing Date (the “Specified Survival Date”); provided, however, that if, at any time on or prior to the Specified Survival Date, any Indemnitee delivers to the Sellers’ Representative a written notice alleging a bona fide claim in accordance with Section 11.6 in respect of the existence of an inaccuracy in or a breach of, or a potential inaccuracy in or a potential breach of, any such Specified Representation and asserting facts reasonably expected to establish a claim for recovery under Section 11.2 based on such alleged inaccuracy or breach or potential inaccuracy or breach, then the relevant Specified Representation with respect to such claim and such claim for recovery shall survive the Specified Survival Date until such time as such claim is fully and finally resolved. (c) Fundamental Representations. Notwithstanding anything to the contrary contained in Section 11.1(a), the Fundamental Representations, to the extent subject to indemnification pursuant to Section 11.2, shall survive the Closing until the expiration of the longer of 36 months from the Closing Date and the statute of limitations (including any waiver, extension or mitigation thereof) applicable to any right of recovery in a Third Party Claim related to such inaccuracy or breach thereof; provided, however, that if, at any time on or prior to such date, any Indemnitee delivers to the Sellers’ Representative a written notice alleging a bona fide claim in accordance with Section 11.6 in respect of the existence of an inaccuracy in or a breach of, or a potential inaccuracy in or a potential breach of, any such Fundamental Representation and asserting facts reasonably expected to establish a claim for recovery under Section 11.2 based on such alleged inaccuracy or breach or potential inaccuracy or breach, then the relevant Fundamental Representation and claim for recovery shall survive such expiration date until such time as such claim is fully and finally resolved. (d) Survival of Covenants. All covenants and agreements of the Company, the Sellers or the Equity Award Holders in this Agreement or the Ancillary Agreements that require performance prior to the Closing shall survive the Closing until the General Survival Date, and all other covenants and agreements of the parties hereto contained herein shall survive the Closing until fully performed or complied with. (e) Fraud. The limitations set forth in Sections 11.1(a) – (c) shall not apply to an Indemnifying Party in the event of any Fraud by such Indemnifying Party or of the Company, each of which shall survive the Closing indefinitely. (f) Non-Survival. Except as otherwise set forth in this Section 11.1, the representations and warranties (and all covenants of Purchaser required to be performed before the Closing) contained in this Agreement or any of the Ancillary Agreements shall terminate and be of no further force and effect as of the Closing and shall not survive the Closing and thereafter there shall be no liability on the part of, nor shall any claim be made by, any party hereto or any of their respective Affiliates in respect thereof. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement will limit any Indemnitees’ rights under any RWI Policy.

97 Section 11.2. Indemnification by the Company, Sellers and Equity Award Holders. (a) Indemnification. From and after the Closing (but subject to Section 11.1 and Section 11.3), the Company, the Sellers and the Equity Award Holders (together with their successors, assigns and heirs, the “Indemnifying Parties”), severally but not jointly to the extent of their Pro Rata Share, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages suffered or incurred at any time by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject at any time (regardless of whether or not such Damages relate to any Third Party Claim) and which arise from or as a result of, or are connected with: (i) any inaccuracy in or breach of any representation or warranty made by the Indemnifying Parties in this Agreement or in any Ancillary Agreement (provided that each Indemnifying Party shall provide such indemnity only in respect of breaches or such representations and warranties made by either such Indemnifying Party or the Company); (ii) any matter referred to in Schedule 11.2(a)(ii) (the “Specified Holdback- Only Indemnities”); provided that, notwithstanding the foregoing, the term “Specified Holdback-Only Indemnities” shall not include, and no Indemnitee shall be entitled to recover in respect of, any fact, matter or circumstance that was fairly disclosed in the disclosure schedules to the subscription agreement between the Company and Purchaser (or its Affiliate) dated March 18, 2026 (the “Prior Investment Agreement Disclosures”), as such facts, matters or circumstances existed as of such date; provided further that the foregoing exclusion shall not apply to any matter in respect of which it was reasonably apparent on the face of the relevant Prior Investment Agreement Disclosure that remediation or subsequent action was expected to be taken following such date, and such remediation or action had not been taken within the time period indicated by such disclosure; (iii) any matter referred to in Schedule 11.2(a)(iii) (the “RWI Exclusions”); (iv) any matter referred to in Schedule 11.2(a)(iv) (the “Specified Indemnities”); (v) any breach or non-fulfillment of any covenant or other obligation of or to be performed by the Company or any of the Indemnifying Parties contained herein (provided that each Indemnifying Party shall provide such indemnity only in respect of breaches or non-fulfillment of such covenants or obligations to which either the Company or such Indemnifying Party are bound); (vi) (A) any claim, action, suit or proceeding brought under or pursuant to the Securities Act, the Exchange Act, any state securities or “blue sky” Laws or any rules or regulations promulgated thereunder, solely to the extent arising from or attributable to (A) any inaccuracy in or breach of any representation or warranty made by any Seller or any Equity Award Holder in this Agreement, any Ancillary Agreement or any other document delivered in accordance with this Agreement or (B) any information or certification furnished by the Company pursuant to Section 9.1 or this Agreement that was false or inaccurate, in each case, to the extent Purchaser reasonably relied thereon in determining the availability of an exemption from registration under the Securities Act or applicable state securities laws for the issuance of Circle Common Stock constituting the Aggregate Consideration pursuant to this Agreement; (vii) the Drag Along Notice or the exercise of the Drag Along, pursuant to the terms of the Company Shareholders’ Agreement; and

98 (viii) (A) any inaccuracy in the Allocation Schedule that causes actual, quantifiable Damages to any Indemnitee and that has not been corrected within ten Business Days of written notice of such inaccuracy from Purchaser to (if before the Closing) the Company or (if after the Closing) the Sellers’ Representative; provided that no indemnification shall be payable under this clause (A) in respect of any manifest mathematical or typographical error that is corrected before any Damages are actually suffered by any Indemnitee; (B) any claim by any Person who is a confirmed holder of record of Company Shares or Equity Awards as of immediately prior to the Closing, to the extent such Person has not received the correct portion of the Aggregate Consideration to which such Person is entitled pursuant to the Allocation Schedule and this Agreement; and (C) any claim by an Indemnifying Party related to the delivery of any amounts to such Indemnifying Party contemplated in this Agreement, solely to the extent such claim arises from an error or omission by the Company in the preparation of the Allocation Schedule. Section 11.3. Limitations. (a) RWI Policy. Except in the event of Fraud, the sole and exclusive remedy for any claims for indemnification payments pursuant to Section 11.2(a)(i) shall be to recover from the RWI Policy. (b) Basket and De Minimis. (i) Except in the event of Fraud, the Indemnifying Parties shall not be required to make any indemnification payment pursuant to Section 8.3, Section 11.2(a)(ii) or Section 11.2(a)(iii) until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise directly or indirectly become subject, in each case in connection with Section 8.3, Section 11.2(a)(i), Section 11.2(a)(ii), Section 11.2(a)(iii) and Section 11.2(a)(iv), exceeds $3,500,000 (the “Basket”) in the aggregate. Once the total amount of such Damages exceeds the Basket, then the Indemnitees shall be entitled to be indemnified and held harmless against and compensated and reimbursed for the entire amount of such Damages, and not merely the portion of such Damages exceeding the Basket. In addition, except in the event of Fraud, no individual claim pursuant to Section 8.3 or Section 11.2(a)(iii) shall be counted toward the Basket unless such individual claim exceeds $350,000 (the “De Minimis Threshold”); provided, that once the Basket has been exceeded, the Indemnitees shall be entitled to be indemnified and held harmless against and compensated and reimbursed for the entire amount of all Damages in respect of claims pursuant to Section 11.2(a)(ii), Section 11.2(a)(iii) and Section 11.2(a)(iv), including any individual claims that do not exceed the De Minimis Threshold. (ii) The limitation set forth in Section 11.3(b)(i) shall not apply (and shall not limit the indemnification or other obligations of the Indemnifying Parties) in the event of Fraud or in connection with Section 11.2(a)(i), Section 11.2(a)(iv), Section 11.2(a)(v), Section 11.2(a)(vi), Section 11.2(a)(vii) or Section 11.2(a)(viii). (c) Liability Cap for Specified Holdback-Only Indemnities and RWI Exclusions. Recourse by the Indemnitees under Section 8.3, Section 11.2(a)(ii) and Section 11.2(a)(iii) shall be limited to an aggregate amount equal to the aggregate value of the Indemnity Holdback Shares (for the avoidance of doubt, valued at the Indemnity Holdback Cancelation VWAP); provided, however, that the limitation set forth in this Section 11.3(c) shall not apply (and shall not limit the indemnification or other obligations of the Indemnifying Parties) in the event of Fraud or to any indemnification in connection with Section 11.2(a)(i), or Section 11.2(a)(iv) through Section 11.2(a)(viii). (d) Liability Cap for Specified Indemnities. Recourse by the Indemnitees under Section 11.2(a)(iv) shall be limited to an aggregate amount equal to the aggregate value of the Indemnity Additional Holdback Shares and the Indemnity Holdback Shares (for the avoidance of doubt, in each case,

99 valued at the Indemnity Additional Holdback Cancelation VWAP and the Indemnity Holdback Cancelation VWAP, respectively), with the primary source of recovery for any claims relating thereto to being the aggregate value of the Indemnity Additional Holdback Shares (for the avoidance of doubt, valued at the Indemnity Additional Holdback Cancelation VWAP) and, following the transfer, cancelation or release of all Indemnity Additional Holdback Shares, the aggregate value of the then-remaining Indemnity Holdback Shares (for the avoidance of doubt, valued at the Indemnity Holdback Cancelation VWAP); provided, however, that the limitation set forth in this Section 11.3(d) shall not apply (and shall not limit the indemnification or other obligations of the Indemnifying Parties) in the event of Fraud or to any indemnification in connection with Section 11.2(a)(i) through Section 11.2(a)(iii) or Section 11.2(a)(v) through Section 11.2(a)(viii). (e) Overall Liability Cap. Except in the event of Fraud, in no event will the total cumulative Damages for which any given Indemnifying Party may be liable to the Indemnitees under this Article XI exceed such Indemnifying Party’s Pro Rata Share of the Aggregate Consideration either (i) actually received by it or (ii) potentially receivable by it as Indemnity Holdback Shares and Indemnity Additional Holdback Shares. (f) Qualifications. For purposes of claims for indemnification payments pursuant to Section 11.2, with respect to each representation, warranty, covenant or agreement contained in this Agreement or any Ancillary Agreement that is subject to a “materiality,” “material,” “Material Adverse Effect,” “in all material respects” or similar qualification (but not including knowledge or Knowledge of the Company), any such qualification shall be disregarded both for purposes of determining whether a breach has occurred and for purposes of calculating the amount of any Damages that is subject to indemnification hereunder. (g) No Double Recovery. No Indemnitees shall be entitled to recover Damages from an Indemnifying Party more than once under one or more subsections of Section 9.8(b) and Article XI in respect of the same shortfall, damage, deficiency, breach or other set of circumstances that give rise to such Damages, including by recovering from both the Company and the applicable Dragged Seller in respect of the same Pro Rata Share. (h) Duty to Mitigate. The parties acknowledge that the laws of the State of Delaware provide for a duty to mitigate damages, with which the parties will comply with if and to the extent applicable, but in no event shall an Indemnitee be obligated to commence any proceeding against a third party in connection with such mitigation. (i) Contingent Liability. No Indemnifying Party shall be liable in respect of any contingent liability unless and until such contingent liability becomes a liability for which Purchaser suffers Damages under Section 9.8(b) or this Article XI; provided that the survival of any indemnification obligation pursuant to Section 11.1 shall toll for any period during which a contingent liability has not yet resulted in Damages actually suffered. (j) Allowances and Provisions. No Indemnifying Party shall be liable for any claim relating to or arising out of the matters listed in Section 11.2(a)(i) (other than claims relating to or arising out of Fundamental Representations) to the extent that specific allowance, provision or reserve has been made in the Financial Statements for the matter giving rise to such claim or was accounted for in the calculation of Indebtedness remaining unpaid as at Closing or Company Transaction Expenses. (k) Changes in Law. No Indemnifying Party shall have their liability for Damages under Section 9.8(b) or this Article XI increased as a result of any changes in applicable law occurring after the date of this Agreement.

100 (l) Disclosure. (i) Disclosure Schedules. The “Disclosure Schedules” means the document identified as the Disclosure Schedule, dated as of the date hereof, delivered by the Company to Purchaser in connection with this Agreement, and which sets forth: (A) the information specifically described in certain of the representations and warranties contained in Article III and Article IV and (B) exceptions or qualifications disclosed in relation to the representations and warranties contained in Article III and Article IV. Each Section in the Disclosure Schedules shall be deemed to qualify (x) the corresponding Section of this Agreement, (y) any other Section of this Agreement to which such disclosure makes express reference and (z) any other Section of this Agreement to the extent the relevance of the information disclosed in such Section in the Disclosure Schedules to such other Section is reasonably apparent on the face of such disclosure. It is specifically acknowledged that the Disclosure Schedules may expressly provide exceptions to a particular Section of Article III or Article IV notwithstanding that the Section does not state “except as set forth in Section ‘__’ of the Disclosure Schedules” or words of similar effect. (ii) Right to Supplement. At any time prior to and including the Closing, the Company shall have the right (but not the obligation) to supplement or amend the Disclosure Schedules with respect to any matter (A) arising or occurring after the date of this Agreement or (B) which becomes known to the Company or the Sellers (as the case may be) after the date of this Agreement (whether or not such matter existed on or prior to the date hereof) (each such supplement or amendment, a “Schedule Supplement”), in each case by delivering written notice thereof to Purchaser no later than three Business Days prior to the Closing Date (or, in respect of any matter that first arises after such deadline, as promptly as reasonably practicable following such matter becoming known to the Company). Other than as set forth in this Section 11.3(l)(ii), nothing in this Agreement shall be construed to restrict, limit, or condition the Company’s right to deliver one or more Schedule Supplements at any time prior to or at the Closing, and the number of Schedule Supplements shall not be limited. Notwithstanding the delivery of any Schedule Supplement, and notwithstanding Section 13.6, no Schedule Supplement shall be deemed to (A) qualify, amend, supplement or otherwise modify any representation or warranty made in Article III or Article IV, (B) cure any inaccuracy in or breach of any such representation or warranty, whether for purposes of Section 10.2(a) or otherwise, or (C) limit, modify or otherwise affect any Indemnitee’s right to indemnification under Article XI, in each case with the same effect as if such Schedule Supplement had not been delivered. For the avoidance of doubt, (c) the delivery of a Schedule Supplement in accordance with this Section 11.3(l)(ii) shall not, of itself, constitute Fraud in respect of the matter so disclosed, and (y) to the extent any matter disclosed in a Schedule Supplement is, as a result of such disclosure, excluded from coverage under the RWI Policy, such matter shall constitute a RWI Exclusion for purposes of Section 11.2(a)(iii). (iii) Each Section of the Disclosure Schedules is qualified in its entirety by reference to specific provisions of this Agreement and does not constitute, and shall not be construed as constituting, representations, warranties or covenants of any party, except as and to the extent provided in this Agreement. Certain matters set forth in the Disclosure Schedules are included for informational purposes only notwithstanding that, because they do not rise above applicable materiality thresholds or otherwise, they may not be required by the terms of this to be set forth herein. All attachments to the Disclosure Schedules are incorporated by reference into the Section of the Disclosure Schedules in which they are referenced. Section 11.4. No Contribution. Each Indemnifying Party (other than the Company solely in its capacity as an Indemnifying Party with respect to any Dragged Seller) waives, and each such Indemnifying Party acknowledges and agrees that such Indemnifying Party shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or advancement of expenses or other right or remedy against Purchaser, the Company or any of its Subsidiaries in connection with any indemnification obligation or any other Liability to which such Indemnifying Party may become subject

101 under or in connection with this Agreement or any Ancillary Agreement; provided, however, that nothing in this Section 11.4 shall limit the right of any Indemnifying Party to seek contribution from any other Indemnifying Party on a several basis (proportionate to each Indemnifying Party’s Pro Rata Share of the total Aggregate Consideration allocated to all Indemnifying Parties making or subject to the relevant claim) in respect of any amount paid or payable by such Indemnifying Party pursuant to this Article XI. Effective as of the Closing, each Indemnifying Party (other than the Company solely in its capacity as an Indemnifying Party with respect to any Dragged Seller) expressly waives and releases any and all rights of subrogation, contribution, advancement, indemnification or other claim against Purchaser, the Company or any of its Subsidiaries. Section 11.5. Defense of Third Party Claims. (a) In the event of the assertion or commencement by any Person, other than a party hereto, of any claim or Proceeding (whether against the Company, any of its Subsidiaries, Purchaser or any other Person) with respect to which the Indemnifying Parties may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Article XI (a “Third Party Claim”), Purchaser shall have the right, at its election, to proceed with the defense of such Third Party Claim on its own with counsel reasonably satisfactory to the Sellers’ Representative; provided, however, that in all cases, Purchaser shall cooperate reasonably with the Sellers’ Representative in connection with such defense. If Purchaser so proceeds with the defense of any such Third Party Claim: (i) subject to the other provisions of this Article XI, all reasonable, documented and actually incurred expenses relating to the defense of such Third Party Claim shall be borne and paid exclusively by the Indemnifying Parties to the extent such expenses relate to matters for which indemnification is ultimately owed hereunder and after giving effect to any insurance proceeds, including proceeds under the RWI Policy; (ii) the Sellers’ Representative and the Indemnifying Parties, as applicable, shall make available to Purchaser any documents and materials in their respective possession or control that may be necessary to the defense of such Third Party Claim; (iii) Purchaser shall consult with the Sellers’ Representative, take reasonable account of the view of the Sellers’ Representative, and keep the Sellers’ Representative reasonably apprised of material developments arising from the Third Party Claim and, to the extent it would not otherwise compromise Purchaser’s rights to attorney-client privilege, Purchaser shall provide the Sellers’ Representative and its Representatives with reasonable access to pleadings, correspondence, material submissions and other material developments relating to such Third Party Claim and shall provide the Sellers’ Representative with reasonable advance notice of any material meetings, hearings, settlement discussions or substantive communications with the applicable third party or Governmental Entity; and (iv) Purchaser may not settle, adjust or compromise such Third Party Claim (other than those Third Party Claims with a Governmental Entity or relating to any current, former or anticipated Permits if Purchaser reasonably determines that such settlement, adjustment or compromise is reasonably necessary to preserve a Material License or to resolve a regulatory inquiry, investigation or proceeding with a Governmental Entity, and provided that any such settlement, adjustment or compromise shall not require the Sellers (i) to pay any damages not covered by the RWI Policy, (ii) to admit guilt, or (iii) to agree to any equitable remedies) without the consent the Sellers’ Representative (it being understood that if Purchaser requests that the Sellers’ Representative consent to a settlement, adjustment or compromise, the Sellers’ Representative shall not unreasonably withhold or delay such consent). For the avoidance of doubt, it shall not be unreasonable for Sellers’ Representative to withhold consent to any

102 settlement, adjustment or compromise that requires the Sellers (i) to pay any damages not covered by the RWI Policy, (ii) to admit guilt, or (iii) to agree to any equitable remedies. (b) If Purchaser does not elect to proceed with the defense of any such Third Party Claim, then the Sellers’ Representative shall have the right, at its election, to proceed with the defense of such Third Party Claim with counsel reasonably satisfactory to Purchaser; provided, however, that the Sellers’ Representative may not settle, adjust or compromise any such Third Party Claim without the prior written consent of Purchaser (which consent may not be unreasonably withheld or delayed). For the avoidance of doubt, it shall not be unreasonable for Purchaser to withhold consent to any settlement that requires Purchaser or its Subsidiaries (i) to pay any damages not covered by the RWI Policy, (ii) to admit guilt, or (iii) to agree to any equitable remedies. Purchaser shall give the Sellers’ Representative prompt notice of the commencement of any such Third Party Claim against any Indemnitee; provided, however, that any failure on the part of Purchaser to so notify the Sellers’ Representative shall not affect the indemnification provided hereunder (except to the extent such failure actually and materially prejudices the defense of such Third Party Claim). (c) For the avoidance of doubt, this Section 11.5 shall not apply with respect to a Tax Contest, which shall be defended pursuant to Section 8.3. Section 11.6. Indemnification Claim Procedure. (a) If any Indemnitee has or claims in good faith to have incurred or suffered, or believes in good faith that it may incur or suffer, Damages for which it is or may be entitled to be held harmless, indemnified, compensated or reimbursed under this Article XI or for which it is or may be entitled to a monetary remedy (such as in the case of a claim based on Fraud), such Indemnitee may deliver a notice of claim (a “Notice of Claim”) to the Sellers’ Representative; provided, however, that any failure on the part of such Indemnitee to so notify the Sellers’ Representative shall not affect the indemnification provided hereunder (except to the extent the Indemnifying Parties are actually and materially prejudiced by such failure). Each Notice of Claim shall: (i) state that such Indemnitee believes in good faith that such Indemnitee is or may be entitled to indemnification, compensation or reimbursement under this Article XI or is or may otherwise be entitled to a monetary remedy; (ii) contain reasonable details regarding the facts and circumstances supporting such Indemnitee’s claim (to the extent known by the Indemnitee); and (iii) contain a good faith, non-binding, preliminary estimate (to the extent estimable) of the aggregate amount of the actual and potential Damages that such Indemnitee believes have arisen and may arise as a result of such facts and circumstances (the aggregate amount of such estimate, as it may be modified by such Indemnitee in good faith from time to time, being referred to as the “Claimed Amount”). Purchaser shall provide to the Sellers’ Representative such additional details, as reasonably requested, for the purposes of assessing the Notice of Claim. (b) During the 20 Business Day period commencing upon delivery by an Indemnitee to the Sellers’ Representative of a Notice of Claim (the “Claim Dispute Period”), the Sellers’ Representative may deliver to the Indemnitee who delivered the Notice of Claim a written response (the “Response Notice”) in which the Sellers’ Representative: (i) agrees that the full Claimed Amount is owed to such Indemnitee; (ii) agrees that part, but not all, of the Claimed Amount (such agreed portion, the “Agreed Amount”) is owed to such Indemnitee; or (iii) indicates that no part of the Claimed Amount is owed to such Indemnitee. If the Response Notice is delivered in accordance with clause (ii) or (iii) of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Sellers’ Representative’s claim that only a portion or no part of the Claimed Amount is owed to such Indemnitee, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to such Indemnitee pursuant to the Response Notice (or the entire Claimed Amount, if the Sellers’ Representative asserts in the Response Notice that no part of the Claimed Amount is owed to such

103 Indemnitee) is referred to in this Agreement as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any good faith modifications by such Indemnitee to the Claimed Amount). If no Response Notice is delivered prior to the expiration of the Claim Dispute Period, then the Indemnifying Parties shall be conclusively deemed to have agreed that the full Claimed Amount is owed to such Indemnitee. (c) If: (i) the Sellers’ Representative delivers a Response Notice agreeing that the full Claimed Amount is owed to an Indemnitee; or (ii) the Sellers’ Representative does not deliver a Response Notice during the Claim Dispute Period, then, within five Business Days following the receipt of such Response Notice by such Indemnitee or within five Business Days after the expiration of the Claim Dispute Period, as the case may be: (A) to the extent the Claimed Amount relates to Section 11.2(a)(ii) or Section 11.2(a)(iii) or pursuant to clause (B) hereof, and only to the extent that Indemnity Holdback Shares remain in the Indemnity Holdback Reserve, Purchaser shall, on behalf of itself or such other Indemnitee, direct the Transfer Agent to cancel (or otherwise transfer out of the Indemnity Holdback Reserve to be either held in treasury by Guarantor or such other use as permitted by applicable Law and Guarantor’s governing documents) such number of Indemnity Holdback Shares equal to (1) the full Claimed Amount (or such lesser amount attributed to the Indemnity Holdback Shares (for the avoidance of doubt, based on the Indemnity Holdback Cancelation VWAP) remaining in the Indemnity Holdback Reserve) divided by (2) the Indemnity Holdback Cancelation VWAP, rounded down to the nearest whole share, to be reasonably attributed to each Indemnifying Party in accordance with such Indemnifying Party’s Pro Rata Share and the Restricted Stock Agreements, (B) to the extent the Claimed Amount relates to Section 11.2(a)(iv), (I) if Indemnity Additional Holdback Shares remain in the Indemnity Additional Holdback Reserve, Purchaser shall, on behalf of itself or such other Indemnitee, direct the Transfer Agent to cancel (or otherwise transfer out of the Indemnity Additional Holdback Reserve to be either held in treasury by Guarantor or such other use as permitted by applicable Law and Guarantor’s governing documents) such number of Indemnity Additional Holdback Shares equal to (1) the full Claimed Amount (or such lesser amount attributed to the Indemnity Additional Holdback Shares (for the avoidance of doubt, based on the Indemnity Additional Holdback Cancelation VWAP) remaining in the Indemnity Additional Holdback Reserve) divided by (2) the Indemnity Additional Holdback Cancelation VWAP, rounded down to the nearest whole share, to be reasonably attributed to each Indemnifying Party in accordance with such Indemnifying Party’s Pro Rata Share and the Restricted Stock Agreements or (II) if no Indemnity Additional Holdback Shares remain in the Indemnity Additional Holdback Reserve, Purchaser may either, on behalf of itself or such other Indemnitee, in its sole discretion, (1) recover from the Indemnity Holdback Shares as set forth in clause (A) hereof, but only to the extent that Indemnity Holdback Shares remain in the Indemnity Holdback Reserve, or (2) recover from each Indemnifying Party as set forth in clause (C) hereof, or (C) to the extent the Claimed Amount relates to Fraud or Section 11.2(a)(v) through Section 11.2(a)(viii) or pursuant to clause (B) hereof, each Indemnifying Party shall pay to the applicable Indemnitee such Indemnifying Party’s Pro Rata Share of such Claimed Amount. (d) If the Sellers’ Representative delivers a Response Notice during the Claim Dispute Period agreeing that less than the full Claimed Amount is owed to any Indemnitee, then within five Business Days following the receipt of such Response Notice by such Indemnitee: (i) to the extent the Agreed Amount relates to Section 11.2(a)(ii) or Section 11.2(a)(iii) or pursuant to clause (ii) hereof, and only to the extent that Indemnity Holdback Shares remain in the Indemnity Holdback Reserve, Purchaser shall, on behalf of itself or such other Indemnitee, direct the Transfer Agent to cancel (or otherwise transfer out of the Indemnity Holdback Reserve to be either held in treasury by Guarantor or such other use as permitted by applicable Law and Guarantor’s governing documents) such number of Indemnity Holdback Shares equal to (A) the Agreed Amount (or such lesser amount attributed to the Indemnity Holdback Shares (for the avoidance of doubt, based on the Indemnity Holdback Cancelation VWAP) remaining in the Indemnity Holdback Reserve) divided by (B) the Indemnity Holdback Cancelation VWAP, rounded down to the nearest whole share, to be reasonably attributed to each Indemnifying Party in accordance with such

104 Indemnifying Party’s Pro Rata Share and the Restricted Stock Agreements, (ii) to the extent the Agreed Amount relates to Section 11.2(a)(iv), (A) to the extent that Indemnity Additional Holdback Shares remain in the Indemnity Additional Holdback Reserve, Purchaser shall, on behalf of itself or such other Indemnitee, direct the Transfer Agent to cancel (or otherwise transfer out of the Indemnity Additional Holdback Reserve to be either held in treasury by Guarantor or such other use as permitted by applicable Law and Guarantor’s governing documents) such number of Indemnity Additional Holdback Shares equal to (I) the Agreed Amount (or such lesser amount attributed to the Indemnity Additional Holdback Shares (for the avoidance of doubt, based on the Indemnity Additional Holdback Cancelation VWAP) remaining in the Indemnity Additional Holdback Reserve) divided by (II) the Indemnity Additional Holdback Cancelation VWAP, rounded down to the nearest whole share, to be reasonably attributed to each Indemnifying Party in accordance with such Indemnifying Party’s Pro Rata Share and the Restricted Stock Agreements or (B) if no Indemnity Additional Holdback Shares remain in the Indemnity Additional Holdback Reserve, Purchaser may either, on behalf of itself or such other Indemnitee, in its sole discretion, (I) recover from the Indemnity Holdback Shares as set forth in clause (i) hereof, but only to the extent that Indemnity Holdback Shares remain in the Indemnity Holdback Reserve, or (II) recover from each Indemnifying Party as set forth in clause (iii) hereof, or (iii) to the extent the Agreed Amount relates to Fraud or Section 11.2(a)(v) – (viii) or pursuant to clause (ii) hereof, each Indemnifying Party shall pay to the applicable Indemnitee such Indemnifying Party’s Pro Rata Share of the Agreed Amount. (e) If the Sellers’ Representative delivers a Response Notice during the Claim Dispute Period indicating that there is a Contested Amount, then the Sellers’ Representative and any applicable Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If such Indemnitee and the Sellers’ Representative resolve such dispute, a settlement agreement stipulating the amount owed to such Indemnitee (the “Stipulated Amount”) shall be signed by such Indemnitee and the Sellers’ Representative. Within five Business Days following the execution of such settlement agreement: (A) to the extent the Stipulated Amount relates to Section 11.2(a)(ii) or Section 11.2(a)(iii) or pursuant to clause (B) hereof, and only to the extent that Indemnity Holdback Shares remain in the Indemnity Holdback Reserve, Purchaser shall, on behalf of itself or such other Indemnitee, direct the Transfer Agent to cancel (or otherwise transfer out of the Indemnity Holdback Reserve to be either held in treasury by Guarantor or such other use as permitted by applicable Law and Guarantor’s governing documents) such number of Indemnity Holdback Shares equal to (1) the Stipulated Amount (or such lesser amount attributed to the Indemnity Holdback Shares (for the avoidance of doubt, based on the Indemnity Holdback Cancelation VWAP) remaining in the Indemnity Holdback Reserve) divided by (2) the Indemnity Holdback Cancelation VWAP, rounded down to the nearest whole share, to be reasonably attributed to each Indemnifying Party in accordance with such Indemnifying Party’s Pro Rata Share and the Restricted Stock Agreements, (B) to the extent the Stipulated Amount relates to Section 11.2(a)(iv), (I) to the extent that Indemnity Additional Holdback Shares remain in the Indemnity Additional Holdback Reserve, Purchaser shall, on behalf of itself or such other Indemnitee, direct the Transfer Agent to cancel (or otherwise transfer out of the Indemnity Additional Holdback Reserve to be either held in treasury by Guarantor or such other use as permitted by applicable Law and Guarantor’s governing documents) such number of Indemnity Additional Holdback Shares equal to (1) the Stipulated Amount (or such lesser amount attributed to the Indemnity Additional Holdback Shares (for the avoidance of doubt, based on the Indemnity Additional Holdback Cancelation VWAP) remaining in the Indemnity Additional Holdback Reserve) divided by (2) the Indemnity Additional Holdback Cancelation VWAP, rounded down to the nearest whole share, to be reasonably attributed to each Indemnifying Party in accordance with such Indemnifying Party’s Pro Rata Share and the Restricted Stock Agreements or (II) if no Indemnity Additional Holdback Shares remain in the Indemnity Additional Holdback Reserve, Purchaser may either, on behalf of itself or such other Indemnitee, in its sole discretion, (1) recover from the Indemnity Holdback Shares as set forth in clause (A) hereof, but only to the extent that Indemnity Holdback Shares remain in the Indemnity Holdback Reserve, or (2) recover from each Indemnifying Party as set forth in clause (C) hereof, or (C) to the extent the Stipulated Amount relates to

105 Fraud or Section 11.2(a)(v) – (viii) or pursuant to clause (B) hereof, each Indemnifying Party shall pay to the applicable Indemnitee such Indemnifying Party’s Pro Rata Share of the Stipulated Amount. (f) In the event that there is a dispute relating to any Notice of Claim or any Contested Amount (whether it is a matter between any Indemnitee, on the one hand, and the Indemnifying Parties, on the other hand, or it is a matter that is subject to a Third Party Claim brought against any Indemnitee) that remains unresolved after application of the terms of this Section 11.6, such dispute shall be settled in accordance with Section 13.11 hereof. (g) Any indemnification of the Indemnified Parties pursuant to this Article XI that is payable in cash shall be effected by wire transfer of immediately available funds from the applicable Indemnitees to an account designated in writing by the applicable Indemnitees at least two Business Days prior to the payment thereof. (h) For the avoidance of doubt and notwithstanding anything to the contrary above or otherwise in this Agreement, (i) the Sellers’ Representative is not appointed on behalf of the Company, has no obligation to act on behalf of the Company, and has no obligation to receive, administer or otherwise take action in connection with a Notice of Claim or other claim or matter against the Company as an Indemnifying Party, and (ii) any such Notice of Claim or other claim or matter against the Company as an Indemnifying Party shall instead be delivered to and administered by the Founders without any involvement by the Sellers’ Representative. Section 11.7. Indemnity Holdback and Indemnity Additional Holdback Arrangements. (a) (i) The Indemnity Holdback Shares shall be retained by Purchaser in the Indemnity Holdback Reserve and shall serve as the sole and exclusive source of recovery (other than in the case of Fraud) against the Sellers, Equity Award Holders and, solely with respect to any Dragged Seller, the Company for: (A) the Specified Holdback-Only Indemnities; and (B) the RWI Exclusions, in each case subject to the limitations set out in Section 11.3; and (ii) the Indemnity Additional Holdback Shares shall be retained by Purchaser in the Indemnity Additional Holdback Reserve and shall, together with the Indemnity Holdback Shares, as applicable, serve as the source of recovery (other than in the case of Fraud) against the Sellers, Equity Award Holders and, solely with respect to any Dragged Seller, the Company for the Specified Indemnities, subject to the limitations set out in Section 11.3. (b) On each applicable Indemnity Holdback Release Date, the applicable portion (as set forth within the definition of “Indemnity Holdback Release Date”), if any, of the Indemnity Holdback Shares that is subject to release in connection therewith shall be transferred to each Seller or Equity Award Holder in accordance with their applicable Pro Rata Share, the Allocation Schedule and such Person’s Restricted Stock Agreement; provided, that such Indemnity Holdback Shares shall be net of any Indemnity Holdback Shares: (i) applied to satisfy an indemnification claim in accordance with this Article XI prior to the applicable Indemnity Holdback Release Date; (ii) reserved with respect to any pending Notice of Claim that has not been resolved as of the applicable Indemnity Holdback Release Date (each, a “Pending Indemnity Holdback Claim”); or (iii) used to satisfy any Downward Adjustment Amount in accordance with Section 2.3 prior to the applicable Indemnity Holdback Release Date, in each case, without duplication of any amounts netted-out of the Indemnity Holdback Shares on prior Indemnity Holdback Release Dates. Any Indemnity Holdback Shares reserved for a Pending Indemnity Holdback Claim shall, promptly following resolution of such claim in accordance with Section 11.6, be recalculated in accordance with Section 11.6 and, thereafter, be (A) applied to satisfy such claim, as applicable, and/or (B) as to any excess, transferred to the Sellers and Equity Award Holders in accordance with their applicable Pro Rata Share, the Allocation Schedule and such Person’s Restricted Stock Agreement.

106 (c) On each applicable Indemnity Additional Holdback Release Date, the applicable portion (as set forth within the definition of “Indemnity Additional Holdback Release Date”), if any, of the Indemnity Additional Holdback Shares that is subject to release in connection therewith shall be transferred to each Seller or Equity Award Holder in accordance with their applicable Pro Rata Share, the Allocation Schedule and such Person’s Restricted Stock Agreement; provided, that such Indemnity Additional Holdback Shares shall be net of any Indemnity Additional Holdback Shares: (i) applied to satisfy an indemnification claim in accordance with this Article XI prior to the applicable Indemnity Additional Holdback Release Date; or (ii) reserved with respect to any pending Notice of Claim that has not been resolved as of the applicable Indemnity Additional Holdback Release Date (each, a “Pending Indemnity Additional Holdback Claim”), in each case, without duplication of any amounts netted-out of the Indemnity Additional Holdback Shares on prior Indemnity Additional Holdback Release Dates. Any Indemnity Additional Holdback Shares reserved for a Pending Indemnity Additional Holdback Claim shall, promptly following resolution of such claim in accordance with Section 11.6, be recalculated in accordance with Section 11.6 and, thereafter, be (A) applied to satisfy such claim, as applicable, and/or (B) as to any excess, transferred to the Sellers and Equity Award Holders in accordance with their applicable Pro Rata Share, the Allocation Schedule and such Person’s Restricted Stock Agreement. (d) For the avoidance of doubt, no third-party escrow agent or escrow agreement shall be required in connection with the Indemnity Holdback Shares or the Indemnity Additional Holdback Shares and the Indemnity Holdback Shares and the Indemnity Additional Holdback Shares shall remain registered in the name of Purchaser (or its nominee) until transferred or cancelled pursuant to Section 2.3, Section 11.7(b) or Section 11.7(c), and Sellers and Equity Award Holders shall have no voting or economic rights in respect of such shares until released. To the extent Purchaser recovers Damages from the Indemnity Holdback Shares or Indemnity Additional Holdback Shares, Purchaser shall forever retain the amount attributed to such Indemnity Holdback Shares (for the avoidance of doubt, based on the Indemnity Holdback Cancelation VWAP) or such Indemnity Additional Holdback Shares (for the avoidance of doubt, based on the Indemnity Additional Holdback Cancelation VWAP), and the Sellers and Equity Award Holders shall thereafter have no claim to such Indemnity Holdback Shares or Indemnity Additional Holdback Shares. Section 11.8. Exclusive Remedy. Except: (a) for equitable relief, to which any party hereto may be entitled pursuant to this Agreement; (b) for Damages resulting from or arising out of Fraud; (c) for claims for any breach of Section 7.3; (d) for the indemnification contemplated in Section 9.8; and (e) as otherwise expressly provided in this Agreement, after the Closing the indemnification provided in this Article XI shall be the sole and exclusive remedy of the parties for monetary damages for any breach of any representation, warranty or covenant contained in this Agreement. Section 11.9. Tax Treatment of Indemnification. Any indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Aggregate Consideration for Tax purposes, unless otherwise required by applicable Law. ARTICLE XII TERMINATION Section 12.1. Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing: (a) by the mutual written consent of Purchaser and the Company (acting jointly); (b) by the Company, by written notice from the Company to Purchaser, if the Closing shall not have occurred on or before the date that is nine months following the date of this Agreement (the

107 “Initial Outside Date”); provided, however, that if at such time the only conditions that have not been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, where such conditions would be capable of being satisfied at such time if the Closing were to occur at such time) are any of the conditions set forth in Section 10.1(a) or Section 10.2(f) with respect to obtaining any approval required under Antitrust Law or any regulatory approval or governmental clearance described in Section 10.2(f) (collectively, “Regulatory Clearances”), then (i) unless any party has received written notice from the relevant Governmental Entities that such Regulatory Clearances are not forthcoming, the Initial Outside Date shall automatically be extended to the date that is 12 months following the date of this Agreement and (ii) Purchaser may extend the Initial Outside Date in increments of 60 days (or such shorter final increment as may be required in connection with the Extended Outside Date), provided such date as extended through one or more such extensions shall not exceed the date that is 15 months following the date of this Agreement (the “Extended Outside Date” and the date set forth in this Section 12.1(b), as it may be so extended, the “Outside Date”); provided, further, that the right to terminate this Agreement under this Section 12.1(b) shall not be available to the Company if the failure of any Seller or the Company to fulfill any of its obligations under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; (c) by Purchaser, by written notice from Purchaser to the Company, if the Closing shall not have occurred on or before the Outside Date; provided, however, that the right to terminate this Agreement under this Section 12.1(c) shall not be available to Purchaser if the failure of Purchaser to fulfill any of its obligations under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; (d) by the Company, by written notice from the Company to Purchaser, if: (i) there exists a breach of or inaccuracy in any representation or warranty made by Purchaser in this Agreement such that the condition set forth in Section 10.3(a) is not capable of being satisfied; or (ii) Purchaser shall have breached any of the covenants or agreements contained in this Agreement to be complied with by it such that the condition set forth in Section 10.3(b) is not capable of being satisfied and, in the case of clauses (i) and (ii), such breach is incapable of being cured or, if capable of being cured, is not cured by Purchaser prior to the earlier of: (x) ten Business Days after receipt of written notice thereof from the Company and (y) the Outside Date; (e) by Purchaser, by written notice from Purchaser to the Company, if: (i) there exists a breach of or inaccuracy in any representation or warranty made by the Sellers in this Agreement such that the condition set forth in Section 10.2(a) is not capable of being satisfied; or (ii) any Seller or the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by any of them such that the condition set forth in Section 10.2(b) is not capable of being satisfied and, in the case of clauses (i) and (ii), such breach is incapable of being cured or, if capable of being cured, is not cured by Sellers or the Company prior to the earlier of: (x) ten Business Days after receipt of written notice thereof from Purchaser and (y) the Outside Date; (f) by Purchaser, by written notice from Purchaser to the Company or by the Company, by written notice from the Company to Purchaser, if: (i) any Governmental Entity shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions and such Order or other action shall have become final and non-appealable; or (ii) any Law shall have been enacted, issued or promulgated which has the effect of making consummation of the Transaction illegal or otherwise prohibits consummation of the Transactions; provided, however, that the right to terminate this Agreement under this Section 12.1(f) shall not be available to a party if the failure of such party to fulfill its obligations under this Agreement was the principal cause of, or shall have resulted in, such Order;

108 (g) by Purchaser, by written notice from Purchaser to the Company, if any event or circumstance set forth on Schedule 12.1(g) occurs; or (h) by Purchaser, by written notice from Purchaser to the Company, if any representation or warranty set forth in Section 4.15(g) is or becomes untrue or incorrect in any respect (other than de minimis inaccuracies), whether as of the date of this Agreement or as of any subsequent date. Section 12.2. Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, this Agreement shall forthwith become null and void and have no further effect, and there shall be no Liability or obligation on the part of Purchaser, any of the Sellers, the Equity Award Holders, the Sellers’ Representative, any of their respective Affiliates, or any of their respective officers, directors, equity holders, managers or partners, and all rights and obligations of the parties hereunder shall cease; provided, however, that notwithstanding the foregoing: (i) no such termination shall relieve any party hereto from Liability for (x) willful and material breaches of this Agreement or any Ancillary Agreement or (y) Fraud, and the non-breaching party’s right to pursue Damages in respect of such willful and material breach or Fraud shall survive any termination of this Agreement; (ii) the provisions of the Confidentiality Agreement, this Section 12.2 (Effect of Termination), Section 9.8 (Indemnification for Registration Matters), Article XIII (Miscellaneous) (except for Section 13.13 with respect to a grant of specific performance to enforce any party hereto’s obligation to effect the Closing) and Section 1.1 (Certain Definitions) and Section 13.12 (Construction of Agreement) (in each case, solely to the extent that the defined terms or interpretive and construction principles set forth therein are applicable to the foregoing surviving provisions) shall survive the termination of this Agreement and shall continue in full force and effect in accordance with their terms. The Confidentiality Agreement shall survive any termination of this Agreement and, upon a termination of this Agreement in accordance with Section 12.1, nothing in this Section 12.2 shall relieve the parties hereto of their obligations under the Confidentiality Agreement. ARTICLE XIII MISCELLANEOUS Section 13.1. Publicity. No party shall, and each party shall cause its Affiliates and Representatives not to, issue any press release or make any public announcement, statement, or other disclosure with respect to the Transactions without the prior written consent of, on the one hand, Purchaser and, on the other hand, (if before the Closing) the Company or (if after the Closing) the Sellers’ Representative (such consent not to be unreasonably withheld, conditioned, or delayed); provided, however, that each party hereto may make (without such consent) (a) any disclosure which it in good faith believes is required by applicable Law (including U.S. federal or state securities Laws or the rules and regulations of any national securities exchange or national securities quotation system to which any party hereto is subject); (b) any disclosure required by any Governmental Entity; or (c) any disclosure to a party’s Representatives who have a need to know such information for purposes of the Transactions; provided, further, with respect to clauses (a) and (b), that the party required to make such disclosure shall, to the extent legally permitted, consult in good faith with each other party on such disclosure in advance of its issuance. Notwithstanding the foregoing, this Section 13.1 shall not apply to any press release or other public statement made by any party hereto which is consistent with any previously agreed announcement made in accordance with this Section 13.1 and does not contain any information relating to the other parties hereto that has not been previously announced or made public in accordance with the terms of this Agreement. Notwithstanding the foregoing, the restrictions set forth in this Section 13.1 shall not apply in connection with any dispute between the parties regarding this Agreement or the Transactions. Section 13.2. Amendment and Modification. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Purchaser, the Company and (if relating to the Sellers’ Representative or after the Closing) the Sellers’ Representative.

109 Section 13.3. Extension; Waiver. At any time prior to the Closing, Purchaser, the Company or (if relating to the Sellers’ Representative) the Sellers’ Representative, as applicable, may: (a) extend the time for the performance of any of the obligations or other acts of any party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; and (c) waive compliance with any of the agreements or conditions contained in this Agreement or in any document delivered pursuant to this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise of any such rights preclude any other or further exercise thereof. Section 13.4. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed to have been duly given and effective: (a) on the date of transmission, if such notice or communication is sent via electronic mail (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), at the email address specified in this Section 13.4, prior to 5:00 p.m., Eastern Time, on a Business Day; (b) on the first Business Day after the date of transmission, if such notice or communication is sent via electronic mail (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), at the email address specified in this Section 13.4 (i) at or after 5:00 p.m., Eastern Time on a Business Day or (ii) on a day that is not a Business Day; (c) when received, if sent by nationally recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required or permitted to be given, provided that any and all notices or other communications or deliveries to the Sellers’ Representative must be delivered solely by email. The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows: (A) if to Purchaser (or to the Company following the Closing): c/o Circle Internet Group, Inc. One World Trade Center, 87th Floor New York, New York 10007 Attention: Legal Dept. Email: [*] with a copy (which shall not constitute notice) to: Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Timothy P. FitzSimons; Leigh B. Rorick; Jessica Day Email: [*] (B) if to the Company (prior to the Closing), to: Tazapay Pte. Ltd. 8 Temasek Boulevard #15-02, Suntec Tower Three Singapore 038988 Attention: Rahul Shinghal; Kanupriya Sharda; Aayush Singhania; Kenneth Lo Email: [*]

110 with a copy (which shall not constitute notice) to: Hogan Lovells Cadwalader Lee & Lee Attention: Siew Kam Boon Email: [*] (C) if to the Sellers’ Representative, to: Fortis Advisors LLC Attention: Notices Department (Tazapay) Email: [*] with a copy (which shall not constitute notice) to: Hogan Lovells Cadwalader Lee & Lee Attention: Siew Kam Boon Email: [*] (D) if to Guarantor: Circle Internet Group, Inc. One World Trade Center, 87th Floor New York, New York 10007 Attention: Legal Dept. Email: [*] with a copy (which shall not constitute notice) to: Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Timothy P. FitzSimons; Leigh B. Rorick; Jessica Day Email: [*] Section 13.5. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which shall be considered one and the same agreement, and shall become effective when each party has received counterparts signed by each of the other parties, it being understood and agreed that delivery of a signed counterpart signature page to this Agreement by facsimile transmission, by electronic mail in portable document format (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute valid and sufficient delivery thereof. Section 13.6. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein, including the Ancillary Agreements, the Disclosure Schedules and the Confidentiality Agreement): (a) constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement; provided, however, that the Confidentiality Agreement is hereby amended to automatically terminate in its entirety, effective as of the Closing; and (b) except as expressly provided herein, is not intended to confer upon any

111 Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits or remedies whatsoever. Section 13.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction is invalid, illegal, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible. Section 13.8. Governing Law. Except as otherwise set forth in Section 13.11(b), this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any state Law claim, controversy or dispute) that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of law provisions thereof or of any other jurisdiction. Each party hereto agrees and acknowledges that the application of the Laws of the State of Delaware is reasonable and appropriate based upon the parties’ respective interests and contacts with the State of Delaware. Each of the parties waives any right or interest in having the Laws of any other state, including specifically, state Law regarding the statute of limitation or other limitations period, apply to any party’s state Law claim, controversy or dispute which in any way arises out of or relates to this Agreement or the Transactions. Section 13.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto; provided, however, that without such prior written consent: (a) Purchaser may assign its rights and/or delegate its obligations under this Agreement (in whole but not in part) to any Affiliate of Purchaser; and (b) any or all of the rights and interests and/or obligations of Purchaser under this Agreement may be assigned as a matter of law to the surviving entity in any merger, consolidation, share exchange or reorganization involving Purchaser or any of its Affiliates. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio. Section 13.10. Expenses. Except as expressly set forth in this Agreement, all fees, costs and expenses incurred by any party to this Agreement or on its behalf in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses; provided, however, that Purchaser may pay any such fees, costs and expenses incurred by Purchaser or on its behalf directly or through one of its Affiliates (including the Company and its Subsidiaries following the Closing). Section 13.11. Arbitration; Venue. (a) Agreement to Arbitrate. Any dispute, controversy, or claim, or other Proceeding, arising out of, relating to, or in connection with this Agreement or the Transactions, including any question regarding its existence, validity, interpretation, breach, or termination (each, a “Dispute”) shall be referred to and finally resolved by binding arbitration administered by the Singapore International Arbitration Centre (“SIAC”), in accordance with the Arbitration Rules of the SIAC in effect at the time of the commencement of the arbitration (the “Rules”), which Rules are deemed incorporated by reference into this Section. The parties and the Equity Award Holders acknowledge and agree that this Agreement and the transactions contemplated hereby involve and affect interstate and international commerce.

112 (b) Seat and Enforcement under the New York Convention. The legal seat (place) of the arbitration shall be Singapore. The parties and the Equity Award Holders expressly intend that any award rendered shall be a “foreign” or “non-domestic” arbitral award enforceable under the Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958 (the “New York Convention”), as implemented by Chapter 2 of the U.S. Federal Arbitration Act (9 U.S.C. §§ 201–208) and, with respect to Singapore, the International Arbitration Act 1994 of Singapore. Each party and Equity Award Holder acknowledges that both the United States and the Republic of Singapore are Contracting States to the New York Convention, and the parties and the Equity Award Holders agree that any arbitral award rendered pursuant to this Section shall be final and binding and may be entered, recognized, and enforced in any court of competent jurisdiction, including the courts of the State of Delaware, the federal courts of the United States, and the courts of the Republic of Singapore. (c) Language and Governing Law. The arbitration shall be conducted in the English language. This Agreement, including this arbitration provision, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict-of-laws principles, provided that the arbitrability of any Dispute and the conduct of the arbitration shall be governed by the U.S. Federal Arbitration Act. (d) Appointment of the Arbitrator. The arbitration shall be conducted before a sole arbitrator. The arbitrator shall be a retired or former judge or justice of the Delaware Court of Chancery, the Delaware Supreme Court, or the Delaware Superior Court (a “Qualified Arbitrator”). The parties and the Equity Award Holders shall endeavor to agree upon a Qualified Arbitrator within 30 days after the respondent’s receipt of the notice of arbitration. If the parties and the Equity Award Holders are unable to agree within such period, the SIAC shall appoint a Qualified Arbitrator, and in making such appointment the SIAC shall be instructed to appoint only a person meeting the foregoing qualification. If no such person is available or willing to serve, the SIAC shall appoint an arbitrator who is a retired or former U.S. federal or state judge with substantial experience adjudicating complex commercial and corporate disputes under Delaware law. (e) Interim and Provisional Relief. Notwithstanding the agreement to arbitrate, any party or Equity Award Holder may, and Purchaser in particular shall be entitled to, apply to any court of competent jurisdiction — including the courts of the State of Delaware, the federal courts located in Delaware, or the courts of Singapore — for interim, provisional, or conservatory relief, including a temporary restraining order, preliminary injunction, attachment, or order in aid of arbitration, without thereby waiving or impairing the agreement to arbitrate or the right to enforce any award. The arbitrator shall likewise have the authority to grant any interim or provisional relief, including specific performance and injunctive relief, that a court could grant. (f) Remedies, Costs, and Fees. The arbitrator shall be empowered to award any remedy available under the governing law, including monetary damages, specific performance, declaratory relief, and permanent injunctive relief. The arbitrator shall award to the prevailing party its reasonable attorneys’ fees, expert fees, and costs of the arbitration (including the fees and expenses of the arbitrator and the SIAC). Pre-award and post-award interest shall be awarded at the maximum rate permitted by applicable law. (g) Service of Process; Waiver of Objections. Each party and Equity Award Holder irrevocably consents to service of process, notices, and other documents in connection with any arbitration or any related judicial proceeding by the methods of notice provided in this Agreement. Each party and Equity Award Holder irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection it may have to arbitration or to enforcement of any award on the grounds of inconvenient forum,

113 lack of personal jurisdiction, or sovereign or other immunity (whether based on sovereignty or otherwise) from suit, jurisdiction, enforcement, or execution. (h) Venue. The venue of arbitration shall be Singapore. Section 13.12. Construction of Agreement. (a) The terms and provisions of this Agreement represent the results of negotiations among the parties hereto, each of which has been represented by counsel of its own choosing, and none of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement. (b) All references in this Agreement to Sections, Articles and Schedules without further specification are to Sections and Articles of, and Schedules to, this Agreement. (c) The Table of Contents and the captions in this Agreement are for convenience only and shall not in any way affect the meaning, interpretation or construction of any provisions of this Agreement. (d) Unless the context otherwise requires, “or” is not exclusive. (e) Unless the context otherwise requires, “including” means “including without limitation”. (f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms. (g) Time is of the essence in the performance of the parties’ respective obligations under this Agreement. (h) All references to a day or days shall be deemed to refer to a calendar day or calendar days in New York, New York, as applicable, unless otherwise specifically provided. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day. (i) Any item disclosed in any particular section or subsection of the Disclosure Schedules shall be deemed to be disclosed in any other section or subsection of the Disclosure Schedules to the extent that such item is specifically cross-referenced in such other section or subsection or the relevance of such item to such other section or subsection is reasonably apparent on the face of such disclosure. (j) Unless context clearly dictates otherwise, all dollar ($) amounts shown in this Agreement shall be deemed to be U.S. dollars and any amounts payable under this Agreement shall be in U.S. dollars. To the extent the good faith performance of a party’s obligations requires payment in a

114 currency other than U.S. dollars, the Then-Applicable FX Rate shall be applied for purposes of determining such performance and payment of such amount using the Then-Applicable FX Rate shall be deemed to satisfy the obligations hereunder with respect to such payment. (k) The term “Made Available” shall mean made available to Purchaser in the Electronic Data Room at least two Business Days prior to the date of this Agreement. Section 13.13. Specific Performance and Other Remedies. The parties hereto agree that if any of the provisions of this Agreement were not to be performed as required by their specific terms or were to be otherwise breached, irreparable damage will occur to the other parties, no adequate remedy at law would exist and damages would be difficult to determine. Accordingly, the parties hereto acknowledge that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by any other party or to specific performance of the terms hereof, without posting any bond and without proving that monetary damages would be inadequate, in addition to any other remedy at law or equity. No party shall oppose, argue, contend or otherwise be permitted to raise as a defense that an adequate remedy at law exists or that specific performance or equitable or injunctive relief is inappropriate or unavailable with respect to any breach of this Agreement. Section 13.14. Sellers’ Representative. (a) Appointment. Each Seller and Equity Award Holder, by virtue of the approval of this Agreement by the Sellers and the Equity Award Holders and without any further action of any of the Sellers, the Equity Award Holders or the Company, hereby irrevocably nominates, constitutes and appoints Fortis Advisors LLC, a Delaware limited liability company, as the Sellers’ Representative and his, her, or its exclusive agent and true lawful attorney in fact under this Agreement (the “Sellers’ Representative”), with full power of substitution, to act in the name, place and stead of the Sellers and the Equity Award Holders for purposes of executing any documents and taking any actions that the Sellers’ Representative may, in his sole discretion, determine to be necessary, desirable or appropriate in connection with such Sellers’ Representative’s duties and obligations under this Agreement, including any applicable action as the Sellers’ Representative may deem appropriate in connection with the Ancillary Agreements and the Company Shareholders’ Agreement. The Sellers’ Representative shall act as a representative and agent only, and shall not owe any fiduciary duty to the Sellers, the Equity Award Holders or any party/Person. (b) Authority. Without limiting the generality of the appointment and authority granted to the Sellers’ Representative above, each Seller and Equity Award Holder hereby grants to the Sellers’ Representative full authority to execute, deliver, acknowledge, certify and file on behalf of such Seller and Equity Award Holder (in the name of any or all of the Sellers, Equity Award Holders or otherwise) any and all documents that the Sellers’ Representative may, in his sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Sellers’ Representative may, in his sole discretion, determine to be appropriate, in performing its duties as contemplated by this Agreement, including any applicable action as the Sellers’ Representative may deem appropriate in connection with the Ancillary Agreements or the Company Shareholders’ Agreement, and to take or refrain from taking the foregoing and any other action on behalf of the Sellers or the Equity Award Holders which the Sellers’ Representative deems necessary or appropriate relating to the subject matter of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement or in any Ancillary Agreement: (i) Purchaser, each Indemnitee, and each such party’s Representatives shall, after the Closing, be entitled to deal exclusively with the Sellers’ Representative on all matters affecting the Sellers or the Equity Award Holders, relating to the Estimated Closing Date Statement, the Closing Date Statement, the Allocation Schedule and the determination of the Purchase Price under Section 2.3, and on all matters relating to any claim for indemnification, compensation, or reimbursement against the Sellers and the Equity Award Holders under ARTICLE XI; and (ii) Purchaser, each Indemnitee, each Seller, each Equity

115 Award Holder and each such party’s Representatives shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed by the Sellers’ Representative on behalf of the Sellers or the Equity Award Holders, and on any other action taken or purported to be taken on behalf of the Sellers or the Equity Award Holders by the Sellers’ Representative, as fully binding upon such Seller or Equity Award Holder. Each Seller and Equity Award Holder, individually and independently, hereby acknowledge and agree that (x) they each shall be responsible for ensuring that each Seller and Equity Award Holder which they represent receives that portion of any amount(s) of Circle Common Stock to which such Seller or Equity Award Holder is entitled in connection with the Transactions based upon his, her or its Pro Rata Share; and (y) Purchaser shall bear no obligation or responsibility to any Seller with regard to the obligations of the Company relating to the accuracy of the Allocation Schedule. All actions taken by the Sellers’ Representative under this Agreement or the Sellers’ Representative Engagement Agreement shall be binding upon each Seller and Equity Award Holder and each such Seller’s and Equity Award Holder’s successors as if expressly confirmed and ratified in writing by each such Seller and Equity Award Holder, and all defenses which may be available to any Seller or Equity Award Holder to contest, negate or disaffirm the action of the Sellers’ Representative taken in good faith under this Agreement or the Sellers’ Representative Engagement Agreement are waived. (c) Power of Attorney. Each Seller and Equity Award Holder recognizes, agrees and intends that the power of attorney granted in this Section 13.14, together with powers, immunities and rights to indemnification granted to the Sellers’ Representative Group hereunder: (i) are coupled with an interest and are irrevocable; (ii) such powers may be delegated by the Sellers’ Representative; (iii) shall survive the death, incapacity, dissolution, liquidation or winding up of each of the Sellers or Equity Award Holders, as applicable; and (iv) shall survive the delivery of an assignment by any Seller or Equity Award Holder of the whole or any fraction of his, her or its interest in the Indemnity Holdback Shares or the Indemnity Additional Holdback Shares. (d) Replacement. The Sellers’ Representative may resign at any time. If the Sellers’ Representative shall die, resign, become disabled, or otherwise be unable to fulfill his responsibilities hereunder, the Sellers and Equity Award Holders shall (by consent of the majority of the Sellers), within ten days after such death, resignation, disability, or inability, appoint a successor to the Sellers’ Representative (who shall be reasonably satisfactory to Purchaser) and immediately thereafter notify Purchaser of the identity of such successor. Any such successor shall succeed the Sellers’ Representative as the Sellers’ Representative hereunder; provided that the immunities and rights to indemnification shall survive the resignation or removal of the Sellers’ Representative or any member of the Advisory Group and the Closing and/or any termination of this Agreement. (e) No Implied Duties. Notwithstanding anything above or anything to the contrary, the Sellers’ Representative shall have no duties or responsibilities, including no obligation to act on behalf of the Sellers or Equity Award Holders, except those expressly set forth herein and in the Sellers’ Representative Engagement Agreement, and for purposes of clarity, there are no obligations of the Sellers’ Representative in or otherwise in connection with Restricted Stock, Article IX, any Ancillary Agreement or other ancillary document (other than the Sellers’ Representative Engagement Agreement), schedule, exhibit or the Disclosure Schedules. No implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Seller, Equity Award Holder or otherwise shall exist against the Sellers’ Representative. Certain Sellers or Equity Award Holders have entered into an engagement agreement (the “Sellers’ Representative Engagement Agreement”) with the Sellers’ Representative to provide direction to the Sellers’ Representative in connection with its services under this Agreement and the Sellers’ Representative Engagement Agreement (such Sellers or Equity Award Holders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). Neither the Sellers’ Representative nor its members, managers, directors, officers, contractors, agents and employees nor any member of the Advisory Group (collectively, the “Sellers’ Representative Group”) shall be liable to any

116 Seller or Equity Award Holder for any action or failure to act in connection with the acceptance or administration of the Sellers’ Representative’s responsibilities hereunder or under the Sellers’ Representative Engagement Agreement, including any relating to the performance of the Sellers’ Representative’s duties or exercise of any rights under this Agreement or for any errors in judgment, negligence, oversight, breach of duty or otherwise except to the extent it is finally determined in a court of competent jurisdiction that any such action taken or not taken constituted actual fraud or in bad faith. The Sellers’ Representative shall be protected in acting upon any notice, statement or certificate believed by the Sellers’ Representative to be genuine and to have been furnished by the appropriate Person and in acting or refusing to act in good faith on any matter. The Sellers’ Representative shall be entitled to: (i) rely upon the Allocation Schedule, (ii) rely upon any signature reasonably believed by it to be genuine, and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Seller, Equity Award Holder or other party. (f) Hold Harmless. The Sellers and Equity Award Holders (jointly and severally) shall indemnify, defend and hold harmless the Sellers’ Representative Group from and against all losses, including reasonable costs of defense, paid or incurred in connection with any action, suit, proceeding or claim to which the Sellers’ Representative is made a party by reason of the fact that the Sellers’ Representative was acting as the Sellers’ Representative pursuant to this Agreement, claims, damages, liabilities, reasonable fees, costs and expenses (including fees, disbursements and costs of counsel and other skilled professionals and in connection with seeking recovery from insurers), judgments, fines or amounts paid in settlement (collectively, the “Sellers’ Representative Expenses”) arising out of or in connection with the acceptance or administration of the Sellers’ Representative’s duties hereunder or under the Sellers’ Representative Engagement Agreement; provided, that in the event that any such indemnified Sellers’ Representative Expense is finally determined in a court of competent jurisdiction to have been caused by the Sellers’ Representative’s fraud, the Sellers’ Representative will reimburse the Sellers and the Equity Award Holders as applicable the amount of such indemnified Sellers’ Representative Expense attributable to such fraud. Sellers’ Representative Expenses may be recovered first, from the Expense Fund, second, from any distribution of any funds otherwise distributable to the Sellers or Equity Award Holders at the time of distribution, and third, directly from the Sellers and Equity Award Holders. If a Seller or Equity Award Holder fails to timely reimburse or indemnify the Sellers’ Representative as required in this Section 13.14 (such Seller or Equity Award Holder, the “Defaulting Seller”), (i) the amount so owing by the Defaulting Seller shall accrue interest at the rate of ten percent (10.0%) per annum until paid and (ii) the Sellers’ Representative may require one or more of the other Sellers to pay to the Sellers’ Representative the amount owing by the Defaulting Seller (other than the accrued interest) and, to the extent that any Seller or Equity Award Holder (the “Paying Seller”) makes such payment, the Defaulting Seller shall promptly reimburse the Paying Seller for such payment, together with interest accruing from the date of payment by the Paying Seller at the rate of ten percent (10.0%) per annum. Notwithstanding the foregoing provisions of this Section, (i) the obligations of each Seller or Equity Award Holder to indemnify the Sellers’ Representative Group in respect of Sellers’ Representative Expenses pursuant to this Section shall be several (and not joint and several) such that it shall be liable only for its Pro Rata Share of such Sellers’ Representative Expenses. The Sellers’ Representative shall not be required to expend or risk its own funds or otherwise incur any financial liability in the exercise or performance of any of its powers, rights, duties or privileges or pursuant to this Agreement, the Sellers’ Representative Engagement Agreement or the transactions contemplated hereby or thereby. Furthermore, the Sellers’ Representative shall not be required to take any action unless the Sellers’ Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Sellers’ Representative against the costs, expenses and liabilities which may be incurred by the Sellers’ Representative in performing such actions. If Purchaser or other Indemnitee is entitled to recovery of any amount exceeding the available balance of the Indemnity Holdback Shares or the Indemnity Additional Holdback Shares, it must proceed directly against each Seller or Equity Award Holder from whom it seeks recovery. The Sellers’ Representative shall have no role, nor shall an Indemnitee involve it, in the recovery effort. The foregoing includes, but is not limited to, recovery

117 for indemnity claims that are not limited by the Indemnity Holdback Shares or the Indemnity Additional Holdback Shares, and fee shifting and/or prevailing party provisions in connection with any dispute. Absent gross negligence or willful misconduct by the Sellers’ Representative that is finally adjudicated by a court of competent jurisdiction, an Indemnitee shall never seek to collect or recover any amount directly from the Sellers’ Representative, rather than from any available portion of the Indemnity Holdback Shares or the Indemnity Additional Holdback Shares. (g) Prior to the Closing, the Company shall wire to the Sellers’ Representative $200,000 (the “Expense Fund Amount”). The Expense Fund Amount shall be held by the Sellers’ Representative in a segregated client account and shall be used (i) for the purposes of paying directly or reimbursing the Sellers’ Representative for any Sellers’ Representative Expenses incurred pursuant to this Agreement or the Sellers’ Representative Engagement Agreement, or (ii) as otherwise determined by the Advisory Group (the “Expense Fund”). The Sellers’ Representative is not providing any investment supervision, recommendations or advice and shall have no responsibility or liability for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Sellers’ Representative is not acting as a withholding agent or in any similar capacity in connection with the Expense Fund and has no tax reporting or income distribution obligations. Neither the Sellers nor the Equity Award Holders will receive any interest on the Expense Fund and assign to the Sellers’ Representative any such interest. Subject to Advisory Group approval, the Sellers’ Representative may contribute funds to the Expense Fund from any consideration otherwise distributable to the Sellers or the Equity Award Holders. As soon as reasonably determined by the Sellers’ Representative that the Expense Fund is no longer required to be withheld, the Sellers’ Representative shall distribute the remaining Expense Fund (if any) to PNC Bank as paying agent (engaged for the benefit and at the expense of the Sellers and Equity Award Holders) for further distribution to the Sellers and Equity Award Holders in accordance with their respective Pro Rata Shares. Section 13.15. Guaranty; Guarantor as Beneficiary. Guarantor irrevocably guarantees each obligation of Purchaser, and the full and timely performance by Purchaser of its obligations, in each case, under Article II, Article V, Article VII, Article VIII and Article IX of this Agreement. This is a guarantee of performance, and Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of Purchaser’s liabilities and obligations (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this guarantee. Guarantor hereby waives, for the benefit of each Seller, (a) any right to require such Seller, as a condition of performance of Guarantor, to proceed against Purchaser or pursue any other remedies whatsoever and (b) to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by Law that limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to Purchaser under this Agreement. Guarantor understands that each Seller is relying on this guarantee in entering into this Agreement. Notwithstanding the foregoing, nothing in this Section 13.15 shall or shall be deemed to expand or otherwise modify any liabilities or obligations of Purchaser pursuant to this Agreement or create or expand any liabilities or obligations of Purchaser other than as expressly set forth in this Agreement. Guarantor shall be entitled to rely on and benefit from the rights afforded to Purchaser in Article IX, and each party agrees that (i) Guarantor will be permitted to act directly, rather than through Purchaser, to enforce any of its rights or pursue any remedies whatsoever under this Agreement and (ii) the Company and the Sellers waive, to the fullest extent permitted by Law, any defenses or benefits that may be derived from or afforded by Law that limit the protections afforded to the guarantor. The Company and the Sellers understand that Guarantor is relying on the rights afforded to Guarantor in entering into this Agreement. [Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

[Signature Page to Share Purchase Agreement] IN WITNESS WHEREOF, Purchaser, the Sellers, the Company, and the Sellers’ Representative have caused this Agreement to be executed on the date first set forth above. PURCHASER: TAURUS ACQUISITION INC. By: /s/ Sarah K. Wilson Name: Sarah K.Wilson Title: Secretary

[Signature Page to Share Purchase Agreement] IN WITNESS WHEREOF, Purchaser, the Sellers, the Company, and the Sellers’ Representative have caused this Agreement to be executed on the date first set forth above. SELLERS: RAHUL SHINGHAL By: /s/ Rahul Shinghal KANUPRIYA SHARDA By: /s/ Kanupriya Sharda AAYUSH SINGHANIA By: /s/ Aayush Singhania SURGE VENTURES II By: /s/ Satyadeo Bissessur Name: Satyadeo Bissessur Title: Director

[Signature Page to Share Purchase Agreement] PEAK XV PARTNERS APAC INVESTMENTS I By: /s/ Satyadeo Bissessur Name: Satyadeo Bissessur Title: Director RTP GLOBAL PARTNERS III, L.P. By: /s/ Hannah Dunnell Name: Hannah Dunnell Title: Director

[Signature Page to Share Purchase Agreement] IN WITNESS WHEREOF, Purchaser, the Sellers, the Company, and the Sellers’ Representative have caused this Agreement to be executed on the date first set forth above. COMPANY: TAZAPAY PTE. LTD. By: /s/ Rahul Shinghal Name: Rahul Shinghal Title: Director

[Signature Page to Share Purchase Agreement] IN WITNESS WHEREOF, Purchaser, the Sellers, the Company, and the Sellers’ Representative have caused this Agreement to be executed on the date first set forth above. SELLERS’ REPRESENTATIVE: FORTIS ADVISORS LLC By: /s/ Ryan Simkin Name: Ryan Simkin Title: Managing Director

[Signature Page to Share Purchase Agreement] IN WITNESS WHEREOF, Purchaser, the Sellers, the Company, and the Sellers’ Representative have caused this Agreement to be executed on the date first set forth above. GUARANTOR: CIRCLE INTERNET GROUP, INC. By: /s/ Jeremy Fox-Geen Name: Jeremy Fox-Geen Title: Chief Financial Officer

Exhibit A Form of Restricted Stock Agreement

Exhibit B Form of Joinder

Exhibit C Form of RWI Policy